As filed with the Securities and Exchange Commission
                                on June 30, 2000

                            Registration No. 811-8162

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM N-1A

                             AMENDMENT NO. 12 TO THE
                             REGISTRATION STATEMENT
                                      UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                           MASTER INVESTMENT PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                 111 Center Street, Little Rock, Arkansas 72201
          (Address of Principal Executive Offices, including Zip Code)

                     ---------------------------------------

               Registrant's Telephone Number, including Area Code:
                                 (800) 643-9691

                              Richard H. Blank, Jr.
                                c/o Stephens Inc.
                                111 Center Street
                           Little Rock, Arkansas 72201
                     (Name and Address of Agent for Service)

                                 With a copy to:
                             Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                   2000 Pennsylvania Avenue, N.W., Suite 5500
                           Washington, D.C. 20006-1812

                                EXPLANATORY NOTE


              This Amendment relates to the Asset Allocation, Bond Index, Extended Index, International Index, LifePath Income (formerly LifePath 2000), LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Money Market, S&P 500 Index and U.S. Equity Index Master Portfolios (the "Master Portfolios") of Master Investment Portfolio. This amendment includes the annual update of all audited financial information pertaining to each Master Portfolio. This Amendment does not effect the registration statement.

              This  Amendment  has been  filed  by the  Registrant  pursuant  to
Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.



                           Master Investment Portfolio
                              Cross Reference Sheet


Form N-1A Item Number

Part A                       Caption
 4                           Investment Objectives, Principal Investment Strategies and Related Risks
 6                           Management, Organization and Capital Structure
 7                           Interestholder Information
 8                           Distribution Arrangements
 9                           Financial Highlights

Part B                       Caption

10                           Cover Page and Table of Contents
11                           Trust History
12                           Description of the Master Portfolios and Their Investments and Risks
13                           Management of the Trust
14                           Control Persons and Principal Holders of Securities
15                           Investment Advisory and Other Services
16                           Brokerage Allocation and Other Practices
17                           Capital Stock and Other Securities
18                           Purchase, Redemption and Pricing of Interests
19                           Taxation of the Trust
20                           Underwriters
21                           Calculation of Performance Data
22                           Financial Statements

Part C                       Other Information

23-30 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this document.

                           MASTER INVESTMENT PORTFOLIO

                        ASSET ALLOCATION MASTER PORTFOLIO

                                     PART A

                                  July 1, 2000

     Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND
        RELATED RISKS.

     General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Asset Allocation Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Investment companies or other entities that hold beneficial interests in the Master Portfolios are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

    o The Asset Allocation Master Portfolio seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing in a wide range of publicly traded common stocks, U.S. Treasury bonds and money market instruments.

     The investment objective of the Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The investment objective and policies of the Master Portfolio determines the types of portfolio securities in which the Master Portfolio invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

INVESTMENT POLICIES

     The Asset Allocation Master Portfolio follows an asset allocation strategy. For the Master Portfolio, Barclays Global Fund Advisors ("BGFA") uses proprietary investment models ("Asset Allocation Models") that analyze extensive financial and economic data, including risk, correlation and expected return statistics, to recommend a portfolio allocation as described below. BGFA may, from time to time, develop and refine the Asset Allocation Models.

     The Asset Allocation Master Portfolio will invest its assets among three asset classes -- common stocks, U.S. Treasury bonds and money market instruments as follows:

o COMMON STOCKS. The Master Portfolio will invest in the common stocks which compose the Standard & Poor's 500 Index (the "S&P 500 Index")./1/ The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. No attempt is made to manage this portion of the Master Portfolio's investment portfolio in the traditional sense using economic, financial and market analysis. Instead, the Master Portfolio uses for this portion of its portfolio a computer program to determine which securities are to be purchased or sold to replicate the total return performance of the S&P 500 Index to the extent feasible. The percentage of the Master Portfolio's assets invested in each stock will be approximately the same as the percentage such stock represents in the S&P 500 Index.

/1/ S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's," "S&P," "S&P 500," and "Standard & Poor's 500" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

o U.S. TREASURY BONDS. The Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 20 years. The Master Portfolio will invest this portion of its assets in an effort to replicate the total return performance of the Lehman Brothers 20+ Year Treasury Index which is composed of U.S. Treasury securities with 20 years or more to maturity.

o MONEY MARKET INSTRUMENTS. The Master Portfolio will invest in money market instruments.

RISK CONSIDERATIONS

     General -- The net asset value per interest of the Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

     Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

     Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio's portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolio's daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

     Foreign Securities -- The Master Portfolio may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

     Other Investment Considerations -- Because the Master Portfolio may shift investment allocations significantly from time to time, its performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of the Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

     Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by the Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by the investment advice. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the Master Portfolio or the price paid or received by the Master Portfolio.

     The Master Portfolio may enter into futures transactions. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity at a specific price on a specified date in the future. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that the Master Portfolio may purchase may also be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

     The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

     INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for over approximately $783 billion of assets under management.

     BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.35% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

     Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

ITEM 7.  INTERESTHOLDER INFORMATION.

     PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

     An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in the Master
Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

     REDEMPTION OR REPURCHASE

     An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

     DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

     TAXES

     MIP believes that the Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, the Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

     The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

     MASTER/FEEDER STRUCTURE

     The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9.  FINANCIAL HIGHLIGHTS.

    The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                           MASTER INVESTMENT PORTFOLIO
                             INDEX MASTER PORTFOLIOS

                         S&P 500 INDEX MASTER PORTFOLIO
                           BOND INDEX MASTER PORTFOLIO

                                     PART A

                                  July 1, 2000

         Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks.

         General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the S&P 500 Index and Bond Index Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of MIP. Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one Master Portfolio is not deemed to be an interestholder of the other Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests of a Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVES

o The S&P 500 Index Master Portfolio/1/ seeks to provide investment results that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Stock Index.

o The Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Lehman Brothers Government/Corporate Bond Index.

         The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting interests. The differences in objectives and policies among each Master Portfolio determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

/1/ S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

INVESTMENT POLICIES

o The S&P 500 Index Master Portfolio seeks to replicate the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Master Portfolio's assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

o The Bond Index Master Portfolio seeks to replicate the total return performance of the Lehman Brothers Government/Corporate Bond Index, which is composed of approximately 6,500 fixed-income securities, including U.S. Government securities and investment grade corporate bonds, each with an issue size of at least $150 million and remaining maturity of greater than one year. The Bond Index Master Portfolio invests in a sample of these securities. It invests at least 65% of its total assets in bonds and debentures. Securities are selected for investment by the Bond Index Master Portfolio in accordance with their relative proportion of the Lehman Brothers Government/Corporate Bond Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors, as described below.

         No attempt is made to manage the portfolio of each Master Portfolio using economic, financial and market analysis. Each Master Portfolio is managed by determining which securities are to be purchased or sold to replicate, to the extent feasible, the investment characteristics of its respective benchmark Index. Under normal market conditions, at least 90% of the value of each Master Portfolio's total assets is invested in securities comprising such Master Portfolio's Index. Each Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of such Master Portfolio's benchmark Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of a Master Portfolio's net assets increased or decreased exactly as the total return of such Master Portfolio's benchmark Index increased or decreased. A Master Portfolio's ability to match its investment performance to the investment performance of its respective benchmark Index may be affected by, among other things, the Master Portfolio's expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio's benchmark Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. Each Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising such Master Portfolio's benchmark Index. Barclays Global Fund Advisors ("BGFA") regularly monitors each Master Portfolio's correlation to its respective benchmark Index and adjusts the portfolio of each Master Portfolio to the extent necessary to achieve a correlation of at least 95% with its respective Index. Inclusion of a security in an Index in no way implies an opinion by the sponsor of the Index as to its attractiveness as an investment. The Master Portfolios are not sponsored, endorsed, sold or promoted by the sponsor of their respective Indices.

         The sampling techniques utilized by each Master Portfolio are expected to be an effective means of substantially duplicating the investment performance of their respective Indices. However, no Master Portfolio is expected to track its benchmark Index with the same degree of accuracy that complete replication of such Index would have provided. Over time, the portfolio composition of each Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of its respective Index.

         In seeking to replicate the performance of its respective Index, each Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. Each Master Portfolio attempts to be fully invested at all times in securities comprising such Master Portfolio's Index and in futures and options. Each Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity.

RISK CONSIDERATIONS

         General -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

         Equity Securities -- The stock investments of the S&P 500 Index Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

         Debt Securities -- The debt instruments in which the Bond Index Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio's portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolio's daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. During those periods in which a higher percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

         Foreign Securities -- The Master Portfolios may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S.
investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

         Futures Transactions -- The Master Portfolios may enter into futures transactions, which involves risk. The futures contracts and options on futures contracts that the Master Portfolios may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that the Master Portfolios may purchase also may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolios may use some derivatives as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Master Portfolios may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

         The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         INVESTMENT ADVISER -- BGFA serves as investment adviser to each Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $783 billion of assets under management.

         BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

         BGFA is entitled to receive monthly fees at the annual rate of 0.08% and 0.05% of the average daily net assets of the Bond Index Master Portfolio and S&P 500 Index Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance.

         Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest.

         Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales will be allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Master Portfolio or the price paid or received by such Master Portfolio.

ITEM 7.  INTERESTHOLDER INFORMATION.

     PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of each Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

     An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

     REDEMPTION OR REPURCHASE

     An investor in a Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolios will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolios may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Master Portfolios reserve the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect a Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

     DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolios generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolios. All the net investment income of the Master Portfolios so determined is allocated pro rata among the investors in the Master Portfolios at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolios will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

     TAXES

     MIP believes that each Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that each Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, each Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It  is  intended   that  each  Master   Portfolio's   assets,   income  and
distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

     The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

     MASTER/FEEDER STRUCTURE

     The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9.  FINANCIAL HIGHLIGHTS.

         The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                           MASTER INVESTMENT PORTFOLIO

                          MONEY MARKET MASTER PORTFOLIO


                                     PART A

                                  July 1, 2000

         Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES
         AND RELATED RISKS.

         General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Money Market Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act") and for other purposes an interestholder of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by master portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolio may be referred to herein as "feeder funds."

         INVESTMENT OBJECTIVE

o The Money Market Master Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity, by investing in high quality, short-term investments. These securities include obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises), certificates of deposit and U.S. Treasury bills, high-quality debt obligations, such as corporate debt, certain obligations of U.S. banks and certain repurchase agreements.

The investment objective of the Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the Master Portfolio's investment objective will be achieved.

         RISK CONSIDERATIONS

         The Master Portfolio's investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

         Pursuant to the 1940 Act, the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

    The Master Portfolio emphasizes safety of principal and high credit quality. In particular, the internal investment policies of the Master Portfolio's investment adviser, Barclays Global Fund Advisors ("BGFA"), have always prohibited the purchase by the Master Portfolio of many types of floating-rate instruments commonly referred to as derivatives that are considered to be potentially volatile. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets quarterly or more frequently, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

     The Master Portfolio's dollar-weighted average portfolio maturity must not exceed 90 days. Any security that the Master Portfolio purchases must have a remaining maturity of not more than 397 days (13 months). In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of "high quality." "High quality" means to be rated in the top two rating categories by the requisite NRSROs or, if unrated, determined to be of comparable quality to such rated securities by BGFA, as the Master Portfolio's investment adviser, under guidelines adopted by MIP's Board of Trustees. The Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

    The Master Portfolio may invest up to 10% of its assets in illiquid securities. Illiquid securities, which may include certain restricted securities, may be difficult to sell promptly at an acceptable price. Certain restricted securities may be subject to legal restrictions on resale. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

         The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $783 billion of assets under management.

         BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

         BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

         Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

ITEM 7.  INTERESTHOLDER INFORMATION.

     PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

     An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in the Master
Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

     REDEMPTION OR REPURCHASE

     An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

     DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

     TAXES

     MIP believes that the Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, the Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.


ITEM 8.  DISTRIBUTION ARRANGEMENTS.

         MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

         The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

     MASTER/FEEDER STRUCTURE

     The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9.  FINANCIAL HIGHLIGHTS.

         The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                           MASTER INVESTMENT PORTFOLIO

                        LIFEPATH INCOME MASTER PORTFOLIO
                         LIFEPATH 2010 MASTER PORTFOLIO
                         LIFEPATH 2020 MASTER PORTFOLIO
                         LIFEPATH 2030 MASTER PORTFOLIO
                         LIFEPATH 2040 MASTER PORTFOLIO

                                     PART A

                                  July 1, 2000

    Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL STRATEGIES AND RELATED RISKS.

    General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the LifePath Income (formerly LifePath 2000), LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a "Master Portfolio" or "LifePath Master Portfolio," and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). Each LifePath Master Portfolio is a diversified portfolio of MIP. Each LifePath Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one LifePath Master Portfolio is not deemed to be an interestholder of any other LifePath Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers seven other series pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

    Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests of a Master Portfolio may be referred to herein as "feeder funds."

    INVESTMENT OBJECTIVES. Each Master Portfolio seeks to provide long-term investors in a feeder fund with an asset allocation strategy designed to maximize assets for retirement or for other purposes consistent with the quantitatively measured risk such investors, on average, may be willing to accept given their investment time horizons. Specifically:

o LifePath Income Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) in the near future.

o LifePath 2010 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2010.

o LifePath 2020 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2020.

o LifePath 2030 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2030.

o LifePath 2040 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2040.

    Each LifePath Master Portfolio's investment objective cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting interests. The differences in objectives and policies among the Master Portfolios determine the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

    INTRODUCTION. The LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030, and LifePath 2040 Master Portfolios follow an asset allocation strategy among three broad investment classes: equity and debt securities of issuers located throughout the world and cash in the form of money market instruments. Each LifePath Master Portfolio differs in the weighting assigned to each such investment class, with the later-dated LifePath Master Portfolio generally bearing more risk than the earlier-dated LifePath Master Portfolio, with the expectation of greater total return. Thus, the investment class weightings of the LifePath 2040 Master Portfolio initially might be 100%, 0% and 0% among equity securities, debt securities and cash, respectively, while the weightings of the LifePath Income Master Portfolio initially might be 25%, 50% and 25%, respectively. These weightings will change periodically. The difference in the investment class weightings is based on the statistically determined risk that investors, on average, may be willing to accept given their investment time horizons in an effort to maximize assets in anticipation of retirement or for other purposes. As each LifePath Master Portfolio approaches its designated time horizon, it generally is managed more conservatively, on the premise that individuals investing for retirement desire to reduce investment risk in their retirement accounts as they age.

    The LifePath Income Master Portfolio has entered its "retirement phase" and seeks to maximize assets consistent with the risk that an average investor in retirement may be willing to accept. The LifePath Income Master Portfolio will continue to follow an asset allocation strategy among three broad investment classes: equity and debt securities of domestic and foreign issuers and cash in the form of money market instruments. However, unlike the remaining Master Portfolios with target dates, during its retirement phase a Master Portfolio will no longer reduce its investment risk through time. Instead, a retirement phase Master Portfolio is expected to have a long-term average mix of approximately 20% equity securities, with the remainder in debt securities and some cash. In the same manner as all LifePath Master Portfolios, a Master Portfolio in its retirement phase will continue to employ a tactical asset allocation component, which will alter the investment mix to account for changing expected risks and opportunities. When other Master Portfolios reach their target dates, it is expected that they will be combined with the retirement phase Master Portfolio under the same investment strategy.

    To manage the LifePath Master Portfolios, Barclays Global Fund Advisors ("BGFA") employs a proprietary investment model (the "Model"), that analyzes extensive financial and economic data, including risk, correlation and expected return statistics, to recommend the portfolio allocation among the investment classes described below. At its simplest, for each point in time, the Model recommends a portfolio allocation designed to maximize total return for each LifePath Master Portfolio based on each such LifePath Master Portfolio's evolving risk profile. As a result, while each LifePath Master Portfolio invests in substantially the same securities within an investment class, the amount of each LifePath Master Portfolio's aggregate assets invested in a particular investment class, and thus in particular securities, differs, but the relative percentage that a particular security comprises within an investment class ordinarily remains substantially the same. As of February 29, 2000, the asset allocations in the LifePath Master Portfolios were approximately as follows:



                                  LifePath Income    LifePath 2010     LifePath 2020     LifePath 2030     LifePath 2040
                                 Master Portfolio       Master       Master Portfolio       Master       Master Portfolio
                                                       Portfolio                           Portfolio
 Equity Securities
   Domestic                             15%               34%               52%               63%               78%
   International                         6%               11%               15%               20%               21%
 Bonds                                  65%               49%               29%               15%                1%
 Money Market Instruments               14%                6%                4%                2%                0%

     The relative weightings for each LifePath Master Portfolio of the various investment classes are expected to change over time. For example, in the 2030s, the LifePath 2040 Master Portfolio will adopt characteristics similar to the LifePath 2010 Master Portfolio today. BGFA may in the future refine the Model, or the financial and economic data analyzed by the Model, in ways that could result in changes to recommended allocations.

     PRINCIPAL STRATEGIES.

    The LifePath Model contains both "strategic" and "tactical" components, with the strategic component weighted more heavily than the tactical component. The strategic component of the Model evaluates the risk that investors, on average, may be willing to accept given their investment time horizons. The strategic component thus determines the changing investment risk level of each LifePath Master Portfolio as time passes. The tactical component of the Model, on the other hand, addresses short-term market conditions. The tactical component thus adjusts the amount of investment risk taken by each LifePath Master Portfolio without regard to time horizon, but rather in consideration of the relative risk-adjusted short-term attractiveness of various asset classes.

    Through the strategic and tactical components the asset allocation strategy contemplates shifts, that may be frequent, among a wide range of U.S. and foreign investments and market sectors. Each LifePath Master Portfolio may invest up to approximately 20% of the value of its total assets in foreign securities that are not publicly traded in the United States. Rather than choosing specific securities, BGFA selects indices representing segments of the global equity and debt markets and invests to create market exposure to these market segments by purchasing representative samples of securities comprising the indices in an attempt to replicate their performance. From time to time, other indices may be selected in addition to, or as a substitute for, any of the indices listed herein and market exposure may be broadened. Investors will be notified of any such change.

    The Model has broad latitude to allocate the Master Portfolios' investments among equity securities, debt securities and money market instruments. The LifePath Master Portfolios are not managed as balanced portfolios and are not required to maintain a portion of their investments in each of the permitted investment categories at all times. Until a LifePath Master Portfolio attains an asset level of approximately $100 to $150 million, the Model will allocate assets across fewer of the investment categories identified below than it otherwise would. As a Master Portfolio approaches this minimum asset level, the Model will add investment categories from among those identified below, thereby approaching the desired investment mix over time. The portfolio of investments of each Master Portfolio is compared from time to time to the Model's recommended allocation. Recommended reallocations are implemented subject to BGFA's assessment of current economic conditions and investment opportunities. BGFA may change from time to time the criteria and methods it uses to implement the recommendations of the Model. Recommended reallocations are implemented in accordance with trading policies designed to take advantage of market opportunities and reduce transaction costs. The asset allocation mix selected by the Model is a primary determinant in the respective LifePath Master Portfolio's investment performance.

    BGFA manages other portfolios that also invest in accordance with the Model. The performance of each of those other portfolios is likely to vary among themselves and from the performance of each LifePath Master Portfolio. Such variation in performance is primarily due to different equilibrium asset mix assumptions used for the various portfolios, timing differences in the implementation of the Model's recommendations and differences in expenses and liquidity requirements. The overall management of each Master Portfolio is based on the recommendation of the Model, and no person is primarily responsible for recommending the mix of asset classes in each Master Portfolio or the mix of securities within the asset classes. Decisions relating to the Model are made by BGFA's investment committee.

    Equity Securities -- The LifePath Master Portfolios seek U.S. equity market exposure through investment in securities representative of the following indices of common stock:

o    The    S&P/BARRA    Value   Stock   Index    (consisting    of    primarily
     large-capitalization   U.S.  stocks  with   lower-than-average   price/book
     ratios).

o    The    S&P/BARRA    Growth   Stock   Index    (consisting    of   primarily
     large-capitalization   U.S.  stocks  with  higher-than-average   price/book
     ratios).

o    The Intermediate  Capitalization Value Stock Index (consisting of primarily
     medium-capitalization   U.S.  stocks  with  lower-than-average   price/book
     ratios).

o    The Intermediate Capitalization Growth Stock Index (consisting of primarily
     medium-capitalization  U.S.  stocks  with  higher-than-average   price/book
     ratios).

o    The  Intermediate   Capitalization   Utility  Stock  Index  (consisting  of
     primarily medium-capitalization U.S. utility stocks).

o The Micro Capitalization Market Index (consisting of primarily small-capitalization U.S. stocks).

o    The  Small  Capitalization  Value  Stock  Index  (consisting  of  primarily
     small-capitalization   U.S.  stocks  with   lower-than-average   price/book
     ratios).

o    The Small  Capitalization  Growth  Stock  Index  (consisting  of  primarily
     small-capitalization   U.S.  stocks  with  higher-than-average   price/book
     ratios).

         The LifePath Master Portfolios seek foreign equity market exposure through investment in foreign equity securities, American Depositary Receipts or European Depositary Receipts of issuers whose securities are representative of the following indices of foreign equity securities:

o The Morgan Stanley Capital International (MSCI) Japan Index (consisting of primarily large-capitalization Japanese stocks).

o The Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE) Ex-Japan Index (consisting of primarily large-capitalization foreign stocks, excluding Japanese stocks).

     The LifePath Master Portfolios also may seek U.S. and foreign equity market exposure through investment in equity securities of U.S. and foreign issuers that are not included in the indices listed above.

     Debt Securities -- The LifePath Master Portfolios seek U.S. debt market exposure through investment in securities representative of the following indices of U.S. debt securities:

o The Lehman Brothers Long-Term Government Bond Index (consisting of all U.S. Government bonds with maturities of at least ten years).

o The Lehman Brothers Intermediate-Term Government Bond Index (consisting of all U.S. Government bonds with maturities of less than ten years and greater than one year).

o The Lehman Brothers Long-Term Corporate Bond Index (consisting of all U.S. investment grade corporate bonds with maturities of at least ten years).

o The Lehman Brothers Intermediate-Term Corporate Bond Index (consisting of all U.S. investment-grade corporate bonds with maturities of less than ten years and greater than one year).

o The Lehman Brothers Mortgage-Backed Securities Index (consisting of all fixed-coupon mortgage pass-throughs (issued by the Federal National Mortgage Association, Government National Mortgage Association and Federal Home Loan Mortgage Corporation with maturities greater than one year).

    The LifePath Master Portfolios seek foreign debt market exposure through investment in securities representative of the following index of foreign debt securities:

o The Salomon Brothers Non-U.S. World Government Bond Index (consisting of foreign government bonds with maturities of greater than one year).

    Each U.S. and foreign debt security is expected to be part of an issuance with a minimum outstanding amount at the time of purchase of approximately $50 million and $100 million, respectively. Each security in which a LifePath Master Portfolio invests must be rated at least Baa by Moody's Investors Service, Inc. ("Moody's"), or BBB by Standard & Poor's Corporation ("S&P"), Fitch Investors Service, Inc. ("Fitch") or Duff & Phelps, Inc. ("Duff") or, if unrated, deemed to be of comparable quality by BGFA. See "Risk Considerations--Debt Securities" below, and "Appendix" in Part B.

    Money Market Instruments -- The money market instrument portion of each LifePath Master Portfolio's investment portfolio generally is invested in high-quality money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and repurchase agreements. See Item 12, "Description of the Master Portfolios and Their Investments and Risks-- Portfolio Securities" in Part B.

    RISK CONSIDERATIONS.

    General -- The net asset value per interest of each LifePath Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

    Equity Securities -- The stock investments of the LifePath Master Portfolios are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

    Debt Securities -- The debt instruments in which the LifePath Master Portfolios invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolios invest may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolios invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolios' portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolios' daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

    Foreign Securities -- The LifePath Master Portfolios may invest in debt obligations and equity securities of foreign issuers and may invest in American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of such issuers. Investing in the securities of issuers in any foreign country, ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

    Other Investment Considerations -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a high percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

    Each LifePath Master Portfolio also may lend its portfolio securities and enter into futures transactions, each of which involves risk. The futures contracts and options on futures contracts that each Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Each Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

    Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a LifePath Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a LifePath Master Portfolio or the price paid or received by such LifePath Master Portfolio.

    Under normal market conditions, the portfolio turnover rate for each LifePath Master Portfolio is not expected to exceed 100%. A portfolio turnover rate of 100% would occur, for example, if all of a LifePath Master Portfolio's securities were replaced within one year. Higher portfolio turnover rates are likely to result in comparatively greater brokerage commissions. In addition, short-term gains realized from portfolio transactions are taxable to interestholders as ordinary income. Portfolio turnover is not a limiting factor for the investment adviser in making investment decisions.

Item 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

    The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

    INVESTMENT ADVISER -- BGFA serves as investment adviser to each LifePath Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $783 billion of assets under management.

    BGFA provides each LifePath Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each LifePath Master Portfolio.

    BGFA is entitled to receive monthly fees at the annual rate of 0.55% of the average daily net assets of each LifePath Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 2000, BGFA received amounts equal to 0.55% of the average daily net assets of each of the LifePath Master Portfolios as compensation for its advisory services.

    Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for a Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest.

ITEM 7.  INTERESTHOLDER INFORMATION.

    PURCHASE OF INTERESTS

    Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of each Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

    An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

    REDEMPTION OR REPURCHASE

    An investor in a Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolios will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolios may not be transferred.

    The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

    The Master Portfolios reserve the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect a Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

    DIVIDENDS AND DISTRIBUTIONS

    The net investment income of the Master Portfolios generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolios. All the net investment income of the Master Portfolios so determined is allocated pro rata among the investors in the Master Portfolios at the time of such determination.

    Dividends and capital gain distributions, if any, paid by the Master Portfolios will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

    TAXES

    MIP believes that each Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that each Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, each Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It  is  intended   that  each  Master   Portfolio's   assets,   income  and
distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

    Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

     The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

     Rule 12b-1 Fees

     MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. These fees, if any, are paid out of the Master Portfolios' assets on an on-going basis. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. The Master Portfolios currently do not pay any amounts pursuant to the Plan.

     MASTER/FEEDER STRUCTURE

     The Master Portfolios are "master" funds in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolios. All other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolios.

ITEM 9.  FINANCIAL HIGHLIGHTS.

    The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                           MASTER INVESTMENT PORTFOLIO

                         EXTENDED INDEX MASTER PORTFOLIO

                                     PART A

                                  July 1, 2000



         Responses  to  Items  1  through  3  have  been  omitted   pursuant  to
Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks.

         General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is the Part A for the Extended Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interest in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

o    The  Extended  Index  Master   Portfolio  seeks  to  match  as  closely  as
     practicable, before fees and expenses, the performance of the Wilshire 4500 Equity Index (the "Wilshire 4500 Index" or the "Index")./1/

/1/ Wilshire Associates, Inc. ("Wilshire Associates") does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Wilshire 4500 Equity Index(R)," "Wilshire 4500 Index(R)," and "Wilshire 4500(R)," are trademarks of Wilshire Associates of Santa Monica, California. The Master Portfolio is not sponsored, endorsed, sold, or promoted by the Wilshire 4500 Index, and neither Wilshire Associates nor the Wilshire 4500 Index makes any representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

         The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

PRINCIPAL STRATEGIES

o The Extended Index Master Portfolio seeks to match the total return performance of U.S. stocks. The Fund defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

     No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Wilshire 4500 Index. Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets is invested in securities comprising the Wilshire 4500 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Wilshire 4500 Index. The Master Portfolio's ability to match its investment performance to the investment performance of the Wilshire 4500 Index may be affected by, among other things: the Master Portfolio's expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Wilshire 4500 Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 4500 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the Wilshire 4500 Index and adjusts the Master Portfolio's portfolio to the extent necessary. Inclusion of a security in the Wilshire 4500 Index in no way implies an opinion by Wilshire Associates as to its attractiveness as an investment.

         The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Wilshire 4500 Index. However, the Master Portfolio is not expected to track the Wilshire 4500 Index with the same degree of accuracy that complete replication of such Index would provide. In addition , at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 4500 Index.

         In seeking to match the performance of the Wilshire 4500 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 4500 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS

         General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

         Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small to medium size companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

         Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

         Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.


ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

         The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.


ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $783 billion of assets under management.

         BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

         BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

         Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

         CO-ADMINISTRATORS - Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens.

         Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations, except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA and custodial fees of up to 0.01% payable after February 22, 2001. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

ITEM 7.  INTERESTHOLDER INFORMATION.

     PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

     An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in the Master
Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

     REDEMPTION OR REPURCHASE

     An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

     DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

     TAXES

     MIP believes that the Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, the Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

         MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.


     The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

         The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

     MASTER/FEEDER STRUCTURE

     The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9.  FINANCIAL HIGHLIGHTS.

         The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                           MASTER INVESTMENT PORTFOLIO

                       U.S. EQUITY INDEX MASTER PORTFOLIO

                                     PART A

                                  July 1, 2000



     Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.


Item 4.  investment objectives, principal strategies and related risks.

         General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part A is for the U.S. Equity Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

     INVESTMENT OBJECTIVE - Master Portfolio.

o The U.S. Equity Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 5000 Equity Index (the "Wilshire 5000 Index")./1/ The Master Portfolio uses a "fund of funds" structure to track the Wilshire 5000 Index, which is comprised of the stocks in the Standard & Poor's 500 Stock Index ("S&P 500 Index"), except for a small number of foreign stocks that represent approximately 3% of the S&P 500 Index, and the stocks in the Wilshire 4500 Equity Index (the "Wilshire 4500 Index"). In this regard, the Master Portfolio seeks to achieve its objective by investing substantially all of its assets in two other master portfolios of MIP -- the Extended Index Master Portfolio (which invests substantially all of its assets in a representative sample of stocks comprising the Wilshire 4500 Index) and the S&P 500 Index Master Portfolio (which invests substantially all of its assets in stocks comprising the S&P 500 Index) (separately, the "Extended Index Portfolio" and the "S&P 500 Index Portfolio," respectively, and together, the "Underlying Portfolios"). The Master Portfolio's assets will be invested in the Underlying Portfolios of MIP in proportions adjusted periodically to maintain the capitalization range of the Wilshire 5000 Index. The performance of the Master Portfolio will correspond directly to the performance of the Underlying Portfolios. The Master Portfolio may not track its index perfectly, as differences between the index and the Master Portfolio's Underlying Portfolios may cause differences in performance.

     INVESTMENT OBJECTIVES - Underlying Portfolios.

o The S&P 500 Index Portfolio seeks to provide investment results, before fees and expenses, that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the S&P 500 Index.

o The Extended Index Portfolio seeks to approximate, before fees and expenses, the capitalization range and performance of the Wilshire 4500 Index.


/1/McGraw-Hill, Inc. ("McGraw-Hill") and Wilshire Associates, Inc. ("Wilshire Associates") do not sponsor any portfolios of MIP, nor are they affiliated in any way with BGFA or MIP. "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of McGraw-Hill. "Wilshire 5000 Equity Index(R)" and "Wilshire 4500 Equity Index(R)" and related marks are trademarks of Wilshire Associates. None of the portfolios of MIP are sponsored, endorsed, sold, or promoted by these indices or their sponsors and neither the indices nor their sponsors make any representation or warranty, express or implied, regarding the advisability of investing in MIP portfolios.

         The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

     ABOUT THE INDICES

o The Wilshire 5000 Index was created December 31, 1980. It measures the performance of all U.S. headquartered equity securities with readily available price data. Over 7,000 capitalization weighted security returns are used to adjust the index.

o The Wilshire 4500 Index was created December 31, 1983. It is the Wilshire 5000 Index with most of the companies in the S&P 500 Index removed. Over 6,500 capitalization weighted security returns are used to adjust the index.

o The S&P 500 Index was created March 5, 1957. It is composed of 500 selected common stocks, most of which are listed on the NYSE.


         The securities comprising the S&P 500 Index represent the stocks of primarily large-capitalization companies. The securities comprising the Wilshire 4500 Index represent the smaller- and medium-sized companies of the Wilshire 5000 Index. In order for the Master Portfolio to maintain a capitalization weighted representative sample of the Wilshire 5000 Index, it will invest in the Underlying Portfolios in proportion to the overall capitalization of their respective indices. Based on their relative overall capitalizations as of the date of this Part A, roughly two thirds of the Master Portfolio's portfolio will be invested in the S&P 500 Index Portfolio and the other third in the Extended Index Portfolio. Historically, the overall capitalization of the indices has varied, and as a result, the Master Portfolio's portfolio is also likely to vary.

     INVESTMENT POLICIES - Master Portfolio.

o The U.S. Equity Index Master Portfolio seeks to match the total return performance of the Wilshire 5000 Index, which is composed of over 7,000 selected common stocks traded on the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market. The weightings of stocks in the Wilshire 5000 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the Master Portfolio's assets invested in the Underlying Portfolios is approximately the same as the percentage such Portfolios are invested in stocks represented in the Wilshire 5000 Index. Securities are selected for investment by the Underlying Portfolios as indicated below.

     INVESTMENT POLICIES - Underlying Portfolios.

o The Extended Index Portfolio seeks to match the total return performance of U.S. stocks, excluding the large-cap stocks included in the S&P 500 Index. The Master Portfolio defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Wilshire 4500 Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Extended Index Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Extended Index Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

o The S&P 500 Index Portfolio seeks to match the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Portfolio's assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

         Unlike the Extended Index Portfolio, which invests in a representative sample of the over 6,500 stocks represented by its benchmark, the Wilshire 4500 Index, the S&P 500 Index Portfolio invests in all 500 of the stocks represented by its benchmark, the S&P 500 Index.

         No attempt is made to manage the portfolio of the Master Portfolio using economic, financial or market analysis. The Master Portfolio is managed by determining which proportion of its assets will be invested in each Underlying Portfolio to match, to the extent feasible, the capitalization range and returns of the Wilshire 5000 Index. In turn, the Underlying Portfolios determine which securities are to be purchased or sold to match or sample their respective benchmarks. Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets are invested, through the Underlying Portfolios, in securities comprising the Wilshire 5000 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Wilshire 5000 Index. The Master Portfolio's ability to match its investment performance to the investment performance of the Wilshire 5000 Index may be affected by, among other things, the Master Portfolio's and Underlying Portfolios' expenses, the amount of cash and cash equivalents held by the Master Portfolio and the Underlying Portfolios, the manner in which the total returns of the Wilshire 5000 Index, the Wilshire 4500 Index and the S&P 500 Index are calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions.

         The Underlying Portfolios use cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of their portfolio to the securities comprising their respective benchmarks. In turn, the Master Portfolio uses cash flows from its interestholder purchase and redemption activity to periodically adjust its investment in the Underlying Portfolios to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 5000 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the Wilshire 5000 Index and adjusts the Master Portfolio's investment in the Underlying Portfolios to the extent necessary. Inclusion of a security in an index in no way implies an opinion by the sponsor of the index as to its attractiveness as an investment.

         The sampling techniques utilized by the Master Portfolio and the Extended Index Portfolio are designed to allow said portfolios to substantially duplicate the investment performance of their respective benchmarks. However, the Master Portfolio is not expected to track the Wilshire 5000 Index with the same degree of accuracy that complete replication of such index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 5000 Index, primarily by adjusting the Master Portfolio's investment in the Underlying Portfolios. The S&P 500 Index Portfolio seeks to replicate completely the investments and capitalization range of the S&P 500 Index.

         The investment policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio are also references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

         In seeking to match the performance of the Wilshire 5000 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 5000 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio also may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS.

         General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

         Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small- to medium-sized companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies such as those comprising the S&P 500 Index.

         Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

         Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options thereon as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

         The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio and the Underlying Portfolios. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $783 billion of assets under management.

         BGFA provides the Master Portfolio and the Underlying Portfolios with investment guidance and policy direction in connection with the daily portfolio management of each, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each such portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio and the Underlying Portfolios.

         BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

         Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

         CO-ADMINISTRATORS - Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens.

         Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations, except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA and custodial fees of up to 0.01% payable after February 22, 2001. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

ITEM 7.  INTERESTHOLDER INFORMATION.

     PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

     An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in the Master
Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

     REDEMPTION OR REPURCHASE

     An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

     DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

     TAXES

     MIP believes that the Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, the Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

         Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

         MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

         The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests of one of the series and all assets in which such consideration is invested belong to that series (subject only to the rights of creditors of MIP) and is subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP has the ability to create, from time to time, new series without interestholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

         MASTER/FEEDER STRUCTURE

     The Master Portfolios are "master" funds in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolios. All other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolios.

ITEM 9.  FINANCIAL HIGHLIGHTS

         The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                           MASTER INVESTMENT PORTFOLIO

                      INTERNATIONAL INDEX MASTER PORTFOLIO

                                     PART A

                                  July 1, 2000



         Responses  to  Items  1  through  3  have  been  omitted   pursuant  to
Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4.  investment objectives, principal strategies and related risks.

         General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the International Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Investment companies or other entities that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

o The International Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Free Index (the "EAFE Free Index," or the "Index")./1/

/1/ Morgan Stanley Capital International Inc. ("MSCI") does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors or the Master Portfolio. "Morgan Stanley Capital International Europe, Australia, Far East Free Index(R)," "EAFE Free Index(R)," and "EAFE(R)," are trademarks of MSCI. The Master Portfolio is not sponsored, endorsed, sold or promoted by the EAFE Free Index, and neither MSCI nor the EAFE Free Index make any representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

         The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

PRINCIPAL STRATEGIES

o The International Index Master Portfolio seeks to match the total return performance of foreign stock markets by investing in common stocks included in the EAFE Free Index. The EAFE Free Index is a capitalization-weighted index that currently includes stocks of companies located in 15 European countries (Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom), Australia, New Zealand, Hong Kong, Japan, Malaysia and Singapore. The EAFE Free Index broadly represents the performance of foreign stock markets. The weightings of stocks in the EAFE Free Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities.
     Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

         No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the EAFE Free Index. Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets is invested in securities comprising the EAFE Free Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the EAFE Free Index. The Master Portfolio's ability to match its investment performance to the investment performance of the EAFE Free Index may be affected by, among other things: the Master Portfolio's expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the EAFE Free Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the EAFE Free Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the EAFE Free Index and adjusts the Master Portfolio's portfolio to the extent necessary. Inclusion of a security in the EAFE Free Index in no way implies an opinion by MSCI as to its attractiveness as an investment.

         BGFA may use statistical sampling techniques to attempt to replicate the returns of the EAFE Free Index using a smaller number of securities. Statistical sampling techniques attempt to match the investment characteristics of the index and the Master Portfolio by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, earnings growth, country weightings and the effect of foreign taxes. The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the EAFE Free Index. However, the Master Portfolio is not expected to track the EAFE Free Index with the same degree of accuracy that complete replication of such Index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the EAFE Free Index.

         In seeking to match the performance of the EAFE Free Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the EAFE Free Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS

         General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

         Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. International stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the EAFE Free Index are small to medium size companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

         Foreign Investment Risk -- The Master Portfolio invests substantially all of its assets in foreign securities. This means the Master Portfolio can be affected by the risks of foreign investing, including changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment; repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; volatility from lack of liquidity; different settlement practices or delayed settlements in some markets; difficulty in obtaining complete and accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic and social instability; and difficulty enforcing legal rights outside the U.S. All of these factors can make foreign investments, especially those in emerging markets, more volatile and potentially less liquid than U.S. investments.

         Issuer-Specific Changes -- Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the value of an issuer's securities.

         Small Company Investing -- The value of securities of smaller, less well-known issuers can be more volatile than that of larger issuers and can react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks. Smaller issuers can have more limited product lines, markets and financial resources.

         Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

         In response to market, economic, political or other conditions, BGFA may temporarily use a different investment strategy for defensive purposes. If BGFA does so, different factors could affect the Master Portfolio's performance and the Master Portfolio may not achieve its investment objective.


Item 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

         The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $783 billion of assets.

         BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

         As compensation for its advisory services, BGFA is entitled to receive fees at an annual rate of 0.15% of the first $1 billion, and 0.10% thereafter, of the Master Portfolio's average daily net assets. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

         BGFA makes no attempt to apply economic, financial or market analysis when managing the Master Portfolio. BGFA selects securities because they will help the Master Portfolio achieve returns corresponding to the EAFE Free Index returns. This process reflects BGFA's commitment to an objective and consistent investment management structure.

         Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

         CO-ADMINISTRATORS - Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens.

         Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations, except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA and custodial fees of up to 0.01% payable after February 22, 2001. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive monthly compensation for providing administration services to the Master Portfolio at the annual rate of 0.10% of the first $1 billion, and 0.07% thereafter, of the average daily net assets of the Master Portfolio.

ITEM 7.  INTERESTHOLDER INFORMATION.

     PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. International markets may be open on days when U.S. markets are closed, and the value of foreign securities owned by the portfolio could change on days when beneficial interests may not be purchased or redeemed. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

     An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in the Master
Portfolio is determined by multiplying the Master Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and
(ii) the denominator of which is the Master Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

     REDEMPTION OR REPURCHASE

     An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

     DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

     TAXES

     MIP believes that the Master Portfolio has operated, and will continue to be operated, in a manner so as to qualify it as a partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a partnership for federal income tax purposes, the Master Portfolio will be deemed to have "passed through" to interestholders any interest, dividends, gains or losses for such purposes. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

         Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

         MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

     The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

    The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

     MASTER/FEEDER STRUCTURE

     The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.


ITEM 9.  FINANCIAL HIGHLIGHTS.

     The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

22


                           MASTER INVESTMENT PORTFOLIO

                        ASSET ALLOCATION MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

         Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 2000. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130,
Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                                TABLE OF CONTENTS

                                                                                                          Page
Trust History .....................................................................................          1
Description of the Master Portfolio and Its Investments and Risks .................................          2
Management of the Trust ...........................................................................         10
Control Persons and Principal Holders of Securities ...............................................         11
Investment Advisory and Other Services.............................................................         12
Brokerage Allocation and Other Practices...........................................................         13
Capital Stock and Other Securities.................................................................         14
Purchase, Redemption and Pricing of Interests .....................................................         14
Taxation of the Trust .............................................................................         15
Underwriters.......................................................................................         16
Calculations of Performance Data...................................................................         16
Financial Statements ..............................................................................         16
Appendix...........................................................................................        A-1


ITEM 11.  TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is the Part B for the Asset Allocation Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.
 .........Beneficial  interests  in the Master  Portfolio  are  issued  solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."


ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with
Item 4 in Part A.

Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objectives of the Master Portfolio will be achieved. The Master Portfolio's investment objective is fundamental, and therefore cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolio may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries, except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the stock portion of the Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Master Portfolio, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); and (iii) in the case of the money market portion of the Master Portfolio, its money market instruments may be concentrated in the banking industry (but it will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry).

     (9) Issue any senior security (as such term is defined in Section 18(f)of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

     (10) Purchase securities on margin, but the Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

    Bonds.
    -----

    Certain of the debt instruments purchased by the Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

         Floating- and Variable-Rate Obligations.
         ---------------------------------------

         The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
   -----------------------------------------------------------------------------

    The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

         Futures Contracts and Options on Futures Contracts.
         --------------------------------------------------

         The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

    In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

         Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

    Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

    Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. The Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio's portfolio securities which are the subject of the transaction.

    Interest-Rate   and  Index  Swaps.  The  Master  Portfolio  may  enter  into interest-rate  and  index  swaps  in  pursuit  of their  investment  objectives.
Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

    The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master
Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

    Illiquid Securities.

    The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

    Investment Company Securities.

    The Master Portfolio may invest in securities issued by other open-end management investment companies which principally invest in securities of the type in which the Master Portfolio invests. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1040 Act.

         Letters of Credit. Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments.

         Loans of Portfolio Securities.
         -----------------------------

         The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

    Securities of Non-U.S. Issuers.
    ------------------------------
     The Master Portfolio may invest in certain securities of non-U.S. issuers as discussed below.

    Obligations of Foreign Governments, Banks and Corporations The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     The Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

    Short-Term   Instruments and Temporary Investments.
    --------------------------------------------------

     The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers'
acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P ; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

    Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

    Certificates   of  deposit  are  negotiable   certificates   evidencing  the
obligation of a bank to repay funds deposited with it for a specified period of time.

    Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

    Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

    Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

    The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

    Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

    U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

    Unrated, Downgraded and Below Investment Grade Investments.
    ----------------------------------------------------------

    The Master Portfolio may purchase instruments that are not rated if, in the opinion of the adviser, BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by the Master Portfolio. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require a sale of such security by the Master Portfolio provided that the amount of such securities held by the Master Portfolio does not exceed 5% of the Master Portfolio's net assets. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

    The Master Portfolio is not required to sell downgraded securities, and the Master Portfolio could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody's or below "BBB" by S&P or if unrated, low quality (below investment grade) securities.

    Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish the Master Portfolio's ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of the Master Portfolio's interests.

    Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of the Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality securities.

    Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Master Portfolio may incur additional expenses to seek recovery.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.


Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                  For the Calendar Year Ended December 31, 1999

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
         Name and Position                                              from Registrant     and Fund Complex
         -----------------                                           -  ---------------     ----------------
         Jack S. Euphrat                                                    $5,875                   $11,750
           Trustee

         *R. Greg Feltus                                                      $0                        $0
           Trustee

         Thomas S. Goho1                                                    $1,500                    $3,000
           Trustee

         W. Rodney Hughes                                                   $5,875                   $11,750
           Trustee

         *J. Tucker Morse1                                                  $1,500                    $3,000
           Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

         Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

        Name and Address                      Percentage of
        of Interestholder                   Master Portfolio

Asset Allocation Fund                              100%
Barclays Global Investors Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The following information supplements and should be read in conjunction with Item 6 in Part A.

         Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contracts (each, a "BGFA Advisory Contract") dated January 1, 1996 with MIP. The BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The BGFA Advisory Contract is terminable without penalty on 60 days' written notice by either party. The BGFA Advisory Contract terminates automatically in the event of assignment (as defined in the 1940 Act).

         Advisory Fees Paid. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, and for the ten-month period ended December 31, 1999, the Master Portfolio paid to BGFA the following advisory fees, without waivers.

                                                                                                     Ten-Month
                                          Fiscal Year        Fiscal Year         Fiscal Year       Period Ended
                                         Ended 2/28/97      Ended 2/28/98       Ended 2/28/99        12/31/99
                                           Fees Paid          Fees Paid           Fees Paid          Fees Paid

Asset Allocation Master Portfolio         $1,531,951          $1,616,380         $1,941,048         $1,667,200


         Co-Administrators.   Stephens  and  BGI  are  the  Master   Portfolio's
co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's Trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

         Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

         Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

         Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master
Portfolio. Prior to March 2, 1998, Wells Fargo Bank acted as the Master Portfolio's Transfer Agent. To date, the Master Portfolio has not paid any transfer and dividend disbursing agency fees.

         Distribution Plan. MIP's Board of Trustees has adopted, on behalf of the Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" of MIP as defined in the 1940 Act) on October 10, 1995. The Plan provides that if any portion of the Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of the Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in the Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolio does not currently pay any amounts pursuant to the Plan.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.

         Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

         Brokerage Commissions. For the fiscal years ended February 28, 1997, February 28, 1998 and February 1999, and for the ten-month period ended December 31, 1999, the Master Portfolio paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.


                                                                                                           Ten-Month
                                                   Fiscal Year     Fiscal Year        Fiscal Year        Period Ended
Master Portfolio                                Ended 2/28/97     Ended 2/28/98      Ended 2/28/99         12/31/99
----------------                                -------------     -------------      -------------         --------
Asset Allocation Master Portfolio                  $28,606           $11,933            $35,317             $62,541

         Securities of Regular Broker/Dealers. On December 31, 1999, the Master Portfolio owned securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

                          Regular Broker/Dealer Amount
Asset Allocation  Master Portfolio                 Lehman Bros. Holdings          $   287,599
                                                   Merrill Lynch                  $   865,144
                                                   Morgan Stanley                 $ 2,228,899
                                                   J.P. Morgan                    $   615,651

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

         Each investor is entitled to vote, with respect to matters affecting each of MIP's series, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

         The following information supplements and should be read in conjunction with Item 7 in Part A.

         Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of the Master Portfolio's interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio's interestholders.


     Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA pursuant to guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and taken into account for the purpose of determining the net asset value of the Master Portfolio's interests.

         Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually will be valued initially at cost. Any subsequent adjustments from cost are made in accordance with guidelines approved by MIP's Board of Trustees.

         New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes, and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

         The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

         KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The audited financial statements, including the portfolio of investments, and independent auditors report for the Master Portfolio for the ten-month period ended December 31, 1999 are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on February 28, 2000. The audited financial statements are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

     S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

     S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

     Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

     Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

     Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.



                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO
                             INDEX MASTER PORTFOLIOS

                         S&P 500 INDEX MASTER PORTFOLIO
                           BOND INDEX MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 2000. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130,
Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.


                                TABLE OF CONTENTS

                                                                                                            Page
Trust History .....................................................................................          1
Description of the Master Portfolios and Their Investments and Risks ..............................          2
Management of the Trust ...........................................................................         11
Control Persons and Principal Holders of Securities ...............................................         12
Investment Advisory and Other Services.............................................................         13
Brokerage Allocation and Other Practices...........................................................         14
Capital Stock and Other Securities.................................................................         15
Purchase, Redemption and Pricing of Interests .....................................................         16
Taxation of the Trust .............................................................................         17
Underwriters.......................................................................................         18
Calculations of Performance Data...................................................................         18
Financial Statements ..............................................................................         18
Appendix...........................................................................................        A-1


ITEM 11.  TRUST HISTORY.
MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is the Part B for the S&P 500 Index and Bond Index Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of MIP. The Master Portfolios are treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.


The following information supplements and should be read in conjunction with
Item 4 in Part A.

Investment Objectives. Each Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objectives of each Master Portfolio will be achieved. Each Master Portfolio's investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolios may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Bond Index Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists), and except that the S&P 500 Stock Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and the MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that, in the case of each Master Portfolio, there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the S&P 500 Stock Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); (iii) in the case of the Bond
Index Master Portfolio, any industry in which the Lehman Brothers Government/Corporate Bond Index (the "LB Bond Index") becomes concentrated to the same degree during the same period.

     (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

     (10) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

    Bonds.
    -----

    Certain of the debt instruments purchased by the Bond Index Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

    Floating- and Variable-Rate Obligations.

    Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Part A. The Master Portfolios may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit a Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolios may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolios may invest. BGFA, on behalf of the Master Portfolios, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in each Master Portfolio's portfolio. The Master Portfolios will not invest more than 10% of the value of their total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
   ----------------------------------------------------------------------------

    Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

    Futures Contracts and Options Transactions.
    ------------------------------------------

    Each Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

    Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

    In order to comply with undertakings made by the Master Portfolios pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolios will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of a Master Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

    Stock Index Futures and Options on Stock Index Futures. The S&P 500 Stock Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date - the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, each Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

    Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. The Bond Index Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio's portfolio securities which are the subject of the transaction.

    Interest-Rate and Index Swaps. The Bond Index Master Portfolio may enter into interest-rate and index swaps in pursuit of its investment objectives. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

    The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master
Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

    Illiquid Securities.

    Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

    Investment Company Securities.
    -----------------------------

    Each Master Portfolio may invest in securities issued by open-end other investment companies which principally invest in securities of the type in which the Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolios may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

    Investment in Warrants.
    ----------------------

    The S&P 500 Index Master Portfolio may invest up to 5% of net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities), including not more than 2% of each of their net assets in warrants which are not listed on the New York or American Stock Exchange. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The S&P 500 Index Master Portfolio may only purchase warrants on securities in which the Master Portfolio may invest directly.

    Letters of Credit.
    -----------------

    Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of such Master Portfolio may be used for letter of credit-backed investments.

    Loans of Portfolio Securities.

    Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having an aggregate market value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio's or the borrower's option. Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA or Stephens.

    Securities of Non-U.S. Issuers.
    ------------------------------

     The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

    Obligations of Foreign Governments, Banks and Corporations Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Master Portfolio's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

    Short-Term Instruments and Temporary Investments.
    ------------------------------------------------

     The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers'
acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA, (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P ; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

    Bank Obligations. Each Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

    Certificates   of  deposit  are  negotiable   certificates   evidencing  the
obligation of a bank to repay funds deposited with it for a specified period of time.

    Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

    Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

    Commercial Paper and Short-Term Corporate Debt Instruments. Each Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

    Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

    Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

    U.S. Government Obligations. The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

    Unrated, Downgraded and Below Investment Grade Investments.
    ----------------------------------------------------------

    The Master Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by such Master Portfolio. After purchase by a Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Master Portfolio. Neither event will require a sale of such security by a Master Portfolio provided that the amount of such securities held by a Master Portfolio does not exceed 5% of the Master Portfolio's net assets. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, each Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

    The Master Portfolios are not required to sell downgraded securities, and each Master Portfolio could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody's or below "BBB" by S&P or if unrated, low quality (below investment grade) securities.

    Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish a Master Portfolio's ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of a Master Portfolio's interests.

    Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of a Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality securities.
    Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Master Portfolios may incur additional expenses to seek recovery.



ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.


Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                  For the Calendar Year Ended December 31, 1999

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
          Name and Position                                             from Registrant     and Fund Complex
          -----------------                                          -  ---------------     ----------------
          Jack S. Euphrat                                                   $5,875                   $11,750
            Trustee

          *R. Greg Feltus                                                     $0                        $0
            Trustee

          Thomas S. Goho1                                                   $1,500                    $3,000
            Trustee

          W. Rodney Hughes                                                  $5,875                   $11,750
            Trustee

          *J. Tucker Morse1                                                 $1,500                    $3,000
            Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

         Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolios. Approximate percentages are indicated in the table below:

                                        Name and Address                    Percentage of
Name of Master Portfolio                of Interestholder                 Master Portfolio
S&P 500 Index Master Portfolio  S&P 500 Stock Fund                               69%
                                Barclays Global Investors Funds, Inc.
                                111 Center Street
                                Little Rock, Arkansas  72201
                                U.S. Equity Index Master Portfolio               13%
                                Master Investment Portfolio
                                111 Center Street
                                Little Rock, Arkansas  72201
                                Vatagepoint 500 Stock Fund                        6%
                                777 North Capital St., N.E.
                                Suite 600
                                Washington, D.C.  20002
Bond Index Master Portfolio     Vantagepoint Core Bond Index Fund                79%
                                777 North Capital Street, NE, Suite 600
                                Washington, DC  20002
                                Bond Index Fund                                  20%
                                Barclays Global Investors Funds, Inc.
                                111 Center Street
                                Little Rock, Arkansas  72201

         For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, it may be presumed to control such Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The following information supplements and should be read in conjunction with Item 6 in Part A.

         Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP, dated January 1, 1996. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolios, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The applicable BGFA Advisory Contract will terminate automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

         Advisory Fees Paid. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, and for the ten-month period ended December 31, 1999, the Master Portfolios paid the following advisory fees to BGFA, without waivers:

                                                                                                    Ten-Month
                                        Year Ended          Year Ended          Year Ended         Period Ended
                                     February 28, 1997  February 28, 1998   February 28, 1999   December 31, 1999
                                         Fees               Fees                Fees                Fees
                                        Paid                Paid                Paid                Paid
S&P 500 Index Master Portfolio           $577,637            $939,051           $1,353,414          $1,821,793
Bond Index Master Portfolio              $147,204            $147,755            $ 89,576           $ 277,850

         Co-Administrators.   Stephens  and  BGI  are  the  Master   Portfolio's
co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the advisory fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

         Prior to October 21, 1996, Stephens alone provided administration services to MIP. Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

         Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

         Custodian. IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

         Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. Prior to March 2, 1998, Wells Fargo Bank acted as Transfer Agent to the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

         Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.

         S&P 500 Index Master Portfolio. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

         Bond Index Master Portfolio. Purchases and sales of portfolio securities for the Bond Index Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the Master Portfolio for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

         Brokerage Commissions. For the fiscal years ended February 28, 1997, February 28, 1998, and February 28, 1999, and for the ten-month period ended
December 31, 1999, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

                                                                                                       Ten-Month
                                          Year Ended        Year Ended          Year Ended            Period Ended
     Master Portfolio                       2/28/97              2/28/98             2/28/99            12/31/99
                                            -------              -------             -------            --------
S&P 500 Index Master Portfolio              $69,826              $112,100           $366,484            $271,972
Bond Index Master Portfolio                   $ 0                  $ 0                 $ 0                $ 0

         Securities of Regular Broker/Dealers. On December 31, 1999, the Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

S&P 500 Index Master Portfolio

      Merrill Lynch & Co., Inc.                $11,709,790
      J.P. Morgan Co., Inc.                    $  8,419,170
      Lehman Bros. Holdings, Inc.              $  3,838,461
      Morgan Stanley Dean Witter Discover      $30,172,639
      Paine Webber                             $  2,140,665

Bond Index Master Portfolio

      Merrill Lynch & Co., Inc.                $  4,507,362
      Lehman Bros. Holdings, Inc.              $  1,498,313
      Morgan Stanley Dean Witter Discover      $  1,498,313

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue units of beneficial interests in each Master Portfolio. Investors in a Master Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolios. Upon liquidation or dissolution of a Master Portfolios, investors are entitled to share pro rata in such Master Portfolios' net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolios may not be transferred. No certificates are issued.

         Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

         The following information supplements and should be read in conjunction with Item 7 in Part A.

         Purchase of Interests. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Payment for interests of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master
Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolios' shareholders.

         Pricing of Securities.

         S&P 500 Index Master Portfolio. The securities of the S&P 500 Index Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the closing values of such securities on their respective primary exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the value of the Master Portfolio's interests.

         Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BFGA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

         Bond Index Master Portfolio. The investments of the Bond Index Master Portfolio are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. Services may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. Each Service's procedures are reviewed by MIP's officers under the general supervision of MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the value of the Master Portfolio's interests.

         New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes, and, therefore, each Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     Each Master Portfolio's taxable year-end is the last day of December. Although each Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It  is  intended   that  each  Master   Portfolio's   assets,   income  and
distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

         The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

         KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolios for the ten-month period ended December 31, 1999 are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on February 28, 2000. The audited financial statements for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

                                S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

                          S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

                              Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

     Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                               Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

     Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO

                          MONEY MARKET MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000

ITEM 10.  COVER PAGE.

         Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 2000. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130,
Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                                TABLE OF CONTENTS

                                                                                                            Page
Trust History .....................................................................................          1
Description of the Master Portfolio and Its Investments and Risks .................................          2
Management of the Trust ...........................................................................         10
Control Persons and Principal Holders of Securities ...............................................         11
Investment Advisory and Other Services.............................................................         12
Brokerage Allocation and Other Practices...........................................................         13
Capital Stock and Other Securities.................................................................         13
Purchase, Redemption and Pricing of Interests .....................................................         14
Taxation of the Trust .............................................................................         15
Underwriters.......................................................................................         15
Calculations of Performance Data...................................................................         15
Financial Statements ..............................................................................         15
Appendix...........................................................................................        A-1


ITEM 11.  TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the Money Market Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objective of the Master Portfolio will be achieved. The Master Portfolio's investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolio may not:

    (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; and (ii) obligations of banks, to the extent that the U.S. Securities and Exchange Commission ("SEC"), by rule or interpretation, permits funds to reserve freedom to concentrate in such obligations;

    (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

    (3)  purchase   commodities  or  commodity   contracts   (including  futures
contracts), except that the Master Portfolio may purchase securities of an issuer which invests or deals in commodities or commodity contracts;

    (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

    (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities;

    (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

    (7) make investments for the purpose of exercising control or management;

    (8) borrow money or issue senior securities as defined in the 1940 Act, except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

    (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

    (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer; or

    (11) make loans, except that the Master Portfolio may purchase or hold debt instruments or lend its portfolio securities in accordance with its investment policies, and may enter into repurchase agreements.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

    (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

    (2) The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

    (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

     General. The assets of the Master Portfolio consist only of obligations maturing within thirteen months from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. The securities in which the Master Portfolio may invest will not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio's investment objective will be realized as described in the Master Portfolio's Prospectus.

     Asset-Backed Securities.
     -----------------------

     The Master Portfolio may purchase asset-backed securities, which are securities backed by installment contracts, credit-card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments and is likely to be substantially less than the original maturity of the assets underlying the securities as a result of prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

     Bank Obligations.
     ----------------

     The Master Portfolio may invest in bank obligations which include, but are not limited to, negotiable certificates of deposit ("CDs"), bankers' acceptances and fixed time deposits. The Master Portfolio also may invest in high-quality short-term obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     Fixed time deposits are obligations of U.S. banks, foreign branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Generally fixed time deposits may be withdrawn on demand by the investor, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have an established market, there are no contractual restrictions on the Master Portfolio's right to transfer a beneficial interest in the deposit to a third party. It is the policy of the Master Portfolio not to invest in fixed time deposits subject to withdrawal penalties, other than overnight deposits, or in repurchase agreements with more than seven days to maturity or other illiquid securities, if more than 10% of the value of its net assets would be so invested.

     Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting domestic obligations, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

     Commercial Paper and Short-Term Corporate Debt Instruments.
     ----------------------------------------------------------

     The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Floating- and Variable-Rate Obligations.

     The Master Portfolio may purchase floating- and variable-rate obligations as described in the Part A. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     Foreign Obligations.
     -------------------

     Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
    ----------------------------------------------------------------------------

     The Master Portfolio may purchase securities on a when-issued or forward commitment (sometimes called a delayed-delivery) basis, which means that the price is fixed at the time of commitment, but delivery and payment ordinarily take place a number of days after the date of the commitment to purchase. The Master Portfolio will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Master Portfolio may sell these securities before the settlement date if it is deemed advisable. The Master Portfolio will not accrue income in respect of a security purchased on a forward commitment basis prior to its stated delivery date.

     Securities purchased on a when-issued or forward commitment basis and certain other securities held in the Master Portfolio's investment portfolio are subject to changes in value (both generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise) based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased on a when-issued or forward commitment basis may expose the Master Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. A segregated account of the Master Portfolio consisting of cash or U.S. Government obligations or other high quality liquid debt securities at least equal at all times to the amount of the when-issued or forward commitments will be established and maintained at the Master Portfolio's custodian bank. Purchasing securities on a forward commitment basis when the Master Portfolio is fully or almost fully invested may result in greater potential fluctuation in the value of the Master Portfolio's total net assets and its net asset value per share. In addition, because the Master Portfolio will set aside cash and other high quality liquid debt securities as described above, the liquidity of the Master Portfolio's investment portfolio may decrease as the proportion of securities in the Master Portfolio's portfolio purchased on a when-issued or forward commitment basis increases.

     The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the Master Portfolio's net asset value starting on the day the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets, and fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

     Funding Agreements.
     ------------------

     The Master Portfolio may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Master Portfolio will purchase short-term funding agreements only from banks and insurance companies that, at the time of purchase, are rated in one of the three highest rating categories and have assets of $1 billion or more.

     The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Master Portfolio may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio's assets than if the value were based on available market quotations.

     Illiquid Securities.
     -------------------

    The Master Portfolio may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale.
Because such securities may be less liquid than other investments, they may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

     Letters of Credit.

     Certain of the debt obligations, certificates of participation, commercial paper and other short-term obligations which the Master Portfolio is permitted to purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letter of credit-backed investments must, in the opinion of BGFA, be of investment quality comparable to other permitted investments of the Master Portfolio.

     Loan Participation Agreements.
     -----------------------------

     The Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Master Portfolio may invest. Any participation purchased by a Master Portfolio must be sold by an intermediary bank in the United States with assets exceeding $1 billion.

     Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Master Portfolio could be subject to delays, expenses, and risks which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

     The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Master Portfolio may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio's assets than if the value were based on available market quotations.

     Loans of Portfolio Securities.
     -----------------------------

     The Master Portfolio may lend its securities to brokers, dealers and financial institutions, provided (1) the loan is secured continuously by collateral consisting of cash, U.S. Government securities or an irrevocable letter of credit which is marked to market daily to ensure that each loan is fully collateralized; (2) the Master Portfolio may at any time recall the loan and obtain the return of the securities loaned within five business days; (3) the Master Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed one-third of the total assets of the Master Portfolio. The Master Portfolio may earn income in connection with securities loans either through the reinvestment of the cash collateral or the payment of fees by the borrower. The Master Portfolio does not currently intend to lend its portfolio securities.

     Municipal Obligations.
     ---------------------

     The Master Portfolio may invest in municipal obligations. Municipal bonds generally have a maturity at the time of issuance of up to 40 years. Medium-term municipal notes are generally issued in anticipation of the receipt of tax of the proceeds of bond placements, or of other revenues. The ability of an issuer to make payments on notes is therefore especially dependent on such tax receipts, proceeds from bond sales or other revenues, as the case may be.
Municipal commercial paper is a debt obligation with a stated maturity of 270 days or less that is issued to finance seasonal working capital needs or as short-term financing in anticipation of longer-term debt.

     The Master Portfolio will invest in `high-quality'(as that term is defined in Rule 2a-7 of the 1940 Act) long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 13 months.

     Other Investment Companies.
     --------------------------

     The Master Portfolio may invest in shares of other open-end investment companies that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act. The Master Portfolio may also purchase shares of exchange listed closed-end funds, to the extent permitted under the 1940 Act.

     Participation Interests.
     -----------------------

     The Master Portfolio may invest in participation interests in any type of security in which the Master Portfolio may invest. A participation interest gives the Master Portfolio an undivided interest in the underlying securities in the proportion that the Master Portfolio's participation interest bears to the total principal amount of the underlying securities.

     Pass-Through Obligations.
     ------------------------

     Certain of the debt obligations in which the Master Portfolio may invest may be pass-through obligations that represent an ownership interest in a pool of mortgages and the resultant cash flow from those mortgages. Payments by homeowners on the loans in the pool flow through to certificate holders in amounts sufficient to repay principal and to pay interest at the pass-through rate. The stated maturities of pass-through obligations may be shortened by unscheduled prepayments of principal on the underlying mortgages. Therefore, it is not possible to predict accurately the average maturity of a particular pass-through obligation. Variations in the maturities of pass-through obligations will affect the yield of any Master Portfolio investing in such obligations. Furthermore, as with any debt obligation, fluctuations in interest rates will inversely affect the market value of pass-through obligations.

     Repurchase Agreements.

     The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. Securities acquired as collateral by the Master Portfolio under a repurchase agreement will be held in a segregated account at a bank. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by the Master Portfolio under the 1940 Act.

     Rule 144A.

     It is possible that unregistered securities, purchased by the Master Portfolio in reliance upon Rule 144A under the 1933 Act, could have the effect of increasing the level of the Master Portfolio's illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.

     Unrated Investments.
     -------------------

     The Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio's procedures adopted by the Trust's Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, the Trust's Board of Trustees determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, the Board finds that the sale of such security would not be in the Master Portfolio's interestholder's best interests.

     To the extent the ratings given by a nationally recognized statistical ratings organization ("NRSRO") may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Prospectus and in this SAI. The ratings of NRSROs are more fully described in the SAI Appendix.

     U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.


Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                  For the Calendar Year Ended December 31, 1999

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
         Name and Position                                              from Registrant     and Fund Complex
         -----------------                                           -  ---------------     ----------------
         Jack S. Euphrat                                                    $5,875                   $11,750
           Trustee

         *R. Greg Feltus                                                      $0                        $0
           Trustee

         Thomas S. Goho1                                                    $1,500                    $3,000
           Trustee

         W. Rodney Hughes                                                   $5,875                   $11,750
           Trustee

         *J. Tucker Morse1                                                  $1,500                    $3,000
           Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

         Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:


        Name and Address                      Percentage of
        of Interestholder                   Master Portfolio

BGIF Money Market Fund                             36%
111 Center Street
Little Rock, Arkansas  72201
Hewitt Money Market Fund                           43%
100 Half Day Road
Lincolnshire, Illinois  60069

E*Trade Premier Money Market Fund                  14%
4500 Bohannon Drive
Menlo Park, California  94025

X.Com Money Market Fund                             6%
P.O. Box 50185
Palo Alto, California  94303

         For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The following information supplements and should be read in conjunction with Item 6 in Part A.

         Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract (the "Advisory Contract") with MIP. As to the Master Portfolio, the Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days' written notice, by either party and will terminate automatically in the event of its assignment (as defined in the 1940 Act). For the period beginning September 1, 1998 and ended February 28, 1999, the Master Portfolio paid BGFA $104,611 in advisory fees, without waivers. For the ten-month period ended December 31, 1999, the Master Portfolio paid BGFA $189,564 in advisory fees, without waivers.

         Co-Administrators.   Stephens  and  BGI  are  the  Master   Portfolio's
co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio' non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

         Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

         Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

         Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.

         Portfolio Turnover. Because the portfolio of the Master Portfolio consists of securities with relatively short-term maturities, the Master Portfolio expects to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolio since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

         Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

         The following information supplements and should be read in conjunction with Item 7 in Part A.

         Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master
Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC on by order may permit to protect the Master Portfolio's interestholders.

         Pricing of Securities. The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio's portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

    Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Money Market Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

         New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes, and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

         The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

         KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolio for the ten-month period ended December 31, 1999 are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on February 28, 2000. The audited financial statements for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

                                S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

     S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

                              Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

                        Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                               Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

                            Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO
                         LIFEPATH(TM) MASTER PORTFOLIOS

                        LIFEPATH INCOME MASTER PORTFOLIO
                         LIFEPATH 2010 MASTER PORTFOLIO
                         LIFEPATH 2020 MASTER PORTFOLIO
                         LIFEPATH 2030 MASTER PORTFOLIO
                         LIFEPATH 2040 MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

         Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 2000. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130,
Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                                Table of Contents

                                                                                                      Page
Trust History...................................................................................        1
Description of the Master Portfolios and Their Investments and Risks............................        2
Management of the Trust.........................................................................       14
Control Persons and Principal Holders of Securities.............................................       15
Investment Advisory and Other Services..........................................................       17
Brokerage Allocation and Other Practices........................................................       18
Capital Stock and Other Securities..............................................................       20
Purchase, Redemption and Pricing of Interests...................................................       20
Taxation of the Trust...........................................................................       22
Underwriters....................................................................................       22
Calculations of Performance Data................................................................       22
Financial Statements............................................................................       22
Appendix .......................................................................................      A-1

ITEM 11.  TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the LifePath Income (formerly LifePath 2000), LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a "Master Portfolio" or "LifePath Master Portfolio" and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). Each LifePath Master Portfolio is a diversified portfolio of MIP. The Master Portfolios are treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers seven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. Each Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks -- Investment Objectives," of Part A. The Master Portfolios' investment objectives can be changed by MIP's Board of Trustees without interestholder approval. The objectives and policies of the Master Portfolios determines the types of portfolio securities in which they invest, the degree of risk to which they are subject and, ultimately, their performance. There can be no assurance that the investment objectives of the Master Portfolios will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolios may not:

         (1) Invest more than 5% of their assets in the obligations of any single issuer, except that up to 25% of the value of their total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

         (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of their total assets.

         (3) Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.

         (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

         (5) Borrow money, except to the extent permitted under the 1940 Act. For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolios as described in Part A.

         (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP's Board of Trustees.

         (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolios may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

         (8) Invest 25% or more of their total assets, respectively, in the securities of issuers in any particular industry or group of closely-related industries, except that, in the case of each Master Portfolio, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

                  (10) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

         (1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

         (2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

         (3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

         Short-Term Instruments and Temporary Investments.
         ------------------------------------------------

     The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers'
acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P ; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

         Bank Obligations. Each Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

         Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

         Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

         Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

         Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the FDIC. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by each Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by each Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

         Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

         Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

         In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

         In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

         Each Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, provided that such institutions are members of the FDIC, and further provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

         Commercial Paper and Short-Term Corporate Debt Instruments. Each Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

         Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

         Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolios may enter into repurchase agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolios in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolios may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolios in connection with insolvency proceedings), it is the policy of the Master Portfolios to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolios consider on an ongoing basis the creditworthiness of the institutions with which they enter into repurchase agreements. Repurchase agreements are considered to be loans by a master portfolio under the 1940 Act.

         Floating- and Variable-Rate Obligations.
         ---------------------------------------

         Each Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolios may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolios to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between a Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolios may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolios may invest. BGFA, on behalf of the Master Portfolios, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in each Master Portfolio's portfolio. The Master Portfolios will not invest more than 10% of the value of their total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

         U.S. Government Obligations.
         ---------------------------

    The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

         Securities of Non-U.S. Issuers.
         ------------------------------

     The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

         Obligations of Foreign Governments, Supranational Entities and Bank. Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

         Foreign Equity Securities and Depositary Receipts. Each Master Portfolio's assets may be invested in the securities of foreign issuers and American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of such issuers.

         ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. Each Master Portfolio may invest in ADRs, EDRs and CDRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

         Convertible Securities.
         ----------------------

         Each Master Portfolio may purchase fixed-income convertible securities, such as bonds or preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

         In general, the market value of a convertible security is the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security's underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

         Illiquid Securities.
         -------------------

         Each Master Portfolio may invest up to 15% of the value of its total net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as certain securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement in more than seven days after notice.

         Investment Company Securities.
         -----------------------------

         Each Master Portfolio may invest in securities issued by open-end other management investment companies which principally invest in securities of the type in which such Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets in the aggregate. Investments in the securities of other investment companies involve duplication of advisory fees and certain other expenses. A Master Portfolio may also purchase shares of exchange listed closed-end funds.

         Futures Contracts and Options Transactions.
         ------------------------------------------

         Each LifePath Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

         Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash margin payments.

         The LifePath Master Portfolios may enter into futures contracts and may purchase and write (i.e., sell) options thereon. Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the relevant LifePath Master Portfolio.

    In order to comply with undertakings made by the Master Portfolios pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolios will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of a Master Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

         Stock Index Futures and Options on Stock Index Futures. Each LifePath Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date - the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, each Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

         Options on stock  indices are  similar to options on stock  except that
(a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

         Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. Each LifePath Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolios' portfolio securities which are the subject of the transaction.

         Interest-Rate and Index Swaps. Each LifePath Master Portfolio may enter into interest-rate and index swaps in pursuit of their investment objectives. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

         The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

         Foreign Currency and Futures Transactions. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or by the failure to intervene, or by currency controls or political developments in the United States or abroad. The LifePath Master Portfolios intend to engage in foreign currency transactions to maintain the same foreign currency exposure as the relevant foreign securities index through which the Master Portfolios seek foreign equity market exposure, but not as part of a defensive strategy to protect against fluctuations in exchange rates. If a LifePath Master Portfolio enters into a foreign currency transaction or forward contract, such Master Portfolio deposits, if required by applicable regulations, with MIP's custodian, cash or high-grade debt securities in a segregated account of the LifePath Master Portfolios in an amount at least equal to the value of the LifePath Master Portfolio's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities is placed in the account so that the value of the account equals the amount of the LifePath Master Portfolio's commitment with respect to the contract.

         At or before the maturity of a forward contract, a LifePath Master Portfolio either may sell a portfolio security and make delivery of the currency, or may retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which such Master Portfolio obtains, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the LifePath Master Portfolio retains the portfolio security and engages in an offsetting transaction, such Master Portfolio, at the time of execution of the offsetting transaction, incurs a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between the LifePath Master Portfolio's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Master Portfolio realizes a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Master Portfolio suffers a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

         The cost to the LifePath Master Portfolios of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which a LifePath Master Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, the LifePath Master Portfolios may not be able to contract to sell the currency at a price above the devaluation level it anticipates.

         The purchase of options on currency futures allows a LifePath Master Portfolio, for the price of the premium it must pay for the option, to decide whether or not to buy (in the case of a call option) or to sell (in the case of a put option) a futures contract at a specified price at any time during the period before the option expires.

         Foreign currency transactions may occur on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or on a forward basis. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a set price on a future date which must be more than two days from the date of the contract. The forward foreign currency market offers less protection against default than is available when trading currencies on an exchange, since a forward currency contract is not guaranteed by an exchange or clearinghouse. Therefore, a default on a forward currency contract would deprive a LifePath Master Portfolio of unrealized profits or force such Master Portfolio to cover its commitments for purchase or resale, if any, at the current market price.

         Each LifePath Master Portfolio may combine forward currency exchange contracts with investments in securities denominated in other currencies.

         Each LifePath Master Portfolio also may maintain short positions in forward currency exchange transactions, which would involve the Master Portfolio agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency such Master Portfolio contracted to receive in the exchange.

         Unlike trading on domestic futures exchanges, trading on foreign futures exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and generally is subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. BGFA, however, considers on an ongoing basis the creditworthiness of such counterparties. In addition, any profits that a LifePath Master Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate; adverse exchange rate changes also could cause a Master Portfolio to incur losses. Transactions on foreign exchanges may include both futures contracts which are traded on domestic exchanges and those which are not. Such transactions may also be subject to withholding and other taxes imposed by foreign governments.

         Foreign Futures Transactions. Unlike trading on domestic futures exchanges, trading on foreign futures exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and generally is subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. BGFA, however, considers on an ongoing basis the creditworthiness of such counterparties. In addition, any profits that a LifePath Master Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate; adverse exchange rate changes also could cause a LifePath Master Portfolio to incur losses. Transactions on foreign exchanges may include both futures contracts which are traded on domestic exchanges and those which are not.

         Future Developments. Each LifePath Master Portfolio may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a LifePath Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, a LifePath Master Portfolio would provide appropriate disclosure in its Part A or this Part B.

         Lending Portfolio Securities.
         ----------------------------

         To a limited extent, each Master Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions, provided it receives cash collateral which is maintained at all times in an amount equal to at least 100% of the current market value of the securities loaned. By lending its portfolio securities, a Master Portfolio can increase its income through the investment of the cash collateral or by receipt of a loan premium from the borrower. For purposes of this policy, each Master Portfolio considers collateral consisting of U.S. Government obligations or irrevocable letters of credit issued by banks whose securities meet the standards for investment by such Master Portfolio to be the equivalent of cash. From time to time, a Master Portfolio may return to the borrower, or to a third party unaffiliated with MIP which is acting as a "placing broker," a part of the interest earned from the investment of collateral received in exchange for securities loaned.

         The SEC currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Master Portfolio must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (3) the Master Portfolio must be able to terminate the loan at any time; (4) the Master Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; (5) the Master Portfolio may pay only reasonable custodian fees in connection with the loan; and (6) while voting rights on the loaned securities may pass to the borrower, MIP's Board of Trustees must terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs. These conditions may be subject to future modification.

     Mortgage-Backed Securities.
     --------------------------

     Each LifePath Master Portfolio may invest in mortgage-backed securities ("MBSs"), which are securities representing interests in a pool of loans secured by mortgages. The resulting cash flow from these mortgages is used to pay principal and interest on the securities. MBSs are assembled for sale to investors by various government sponsored enterprises such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") or are guaranteed by such governmental agencies as the Government National Mortgage Association ("GNMA"). Regardless of the type of guarantee, all MBSs are subject to interest rate risk (i.e., exposure to loss due to changes in interest rates). GNMA MBSs include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") that are guaranteed as to the full and timely payment of principal and interest by GNMA and such guarantee is backed by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development and, as such, Ginnie Maes are backed by the full faith and credit of the federal government. In contrast, MBSs issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates ("Fannie Maes") that are solely the obligations of FNMA and are neither backed by nor entitled to the full faith and credit of the federal government. FNMA is a government-sponsored enterprise that is also a private corporation whose stock trades on the NYSE. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. MBSs issued by FHLMC include FHLMC Mortgage Participation Certificates ("Freddie Macs" or "PCs"). FHLMC is a government-sponsored enterprise whose MBSs are solely obligations of FHLMC. Therefore, Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. FHLMC guarantees timely payment of interest, but only ultimate payment of principal due under the obligations it issues. FHLMC may, under certain circumstances, remit the guaranteed payment of principal at any time after default on an underlying mortgage, but in no event later than one year after the guarantee becomes payable.

         Forward Commitment When-Issued and Delayed Delivery Transactions.
         ----------------------------------------------------------------

         Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

         Borrowing Money.
         ---------------

         As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, in an amount up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, such Master Portfolio will not make any investments.

         Ratings.
         -------

         The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, BGFA also evaluates such obligations and the ability of their issuers to pay interest and principal. Each Master Portfolio relies on BGFA's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, BGFA takes into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters. It also is possible that a rating agency might not timely change the rating on a particular issue to reflect subsequent events. See Item 4, "General Description of Registrant -- Risk Considerations -- Fixed-Income Securities."

         Warrants.
         --------

         Each Master Portfolio may invest generally up to 5% of its total net assets at the time of purchase in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.


Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                   For the Fiscal Year Ended February 29, 2000

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
         Name and Position                                              from Registrant     and Fund Complex
         -----------------                                           -  ---------------     ----------------
         Jack S. Euphrat                                                    $9,125                   $18,250
           Trustee

         *R. Greg Feltus                                                      $0                        $0
           Trustee

         Thomas S. Goho1                                                    $1,500                   $ 3,000
           Trustee

         W. Rodney Hughes                                                   $9,125                   $18,250
           Trustee

         *J. Tucker Morse1                                                  $1,500                   $ 3,000
           Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

         Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of their corresponding LifePath Master Portfolios. Approximate percentages are indicated in the table below:

                                                                                                   Percentage of
Master Portfolio                                    Name and Address of Interestholder              Master Portfolio
LifePath Income Master Portfolio               LifePath Income Fund                                     31%
                                               Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas  72201

                                               Wells Fargo LifePath Opportunity Fund                    65%
                                               Wells Fargo Funds Trust
                                               111 Center Street
                                               Little Rock, Arkansas  72201

LifePath 2010 Master Portfolio                 LifePath 2010 Fund                                       39%
                                               Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas  72201

                                               Wells Fargo LifePath 2010 Fund                           55%
                                               Wells Fargo Funds Trust
                                               111 Center Street
                                               Little Rock, Arkansas  72201

                                               NestEgg 2010 Fund                                         5%
                                               American Independence Funds Trust
                                               P.O. Box 182498
                                               Columbus, Ohio  43219

LifePath 2020 Master Portfolio                 LifePath 2020 Fund                                       42%
                                               Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas  72201

                                               Wells Fargo LifePath 2020 Fund                           54%
                                               Wells Fargo Funds Trust
                                               111 Center Street
                                               Little Rock, Arkansas  72201

LifePath 2030 Master Portfolio                 LifePath 2030 Fund                                       31%
                                               Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas  72201

                                               Wells Fargo LifePath 2030 Fund                           66%
                                               Wells Fargo Funds Trust
                                               111 Center Street
                                               Little Rock, Arkansas  72201

LifePath 2040 Master Portfolio                 LifePath 2040 Fund                                       23%
                                               Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas  72201

LifePath 2040 Master Portfolio                 Wells Fargo LifePath 2040 Fund                           75%
                                               Wells Fargo Funds Trust
                                               111 Center Street
                                               Little Rock, Arkansas  72201

         For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control such Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

The following  information  supplements  and should be read in conjunction  with
Item 6 in Part A.

         Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP, each dated January 1, 1996. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by MIP's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's interests, or, on not less than 60 days' written notice by BGFA. The applicable BGFA Advisory Contract terminates automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

         Advisory Fees Paid. For the fiscal years ended February 28, 1998, February 28, 1999 and February 29, 2000, the Master Portfolios paid to BGFA the advisory fees indicated below, without waivers.

                                             Fiscal Year Ended      Fiscal Year Ended     Fiscal Year Ended
                                             February 28, 1998      February 28, 1999      February 29,2000
            Master Portfolio                     Fees Paid              Fees Paid             Fees Paid
            ----------------                     ---------              ---------             ---------
LifePath Income Master Portfolio                 $ 656,142              $ 630,133             $ 592,139
LifePath 2010 Master Portfolio                  $1,018,984             $1,236,989             $1,282,599
LifePath 2020 Master Portfolio                  $1,572,634             $1,882,147             $2,101,737
LifePath 2030 Master Portfolio                  $1,048,151             $1,405,948             $1,501,573
LifePath 2040 Master Portfolio                  $1,767,632             $2,472,170             $2,790,585

         Co-Administrators.   Stephens  and  BGI  are  the  Master   Portfolios'
co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

         Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

         Custodian. Investors Bank & Trust Company ("IBT") currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

         Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. Prior to March 2, 1998, Wells Fargo Bank acted as Transfer Agent to the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

         Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. A primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.

         Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100% (although unexpected) may result in comparatively greater brokerage expenses.

         Purchases and sales of fixed-income securities usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the LifePath Master Portfolios for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

         Brokerage Commissions. For the fiscal years ended February 28, 1998, February 28, 1999 and February 29, 2000, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

                                                   FYE                     FYE                     FYE
Master Portfolio                                 2/28/98                 2/28/99                 2/29/00
----------------                                 -------                 -------                 -------
LifePath Income Master Portfolio                 $ 9,361                 $ 8,427                 $ 6,565
LifePath 2010 Master Portfolio                   $15,306                 $25,441                 $ 29,150
LifePath 2020 Master Portfolio                   $29,153                 $47,302                 $ 71,716
LifePath 2030 Master Portfolio                   $28,908                 $35,369                 $ 51,148
LifePath 2040 Master Portfolio                   $94,717                 $90,551                 $115,074

         Securities of Regular Broker/Dealers. As of February 28, 1999, the LifePath Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

    Master Portfolio                              Broker/Dealer                                      Amount

    LifePath Income Master Portfolio              J.P. Morgan Co., Inc.                            $ 12,876
                                                  Lehman Bros. Holdings, Inc.                      $ 13,050
                                                  Merrill Lynch & Co., Inc.                        $ 23,575
                                                  Morgan Stanley Dean Witter Discover              $ 62,548
                                                  Donaldson Lufkin & Jenrette, Inc.                $  8,687
                                                  The Goldman Sachs Group                          $ 18,500

    LifePath 2010 Master Portfolio                J.P. Morgan Co., Inc.                           $ 145,299
                                                  Lehman Bros. Holdings, Inc.                      $ 54,375
                                                  Merrill Lynch & Co., Inc.                       $ 239,235
                                                  Morgan Stanley Dean Witter Discover             $ 543,918
                                                  Donaldson Lufkin & Jenrette, Inc.                $  6,602
                                                  The Goldman Sachs Group                         $ 222,000

    LifePath 2020 Master Portfolio                J.P. Morgan Co., Inc.                           $ 323,232
                                                  Lehman Bros. Holdings, Inc.                     $ 146,088
                                                  Merrill Lynch & Co., Inc.                       $ 642,470
                                                  Morgan Stanley Dean Witter Discover            $1,339,862
                                                  Donaldson Lufkin & Jenrette, Inc.                $ 19,077
                                                  The Goldman Sachs Group                         $ 518,000

    LifePath 2030 Master Portfolio                J.P. Morgan Co., Inc.                            $ 18,461
                                                  Lehman Bros. Holdings, Inc.                     $ 119,987
                                                  Merrill Lynch & Co., Inc.                       $ 539,048
                                                  Morgan Stanley Dean Witter Discover            $1,140,806

    LifePath 2040 Master Portfolio                J.P. Morgan Co., Inc.                           $ 607,392
                                                  Lehman Bros. Holdings, Inc.                     $ 264,987
                                                  Merrill Lynch & Co., Inc.                      $1,203,555
                                                  Morgan Stanley Dean Witter Discover            $2,510,674
                                                  Donaldson Lufkin & Jenrette, Inc.                $ 58,648
                                                  The Goldman Sachs Group                        $1,156,250


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in such Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Master Portfolio may not be transferred. No certificates are issued.

         Each investor is entitled to vote, with respect to matters effecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent auditors and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

         Purchase of Interests. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Payment for interests of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         Suspension of Redemptions. The right of redemption of interests in the Master Portfolios may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilize is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolios' interestholders.

         Pricing of Securities. The securities of each of the LifePath Master Portfolios are valued at the last sale price on the securities exchange or national securities market on which such securities primarily are traded. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities are determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-Term investments are carried at amortized cost, which approximates market value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees.

         Restricted securities, as well as securities or other assets for which market quotations are not readily available or which are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by or under the direction of MIP's Board of Trustees or its delegates. MIP's Board of Trustees reviews the method of valuation on a current basis. In making a good faith valuation of restricted securities, the following are generally considered: restricted securities that are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which such securities were purchased. This discount may be revised periodically if BGFA believes that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by or under the direction of MIP's Board of Trustees or its delegates.

         Any assets or liabilities initially expressed in terms of foreign currency are translated into dollars using information provided by pricing entities, such as Morgan Stanley Capital International or Gelderman Data Service, or at a quoted market exchange rate as may be determined to be appropriate by BGFA. Forward currency contracts are valued at the current cost of offsetting the contract. Because of the need to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of net asset value does not take place contemporaneously with the determination of prices of the foreign securities held by the LifePath Master Portfolios. In addition, foreign securities held by a LifePath Master Portfolio may be traded actively in securities markets which are open for trading on days when the LifePath Master Portfolio does not determine its net asset value. Accordingly, there may be occasions when a LifePath Master Portfolio does not calculate its net asset value but when the value of such Master Portfolio's portfolio securities is affected by such trading activity.

         Fixed-income securities are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. Each Service may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. The Services' procedures are reviewed by MIP's officers under the general supervision of MIP's Board of Trustees.

         Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the value of a LifePath Master Portfolio's interests.

         New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes, and, therefore, each Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     Each Master Portfolio's taxable year-end is the last day of December. Although each Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It  is  intended   that  each  Master   Portfolio's   assets,   income  and
distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

         The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

         KPMG LLP provides audit services, tax services and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The  audited   financial   statements   including   the   portfolio  of
investments, and the independent auditors' report for the LifePath Master Portfolios for the fiscal year ended February 29, 2000, are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on May 1, 2000. The audited financial statements for the LifePath Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

     S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

     S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

                              Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

                        Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                               Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

                            Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO

                         EXTENDED INDEX MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000


ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 2000. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130,
Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.


                                TABLE OF CONTENTS

                                                                                                            Page
Trust History .....................................................................................          1
Description of the Master Portfolio and Its Investments and Risks .................................          2
Management of the Trust ...........................................................................          8
Control Persons and Principal Holders of Securities ...............................................          9
Investment Advisory and Other Services ............................................................         10
Brokerage Allocation and Other Practices ..........................................................         11
Capital Stock and Other Securities ................................................................         11
Purchase, Redemption and Pricing of Interests .....................................................         12
Taxation of the Trust .............................................................................         13
Underwriters ......................................................................................         13
Calculations of Performance Data ..................................................................         13
Financial Statements ..............................................................................         13
Appendix ..........................................................................................        A-1


ITEM 11.  TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the Extended Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions.

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolio may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.


     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and the MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

     (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.


Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.


     (2) The Master Portfolio may not invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.


     (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.


Portfolio Securities

     Floating- and Variable-Rate Obligations.
     ---------------------------------------

     The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
   ----------------------------------------------------------------------------

     The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Futures Contracts and Options on Futures Contracts.
     --------------------------------------------------

     The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

     In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

     Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

     Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Index Swaps. The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master
Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

     Illiquid Securities.

     The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Initial Public Offerings.
     ------------------------

     Although it is not a principal investment strategy of the Master Portfolio, the Master Portfolio may purchase shares issued in initial public offerings ("IPOs") in anticipation of such shares becoming part of the Wilshire 4500 Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company's securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Wilshire 4500 Index at the time of the Master Portfolio's purchase, the Master Portfolio's investments in IPOs may cause its performance to track the Wilshire 4500 Index less closely.

     Investment Company Securities.

     The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to:
(i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

     Loans of Portfolio Securities.
     -----------------------------

     The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

     Repurchase Agreements.

     The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

     Short-Term Instruments and Temporary Investments.
     ------------------------------------------------

     The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers'
acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P ; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates  of  deposit  are  negotiable   certificates   evidencing  the
obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.


Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                  For the Calendar Year Ended December 31, 1999

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
          Name and Position                                             from Registrant     and Fund Complex
          -----------------                                          -  ---------------     ----------------
          Jack S. Euphrat                                                   $5,875                   $11,750
            Trustee

          *R. Greg Feltus                                                     $0                        $0
            Trustee

          Thomas S. Goho1                                                   $1,500                    $3,000
            Trustee

          W. Rodney Hughes                                                  $5,875                   $11,750
            Trustee

          *J. Tucker Morse1                                                 $1,500                    $3,000
            Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:



        Name and Address                              Percentage of
        of Interestholder                           Master Portfolio

MIP U.S. Equity Index Master Portfolio                     66%
111 Center Street
Little Rock, Arkansas  72201
Vantagepoint Mid/Small Company Index Fund                  31%
777 North Capital Street, NE, Suite 600
Washington, DC  20002

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A.


     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP, dated October 28, 1998. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).


         Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the ten-month period ended December 31, 1999, the Master Portfolio paid BGFA $102,803 in advisory fees, without waivers.


     Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA and other than custodial fees of up to 0.01% payable after February 22, 2001. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. For the ten-month period ended December 31, 1999, the Master Portfolio paid Stephens and BGI $25,701 in administrative fees, without waivers.



     Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.


     Custodian. IBT acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. During the first two years of the Master Portfolio's operations, IBT will only receive compensation for its custodial services from Stephens and BGI. However, beginning on February 22, 2001, IBT will be entitled to receive custodial fees of up to 0.01% from the Master Portfolio.



     Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.


     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.



ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.


     Securities of Regular Broker/Dealers. On December 31, 1999, the Master Portfolio owned securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

      The Goldman Sachs Group               $333,235
      Donaldson Lufkin & Jenrette, Inc.     $309,213


     Brokerage Commissions. For the period beginning February 22, 1999 (the Master Portfolio's inception date) and ended February 28, 1999, the Master Portfolio paid brokerage commissions in the amount of $25,052. For the ten-month period ended December 31, 1999, the Master Portfolio paid brokerage commissions in the amount of $82,215. None of the brokerage commissions were paid to affiliated brokers.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.


     Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.


     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.


ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

     The following information supplements and should be read in conjunction with Item 7 in Part A.



     Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


     Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.


     Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master
Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.


     Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.


     Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.


     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes, and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.


ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.


ITEM 22.  FINANCIAL STATEMENTS.

     KPMG  LLP  provides  audit  services,   tax  services  and  assistance  and
consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

     The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolio for the ten-month period ended December 31, 1999 are hereby incorporated by reference to MIP's Form N-SAR (SEC File No. 811-8162) as filed with the SEC on February 25, 2000. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

                                S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

                          S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

                              Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

                        Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                               Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

                            Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.


                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO

                       U.S. EQUITY INDEX MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

         Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 2000. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130,
Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                                Table Of Contents

                                                                                                            Page
Trust History...................................................................................             1
Description of the Master Portfolio and Its Investments and Risks...............................             2
Management of the Trust.........................................................................            10
Control Persons and Principal Holders of Securities.............................................            11
Investment Advisory and Other Services..........................................................            11
Brokerage Allocation and Other Practices........................................................            13
Capital Stock and Other Securities..............................................................            13
Purchase, Redemption and Pricing of Interests...................................................            14
Taxation of the Trust...........................................................................            15
Underwriters....................................................................................            15
Calculations of Performance Data................................................................            15
Financial Statements............................................................................            15
Appendix .......................................................................................           A-1

ITEM 11.  TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the U.S. Equity Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks -- Investment Objectives," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objectives and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.
Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolio may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and the MIP's Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

         (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

         (2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

         (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

         To the extent set forth in this offering document, the Master Portfolio may invest in the securities described below. The investment policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio are also references to the investment policies, strategies, techniques and restrictions of the Underlying
Portfolios in which the Master Portfolio invests substantially all of its assets.

         Short-Term Instruments and Temporary Investments.
         ------------------------------------------------

     The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers'
acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P ; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.
         Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

         Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

         Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

         Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

         Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

         Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

         Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

         In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

         In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

         The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, provided that such institutions are members of the FDIC, and further provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. The Master Portfolio will not own more than one such CD per such issuer.

         Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

         The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

         Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

         Floating- and Variable-Rate Obligations.
         ---------------------------------------

         The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio , as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

         U.S. Government Obligations.
         ---------------------------

         The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

         Illiquid Securities.
         -------------------

         The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

         Initial Public Offerings.
         ------------------------

         Although it is not a principal investment strategy of the Master Portfolio, the Master Portfolio may purchase shares issued in initial public offerings ("IPOs") in anticipation of such shares becoming part of the Wilshire 5000 Equity Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company's securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Wilshire 5000 Index at the time of the Master Portfolio's purchase, the Master Portfolio's investments in IPOs may cause its performance to track the Wilshire 5000 Equity Index less closely.

         Investment Company Securities.
         -----------------------------

         The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to:
(i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio also may purchase interests in exchange-listed closed-end funds to the extent permitted under the 1940 Act.

         Futures Contracts and Options Transactions.
         ------------------------------------------

         The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

         Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

         In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

         Stock Index Futures and Options on Stock Index Future. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

         Index Swaps. The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

         The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master
Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

         Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

         Loans of Portfolio Securities.
         -----------------------------

         The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase its portfolio's return. The aggregate value of the loaned securities may not exceed one-third of the Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, the Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolio may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon to the borrower or a placing broker.

         The Master Portfolio may only lend securities from its portfolio if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
   ----------------------------------------------------------------------------

         The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

ITEM 13.  MANAGEMENT OF THE TRUST.

         The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.


Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                  For the Calendar Year Ended December 31, 1999

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
          Name and Position                                             from Registrant     and Fund Complex
          -----------------                                          -  ---------------     ----------------
          Jack S. Euphrat                                                   $5,875                   $11,750
            Trustee

          *R. Greg Feltus                                                     $0                        $0
            Trustee

          Thomas S. Goho1                                                   $1,500                    $3,000
            Trustee

          W. Rodney Hughes                                                  $5,875                   $11,750
            Trustee

          *J. Tucker Morse1                                                 $1,500                    $3,000
            Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

         Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:


        Name and Address                      Percentage of
        of Interestholder                   Master Portfolio

Vantagepoint Broad Market Index Fund               100%
Vantagepoint Funds
777 North Capital Street, NE, Suite 600
Washington, D.C.  20002

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.



ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The following information supplements and should be read in conjunction with Item 6 in Part A.

         Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP, dated October 28, 1998. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

         Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio (the "Underlying Portfolios") as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the ten-month period ended December 31, 1999, the Master Portfolio paid BGFA $334,564 in advisory fees, without waivers, $284,259 of which was allocated from the Underlying Portfolios.

     Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years of the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. For the ten-month period ended December 31, 1999, the Master Portfolio paid Stephens and BGI $72,405 in administrative fees, without waivers, $22,100 of which was allocated from the Extended Index Portfolio.


         Placement Agent. Stephens is the placement agent for the Master Portfolios, Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

         Custodian. IBT acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. During the first two years of the Master Portfolio's operations, IBT will only receive compensation for its custodial services from Stephens and BGI. However, beginning on February 22, 2001, IBT will be entitled to receive custodial fees of up to 0.01% from the Master Portfolio.

         Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16.  BROKERAGE ALLOCATION AND  OTHER PRACTICES.

         General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

         Securities of Regular Broker/Dealers. On December 31, 1999, the Master Portfolio owned no securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

     Brokerage Commissions. For the ten-month period ended December 31, 1999, the Master Portfolio paid no brokerage commissions.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

         Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

         The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

         Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio's interestholders.

         Pricing of Securities. The securities of the Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

         Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

         New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

         MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes, and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

         It  is  intended  that  the  Master  Portfolio's  assets,   income  and
distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

         The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

         KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolio for the ten-month period ended December 31, 1999 are hereby incorporated by reference to MIP's Form N-SAR (SEC File No. 811-8162) as filed with the SEC on February 25, 2000. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

                                S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

                          S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

                              Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

                        Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                               Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

                            Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.



                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO

                      INTERNATIONAL INDEX MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                  July 1, 2000

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated September 29, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956.
MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.


                                TABLE OF CONTENTS

                                                                                                            Page
Trust History .....................................................................................          1
Description of the Master Portfolio and Its Investments and Risks .................................          2
Management of the Trust............................................................................         13
Control Persons and Principal Holders of Securities................................................         14
Investment Advisory and Other Services ............................................................         15
Brokerage Allocation and Other Practices...........................................................         16
Capital Stock and Other Securities.................................................................         16
Purchase, Redemption and Pricing of Interests......................................................         17
Taxation of the Trust .............................................................................         18
Underwriters.......................................................................................         18
Calculation of Performance Data ...................................................................         18
Financial Statements...............................................................................         18
Appendix...........................................................................................        A-1

ITEM 11.  TRUST HISTORY.

         MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the International Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."



ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

         The following information supplements and should be read in conjunction with Item 4 in Part A.

         Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks -- Investment Objectives," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolio may not:

         (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

         (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

         (3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

         (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

         (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

         (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and MIP's Board of Trustees.

         (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act, as amended, by virtue of disposing of portfolio securities.

         (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the EAFE Free Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry.

         (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

         (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

         (2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

         (3) .....The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

 Portfolio Securities

         Foreign Currency Futures Contracts.

         In General. A foreign currency futures contract is an agreement between two parties for the future delivery of a specified currency at a specified time and at a specified price. A "sale" of a futures contract means the contractual obligation to deliver the currency at a specified price on a specified date, or to make the cash settlement called for by the contract. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a brokerage firm, known as a futures commission merchant, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

         While futures contracts based on currencies do provide for the delivery and acceptance of a particular currency, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Master Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Master Portfolio must provide cash or money market securities as a deposit known as "margin." The initial deposit required will vary, but may be as low as 2% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Master Portfolio may receive or be required to pay "variation margin" as the futures contract becomes more or less valuable.

         Purchase and Sale of Currency Futures Contracts. In order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions, the Master Portfolio may buy or sell currency futures contracts. If a fall in exchange rates for a particular currency is anticipated, the Master Portfolio may sell a currency futures contract as a hedge. If it is anticipated that exchange rates will rise, the Master Portfolio may purchase a currency futures contract to protect against an increase in the price of securities denominated in a particular currency the Master Portfolio intends to purchase. These futures contracts will be used only as a hedge against anticipated currency rate changes.

         A currency futures contract sale creates an obligation by the Master Portfolio, as seller, to deliver the amount of currency called for in the contract at a specified futures time for a special price. A currency futures contract purchase creates an obligation by the Master Portfolio, as purchaser, to take delivery of an amount of currency at a specified future time at a specified price. Although the terms of currency futures contracts specify actual delivery or receipt, in most instances the contracts are closed out before the settlement date without the making or taking of delivery of the currency. Closing out of a currency futures contract is effected by entering into an offsetting purchase or sale transaction.

         In connection with transactions in foreign currency futures, the Master Portfolio will be required to deposit as "initial margin" an amount of cash or short-term government securities equal to from 5% to 10% of the contract amount. Thereafter, subsequent payments (referred to as "variation margin") are made to and from the broker to reflect changes in the value of the futures contract.

         Risk Factors Associated with Futures Transactions. The effective use of futures strategies depends on, among other things, the Master Portfolio's ability to terminate futures positions at times when BGFA deems it desirable to do so. Although the Master Portfolio will not enter into a futures position unless BGFA believes that a liquid secondary market exists for such future, there is no assurance that the Master Portfolio will be able to effect closing transactions at any particular time or at an acceptable price. The Master Portfolio generally expects that its futures transactions will be conducted on recognized U.S. and foreign securities and commodity exchanges.

         Futures markets can be highly volatile and transactions of this type carry a high risk of loss. Moreover, a relatively small adverse market movement with respect to these transactions may result not only in loss of the original investment but also in unquantifiable further loss exceeding any margin deposited.

         The use of futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of futures strategies also depends on the ability of BGFA to correctly forecast interest rate movements, currency rate movements and general stock market price movements.

         In addition to the foregoing risk factors, the following sets forth certain information regarding the potential risks associated with the Master Portfolio's futures transactions.

         Risk of Imperfect Correlation. The Master Portfolio's ability effectively to hedge currency risk through transactions in foreign currency futures depends on the degree to which movements in the value of the currency underlying such hedging instrument correlate with movements in the value of the relevant securities held by the Master Portfolio. If the values of the securities being hedged do not move in the same amount or direction as the underlying currency, the hedging strategy for the Master Portfolio might not be successful and the Master Portfolio could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the currency underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Master Portfolio's overall return could be less than if the hedging transactions had not been undertaken.

         Under certain extreme market conditions, it is possible that the Master Portfolio will not be able to establish hedging positions, or that any hedging strategy adopted will be insufficient to completely protect the Master Portfolio.

         The Master Portfolio will purchase or sell futures contracts only if, in BGFA's judgment, there is expected to be a sufficient degree of correlation between movements in the value of such instruments and changes in the value of the relevant portion of the Master Portfolio's portfolio for the hedge to be effective. There can be no assurance that BGFA's judgment will be accurate.

         Potential Lack of a Liquid Secondary Market. The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require the Master Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market may be lacking. Prior to exercise or expiration, a futures position may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the exchange on which the position was originally established. While the Master Portfolio will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In such event, it may not be possible to close out a position held by the Master Portfolio, which could require the Master Portfolio to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the Master Portfolio's ability effectively to hedge its securities, or the relevant portion thereof.

         The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         Trading and Position Limits. Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares). BGFA does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding the Master Portfolio's investments.

         Regulations on the Use of Futures Contracts. Regulations of the CFTC require that the Master Portfolio enter into transactions in futures contracts for hedging purposes only, in order to assure that it is not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations require that all short futures positions be entered into for the purpose of hedging the value of investment securities held by the Master Portfolio, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained for the Master Portfolio, and accrued profits on such positions. In addition, the Master Portfolio may not purchase or sell such instruments if, immediately thereafter, the sum of the amount of initial margin deposits on its existing futures positions and premiums paid for options on futures contracts would exceed 5% of the market value of the Master Portfolio's total assets.

         When the Master Portfolio purchases a futures contract, an amount of cash, cash equivalents or other liquid assets will be segregated with the Master Portfolio's custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

         The Master Portfolio's ability to engage in the hedging transactions described herein may be limited by the policies and concerns of various Federal and state regulatory agencies. Such policies may be changed by vote of the Board of Trustees.

         BGFA uses a variety of internal risk management procedures to ensure that derivatives use is consistent with the Master Portfolio's investment objective, does not expose the Master Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees concerning the use of derivatives.

         Foreign Obligations and Securities.

         The foreign securities in which the Master Portfolio may invest include common stocks, preferred stocks, warrants, convertible securities and other securities of issuers organized under the laws of countries other than the United States. Such securities also include equity interests in foreign investment funds or trusts, real estate investment trust securities and any other equity or equity-related investment whether denominated in foreign currencies or U.S. dollars.

         The Master Portfolio may invest in foreign securities through American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), International Depositary Receipts ("IDRs") and Global Depositary Receipts ("GDRs") or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR. EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non-U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe.

         For temporary defensive purposes, the Master Portfolio may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

         Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

         From time to time, investments in other investment companies may be the most effective available means by which the Master Portfolio may invest in securities of issuers in certain countries. Investment in such investment companies may involve the payment of management expenses and, in connection with some purchases, sales loads, and payment of substantial premiums above the value of such companies' portfolio securities. At the same time, the Master Portfolio would continue to pay its own management fees and other expenses.

         Investment income on certain foreign securities in which the Master Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Master Portfolio would be subject.

         The Master Portfolio's investments in foreign securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. To attempt to minimize risks to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies, the Master Portfolio may engage in foreign currency transactions on a spot (i.e., cash) basis and may purchase or sell forward foreign currency exchange contracts ("forward contracts"). The Master Portfolio may also purchase and sell foreign currency futures contracts (see "Purchase and Sale of Currency Futures Contracts"). A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date that is individually negotiated and privately traded by currency traders and their customers.

         Forward contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and is traded at a net price without commission. The Master Portfolio will direct its custodian, to the extent required by applicable regulations, to segregate high grade liquid assets in an amount at least equal to its obligations under each forward contract. Neither spot transactions nor forward contracts eliminate fluctuations in the prices of the Master Portfolio's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when BGFA believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio's securities denominated in such foreign currency, or when BGFA believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge").

         The Master Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where BGFA believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the portfolio securities are denominated (a "cross-hedge").

         Foreign currency hedging transactions are an attempt to protect the Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures.

         The Master Portfolio's custodian will, to the extent required by applicable regulations, segregate cash, U.S. Government securities or other high-quality debt securities having a value equal to the aggregate amount of the Master Portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities will be segregated on a daily basis so that the value of the segregated securities will equal the amount of the Master Portfolio's commitments with respect to such contracts.

         The cost to the Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which the Master Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, the Master Portfolio may not be able to contract to sell the currency at a price above the devaluation level it anticipates.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
   -----------------------------------------------------------------------------

         The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser. Securities purchased on a when-issued or forward commitment basis may expose the Master Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself.

         The Master Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Master Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Master Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

         Future Developments.

         The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

         Hedging and Related Strategies.

         The Master Portfolio may attempt to protect the U.S. dollar equivalent value of one or more of its investments (hedge) by purchasing and selling foreign currency futures contracts and by purchasing and selling currencies on a spot (i.e., cash) or forward basis. Foreign currency futures contracts are bilateral agreements pursuant to which one party agrees to make, and the other party agrees to accept, delivery of a specified type of currency at a specified future time and at a specified price. Although such futures contracts by their terms call for actual delivery or acceptance of currency, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. A forward currency contract involves an obligation to purchase or sell a specific currency at a specified future date, which may be any fixed number of days from the contract date agreed upon by the parties, at a price set at the time the contract is entered into.

         The Master Portfolio may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date either with respect to specific transactions or with respect to portfolio positions. For example, the Master Portfolio may enter into a forward currency contract to sell an amount of a foreign currency approximating the value of some or all of the Master Portfolio's securities denominated in such currency. The Master Portfolio may use forward contracts in one currency or a basket of currencies to hedge against fluctuations in the value of another currency when BGFA anticipates there will be a correlation between the two and may use forward currency contracts to shift the Master Portfolio's exposure to foreign currency fluctuations from one country to another. The purpose of entering into these contracts is to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies.

         BGFA might not employ any of the strategies described above, and there can be no assurance that any strategy used will succeed. If BGFA incorrectly forecasts exchange rates, market values or other economic factors in utilizing a strategy for the Master Portfolio, the Master Portfolio might have been in a better position had it not hedged at all. The use of these strategies involves certain special risks, including (1) the fact that skills needed to use hedging instruments are different from those needed to select the Master Portfolio's securities, (2) possible imperfect correlation, or even no correlation, between price movements of hedging instruments and price movements of the investments being hedged, (3) the fact that, while hedging strategies can reduce the risk of loss, they can also reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments and (4) the possible inability of the Master Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Master Portfolio to sell a portfolio security at a disadvantageous time, due to the need for the Master Portfolio to maintain "cover" or to segregate securities in connection with hedging transactions and the possible inability of the Master Portfolio to close out or to liquidate its hedged position.

         New financial products and risk management techniques continue to be developed. The Master Portfolio may use these instruments and techniques to the extent consistent with its investment objectives and regulatory and tax considerations.

         Illiquid Securities.

         The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

         Investment Company Securities.

         The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to:
(i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase interests of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

         Loans of Portfolio Securities.

         The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, BGFA considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

         Privately Issued Securities.

         The Master Portfolio may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to the Master Portfolio. Privately issued or Rule 144A securities that are determined by BGFA to be "illiquid" are subject to the Master Portfolio's policy of not investing more than 15% of its net assets in illiquid securities. BGFA, under guidelines approved by Board of Trustees of MIP, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by the Master Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

         Short-Term Instruments and Temporary Investments.
         ------------------------------------------------

     The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers'
acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P ; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

         Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

         Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to Federal examination and to a substantial body of Federal law and regulation. As a result of Federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

         Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

         Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

         In addition, Federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of Federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

         In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

         The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, which are members of the FDIC, provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

         Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. BGFA monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

         The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. BGFA will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

         U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

         Floating- and Variable-Rate Obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

         Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

ITEM 13.  MANAGEMENT OF THE TRUST.

         The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.



Jack S. Euphrat, 78                    Trustee                Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 49                    Trustee, Chairman      Executive Vice President of Stephens Inc.; President
                                       and President          of Stephens Insurance Services Inc.; Senior Vice
                                                              President of Stephens Sports Management Inc.; and
                                                              President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74                   Trustee                Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Leo Soong,1 54                         Trustee                Managing Director of Crystal Geyser Roxane Water
Crystal Geyser Water Co.                                      Co.; Co-Founder and President of Crystal Geyser
55 Francisco Street, Suite 410                                Water Co.
San Francisco, CA 94133

Richard H. Blank, Jr.,  44             Chief Operating        Vice President of Stephens Inc.; Director of
                                       Officer, Secretary     Stephens Sports Management Inc.; and Director of
                                       and Treasurer          Capo Inc.
--------------------
1        Elected to the Board of Trustees of MIP on February 9, 2000.

                               Compensation Table
                  For the Calendar Year Ended December 31, 1999

                                                                           Aggregate        Total Compensation
                                                                         Compensation       from Registrant
          Name and Position                                             from Registrant     and Fund Complex
          -----------------                                          -  ---------------     ----------------
          Jack S. Euphrat                                                   $5,875                   $11,750
            Trustee

          *R. Greg Feltus                                                     $0                        $0
            Trustee

          Thomas S. Goho1                                                   $1,500                    $3,000
            Trustee

          W. Rodney Hughes                                                  $5,875                   $11,750
            Trustee

          *J. Tucker Morse1                                                 $1,500                    $3,000
            Trustee

--------------------
1        Retired from the Board of Trustees of MIP on April 28, 1999.

         Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to the MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 2000, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:


        Name and Address                      Percentage of
        of Interestholder                   Master Portfolio

Vantagepoint Overseas Equity Fund                  86%
777 North Capital St., N.E.
Washington, D.C.  20002

E*Trade International Index Fund                   12%
4500 Bohannon Drive
Menlo Park, CA  94025


         For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The following information supplements and should be read in conjunction with Item 6 in Part A.

         Investment Adviser. BGFA provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

         Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.15% of the first $1 billion, and 0.10% thereafter, of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the period beginning October 1, 1999 (the Master Portfolio's commencement of operations) and ended December 31, 1999, the Master Portfolio paid BGFA $19,417 in advisory fees, without waivers.

         Co-Administrators.   Stephens  and  BGI  are  the  Master   Portfolio's
co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA. Stephens and BGI are entitled to receive monthly compensation for providing administration services to the Master Portfolio at the annual rate of 0.10% of the first $1 billion, and 0.07% thereafter, of the average daily net assets of the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services. For the period beginning October 1, 1999 (the Master Portfolio's commencement of operations) and ended December 31, 1999, the Master Portfolio paid Stephens and BGI $12,945 in administrative fees, without waivers.

         Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

         Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

         Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

         Securities of Regular Broker/Dealers. On December 31, 1999, the Master Portfolio owned no securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

         Brokerage Commissions. For the period beginning October 1, 1999 (the Master Portfolio's commencement of operations) and ended December 31, 1999, the Master Portfolio paid brokerage commissions in the amount of $21,652. None of the brokerage commissions were paid to affiliated brokers.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

         Each investor is entitled to vote, with respect to matters affecting MIP's portfolio, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         The following information supplements and should be read in conjunction with Item 7 in Part A.

         Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master
Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

         Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines approved by MIP's Board of Trustees.

         Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees or its delegates.

         New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

         MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes, and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

         It  is  intended  that  the  Master  Portfolio's  assets,   income  and
distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20.  UNDERWRITERS.

         The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

         KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolio for the three-month period ended December 31, 1999 are hereby incorporated by reference to MIP's Form N-SAR (SEC File No. 811-8162) as filed with the SEC on February 25, 2000. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

                                S&P Bond Ratings

                                      "AAA"

         Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                                      "AA"

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

                                       "A"

         Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

                                      "BBB"

         Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

         S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

                          S&P Commercial Paper Ratings

         The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

                              Moody's Bond Ratings

                                      "Aaa"

         Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                      "Aa"

         Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                                       "A"

         Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                      "Baa"

         Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

                        Moody's Commercial Paper Ratings

         The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                               Fitch Bond Ratings

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

                                      "AAA"

         Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                                      "AA"

         Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".



                                       "A"
         Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                                      "BBB"

         Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

                            Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

                                     "F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                                      "F-1"

         Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                                      "F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.



                                Duff Bond Ratings

                                      "AAA"

         Bonds rated "AAA" are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                      "AA"

         Bonds rated "AA" are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                       "A"

         Bonds rated "A" have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                      "BBB"

         Bonds rated "BBB" are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         Plus (+) and minus (-) signs are used with a rating symbol (except "AAA") to indicate the relative position of a credit within the rating category.

                          Duff Commercial Paper Ratings

         The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated "Duff-1" is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

                         IBCA Bond and Long-Term Ratings

         Obligations rated "AAA" by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated "AA" by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                  IBCA Commercial Paper and Short-Term Ratings

         The designation "A1" by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated "A1+" are supported by the highest capacity for timely repayment. Obligations rated "A2" are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                    IBCA International and U.S. Bank Ratings

         An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from "1" through "5," address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from "A" through "E," represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                           MASTER INVESTMENT PORTFOLIO

                                File No. 811-8162

                                     PART C

                                OTHER INFORMATION

Item 23.      Exhibits.
              --------


----------------------- ----------------------------------------------------------------------------------------------

Exhibit                 Description
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (a)(1)                Amended  and   Restated   Declaration   of  Trust,
                              incorporated  by  reference  to  the  Registration
                              Statement on Form N-1A,  filed  November 15, 1993,
                              and August 31, 1998.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (a)(2)                Certificate of Trust, incorporated by reference to
                              the  Registration  Statement  on Form N-1A,  filed
                              November 15, 1993, and August 31, 1998.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (a)(3)                Amendment  to the Amended and  Restated  Agreement
                              and   Declaration   of  Trust,   incorporated   by
                              reference  to the  Registration  Statement on Form
                              N-1A, filed August 31, 1998.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (a)(4)                Certificate  of  Amendment to the  Certificate  of
                              Trust,    incorporated   by   reference   to   the
                              Registration   Statement   on  Form  N-1A,   filed
                              September 9, 1998.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (b)                  By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15, 1993.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (c)                  Not applicable
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(1)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of the  LifePath  2000  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(2)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of the  LifePath  2010  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(3)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of the  LifePath  2020  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(4)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of the  LifePath  2030  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(5)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of the  LifePath  2040  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(6)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of  the  Bond  Index   Master   Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(7)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf of the Asset Allocation  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(8)                Investment  Advisory  Contract  by and  among  BZW
                              Barclays   Global   Fund   Advisors   and   Master
                              Investment  Portfolio  dated  January 1, 1996,  on
                              behalf  of the S&P  500  Index  Master  Portfolio,
                              incorporated  by reference  to Amendment  No. 3 to
                              the Registration Statement, filed January 5, 1996.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (d)(9)                Investment Advisory Contract by and among Barclays
                              Global  Fund   Advisors   and  Master   Investment
                              Portfolio  dated June 11,  1998,  on behalf of the
                              Money Market  Master  Portfolio,  incorporated  by
                              reference to Amendment  No. 9 to the  Registration
                              Statement, filed February 22, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

       (d)(10)                Investment Advisory Contract by and among Barclays
                              Global  Fund   Advisors   and  Master   Investment
                              Portfolio dated October 28, 1998, on behalf of the
                              Extended Index Master  Portfolio,  incorporated by
                              reference to Amendment  No. 9 to the  Registration
                              Statement, filed February 22, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

       (d)(11)                Investment Advisory Contract by and among Barclays
                              Global  Fund   Advisors   and  Master   Investment
                              Portfolio dated October 28, 1998, on behalf of the
                              U.S. Equity Index Master  Portfolio,  incorporated
                              by   reference   to   Amendment   No.   9  to  the
                              Registration Statement, filed February 22, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

       (d)(12)                Investment Advisory Contract by and among Barclays
                              Global  Fund   Advisors   and  Master   Investment
                              Portfolio  dated  September 27, 1999, on behalf of
                              the   International    Index   Master   Portfolio,
                              incorporated  by reference to Amendment  No. 11 to
                              the  Registration  Statement,  filed September 29,
                              1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (e)                  Placement Agency Agreement with Stephens Inc. dated February 25, 1994, on behalf of each Master Portfolio, incorporated by reference to Amendment
                              No. 11 to the Registration Statement, filed September 29, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (f)                  Not applicable.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (g)                  Custody Agreement with Investors Bank & Trust Co. dated October 21, 1996 on behalf of each Master Portfolio, incorporated by reference to Amendment
                              No. 11 to the Registration Statement, filed September 29, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(1)                Co-Administration Agreement with Stephens Inc. and Barclays Global Investors,
                              N.A. dated October 21, 1996 on behalf of each Master Portfolio, incorporated by reference to Amendment No. 11 to the Registration Statement, filed
                              September 29, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(2)                Sub-Administration Agreement with Investors Bank &
                              Trust and Barclays  Global  Investors,  N.A. dated
                              October   21,   1996  on  behalf  of  each  Master
                              Portfolio,  incorporated by reference to Amendment
                              No.  9  to  the  Registration   Statement,   filed
                              February 22, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(3)                Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc.,
                              Strong Funds Distributors, Inc. and Master Investment Portfolio dated
                              April 25, 1997, incorporated by reference to Amendment No. 7 to the
                              Registration Statement, filed August 31, 1998.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(4)                Third  Party  Feeder Fund  Agreement  by and among
                              Hewitt  Series  Funds,  Hewitt  Services  LLC  and
                              Master  Investment  Portfolio  dated  September 1,
                              1998,  incorporated  by reference to Amendment No.
                              10 of the Registration  Statement,  filed June 30,
                              1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(5)                Third  Party  Feeder Fund  Agreement  by and among
                              Diversified    Investors    Stock    Index   Fund,
                              Diversified  Investors Securities  Corporation and
                              Master  Investment  Portfolio dated March 1, 1999,
                              incorporated  by reference to Amendment  No. 10 of
                              the Registration Statement, filed June 30, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(6)                Third  Party  Feeder Fund  Agreement  by and among
                              Vantagepoint  Funds,  ICMA - RC Services,  LLC and
                              Master  Investment  Portfolio dated March 1, 1999,
                              incorporated  by reference to Amendment  No. 10 of
                              the Registration Statement, filed June 30, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(7)                Third Party Feeder Fund Agreement by and among INTRUST SERIES TRUST, BISYS
                              Fund Services, BISYS Fund Services, Inc., INTRUST Bank, N.A., Investors Bank
                              & Trust Company and Master Investment Portfolio dated December 21, 1998, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(8)                Amended  and  Restated  Third  Party  Feeder  Fund
                              Agreement  by and  among  E*Trade  Funds,  E*Trade
                              Securities and Master  Investment  Portfolio dated
                              October 22, 1999, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (h)(9)                Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com Asset
                              Management, Inc. and Master Investment Portfolio dated September 1, 1999, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

       (h)(10)                Third Party Feeder Fund Agreement by and among Smith Barney Investment Trust,
                              CFBDS, Inc. and Master Investment Portfolio dated October 13, 1999, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

       (h)(11)                Third Party Feeder Fund Agreement by and among Whatifi Funds, BISYS Fund
                              Services, BISYS Fund Services, Inc., Investors Bank & Trust Co. and Master
                              Investment Portfolio dated June 1, 2000, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (i)                  Not applicable.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (j)(1)                Consent of Independent Auditors, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (j)(2)                Powers of Attorney for Jack S. Euphrat, R. Greg Feltus and W. Rodney Hughes,
                              incorporated by reference to Amendment No. 5 to the Registration Statement, filed June 30, 1997.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

        (j)(3)                Power of Attorney for Leo Soong, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (k)                  Not applicable
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (l)                  Not applicable
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (m)                  Distribution  Plan  dated  October  28,  1998,  on
                              behalf  of  the  Asset  Allocation,  Institutional
                              Money  Market,  LifePath  Income,  LifePath  2010,
                              LifePath  2020,  LifePath  2030 and LifePath  2040
                              Funds, incorporated by reference to Post-Effective
                              Amendment No. 22, filed July 30, 1999.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (n)                  Not applicable.
----------------------- ----------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------------

         (p)                  Code of Ethics of Master Investment Portfolio, filed herewith.
----------------------- ----------------------------------------------------------------------------------------------


Item 24.      Persons Controlled by or Under Common Control with Registrant

              No person is controlled by or under common control with the Registrant.


Item 25.      Indemnification

              Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


Item 26.      Business and Other Connections of Investment Adviser.
              ----------------------------------------------------

              The Funds currently do not retain an investment adviser. The corresponding MIP Master Portfolio to the Fund is advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI"). BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

              Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


----------------------------------- ------------------------------------------------------------------------------
Name and Position                          Principal Business(es) During at
at BGFA                                    Least the Last Two Fiscal Years
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Patricia Dunn                              Director of BGFA and C-Chairman and Director of BGI
Director                                   45 Fremont Street, San Francisco, CA 94105

----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Lawrence G. Tint                           Chairman of the Board of Directors of BGFA
Chairman and Director                      and Chief Executive Officer of BGI
                                           45 Fremont Street, San Francisco, CA  94105

----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Geoffrey Fletcher                          Chief Financial Officer of BGFA and BGI since May 1997
Chief Financial Officer                    45 Fremont Street, San Francisco, CA 94105
                                           Managing Director and Principal Accounting Officer at
                                           Bankers Trust Company from 1988 - 1997
                                           505 Market Street, San Francisco, CA  94105

----------------------------------- ------------------------------------------------------------------------------


Item 27.      Principal Underwriters.
              ----------------------

     (a) Stephens Inc., distributor for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations LifeGoal Funds, Inc., Nations Funds Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust and is the exclusive placement agent for Wells Fargo Core Trust, Nations Master Investment Trust, and Master Investment Portfolio, all of which are registered open-end management investment companies, and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations
Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc., and Hatteras Income Securities, Inc., closed-end management investment companies.

     (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV filed by Stephens Inc. with the SEC pursuant to the 1940 Act (file No. 501-15510).

(c)      Not applicable.


Item 28.      Location of Accounts and Records

              (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

              (b) BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

              (c) Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

         (e)  IBT   maintains   all  Records   relating   to  its   services  as
sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.



Item 29.      Management Services

              Other than as set forth under the captions "Item 6, Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 13, Management of the Trust" and "Item 15, Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.


Item 30.      Undertakings

              Not applicable.

                                   SIGNATURES

            Pursuant to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 30th day of June, 2000.

                           MASTER INVESTMENT PORTFOLIO


                                                    By /s/ Richard H. Blank, Jr.
                                                           Richard H. Blank, Jr.
                                                         Secretary and Treasurer
                                                   (Principal Financial Officer)

            Pursuant to the requirements of the 1940 Act, this Amendment No. 12 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

      Signature                                   Title

                     *                            Trustee, Chairman and President                6/30/00
      ------------------------------
      (R. Greg Feltus)                            (Principal Executive Officer)

      /s/ Richard H. Blank, Jr.                   Secretary and Treasurer                        6/30/00
      ------------------------------
      (Richard H. Blank, Jr.)                     (Principal Financial Officer)

                     *                            Trustee                                        6/30/00
      ------------------------------
      (Jack S. Euphrat)

                     *                            Trustee                                        6/30/00
      ------------------------------
      (W. Rodney Hughes)

                     *                            Trustee                                        6/30/00
      ------------------------------
      (Leo Soong)


*By:  /s/ Richard H. Blank, Jr.
      -------------------------
          Richard H. Blank, Jr.
           As Attorney-in-Fact
           June 30, 2000


                                                     MASTER INVESTMENT PORTFOLIO
                                                           SEC FILE No. 811-8162

                                  EXHIBIT INDEX

Exhibit Number                        Description

                                               Amended and Restated Third Party Feeder Fund Agreement by and among
Exhibit (h)(8)                             E*Trade Funds, E*Trade Securities and Master Investment Portfolio dated
                                           October 22, 1999.

                                               Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com
Exhibit (h)(9)                             Asset Management, Inc. and Master Investment Portfolio dated September 1,
                                           1999.

                                               Third Party Feeder Fund Agreement by and among Smith Barney
Exhibit (h)(10)                            Investment Trust, CFBDS, Inc. and Master Investment Portfolio dated
                                           October 13, 1999.

                                               Third Party Feeder Fund Agreement by and among Whatifi Funds, BISYS
Exhibit (h)(11)                            Fund Services, BISYS Fund Services, Inc., Investors Bank & Trust Co. and
                                           Master Investment Portfolio dated June 1, 2000.

                                               Consent of Independent Auditors - KPMG LLP
Exhibit (j)(1)
                                               Power of Attorney for Leo Soong.
Exhibit (j)(3)
                                               Code of Ethics of Master Investment Portfolio
Exhibit (p)

                                                            EXHIBIT (h)(8)

                              AMENDED AND RESTATED

                             THIRD PARTY FEEDER FUND

                                    AGREEMENT

                                      AMONG

                                  E*TRADE FUNDS

                            E*TRADE SECURITIES, INC.

                                       AND

                           MASTER INVESTMENT PORTFOLIO



                                   dated as of

                                October 22, 1999


     TABLE OF CONTENTS


ARTICLE I.         REPRESENTATIONS AND WARRANTIES.................................................................1
         1.1       Company........................................................................................1
         1.2       MIP............................................................................................2
         1.3       Distributor....................................................................................3

ARTICLE II.        COVENANTS......................................................................................4
         2.1       Company........................................................................................4
         2.2       MIP............................................................................................5
         2.3       Reasonable Actions.............................................................................7

ARTICLE III.       INDEMNIFICATION................................................................................8
         3.1       Funds..........................................................................................8
         3.2       Distributor....................................................................................9
         3.3       MIP...........................................................................................11

ARTICLE IV.        ADDITIONAL AGREEMENTS.........................................................................12
         4.1       Access to Information.........................................................................12
         4.2       Confidentiality...............................................................................12
         4.3       Obligations of Company and MIP ...............................................................13

ARTICLE V.         TERMINATION, AMENDMENT........................................................................13
         5.1       Termination...................................................................................13
         5.2       Amendment.....................................................................................13

ARTICLE VI.        GENERAL PROVISIONS............................................................................13
         6.1       Expenses......................................................................................14
         6.2       Headings......................................................................................14
         6.3       Entire Agreement..............................................................................14
         6.4       Successors....................................................................................14
         6.5       Governing Law.................................................................................14
         6.6       Counterparts..................................................................................14
         6.7       Third Parties.................................................................................14
         6.8       Notices.......................................................................................14
         6.9       Interpretation................................................................................15
         6.10      Operation of Funds............................................................................15
         6.11      Relationship of Parties; No Joint Venture, Etc. ..............................................15
         6.12      Use of Name...................................................................................15

Signatures         ..............................................................................................16
Schedule A         ..............................................................................................17
Schedule B         ..............................................................................................18

                                    AGREEMENT

THIS AMENDED AND RESTATED THIRD PARTY FEEDER FUND AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of October, 1999, by and among E* TRADE Funds, a Delaware business trust (the "Company"), for itself and on behalf of those series set forth on Schedule A (the "Funds"), E*TRADE Securities, Inc. (the "Distributor"), a California corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of those series set forth on Schedule B ("the Portfolios"). This Agreement supersedes the Third Party Feeder Fund Agreement entered into by and among the parties on February 3, 1999, and the Third Party Feeder Fund Agreement entered into by and among the parties on August 12, 1999.

                                   WITNESSETH

WHEREAS, Company and MIP are each registered under the Investment Company Act of 1940 (the "1940 Act") as open-end management investment companies;

WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;

WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for a beneficial interest in the corresponding Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

1.1  Company.  Company represents and warrants to MIP that:
     -------

(a) Organization. Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Funds are duly and validly designated series of Company. Company and each of the Funds has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

(b) Authorization of Agreement. The execution and delivery of this Agreement by Company on behalf of the Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Company's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Funds, or the performance by the Funds of their obligations hereunder. This Agreement when executed and delivered by Company on behalf of the Funds shall constitute a legal, valid and binding obligation of Company, enforceable against the Funds in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity. No meeting of, or consent by, shareholders of the Funds is necessary to approve or implement the Investments.

(c) 1940 Act Registration. Company is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

(d) SEC Filings. Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the
     Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of the Funds' shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Fund Assets. The Funds currently intend on an ongoing basis to invest their Assets solely in the corresponding Portfolio, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all units of a corresponding Portfolio at any time without notice.

(f) Registration Statement. Company has reviewed MIP's and each Portfolio's registration statement on Form N-lA, as filed with the SEC.

(g) Insurance. The Funds have in force an errors and omissions liability insurance policy insuring each Fund against loss up to $2.5 million for negligence or wrongful acts.

1.2  MIP.  MIP represents and warrants to Company that:
     ---

(a) Organization. MIP is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and the Portfolios are duly and validly designated series of MIP. MIP and each of the Portfolios has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolios, or the performance by the Portfolios of their obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of the Portfolios shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interestholders of the Portfolios is necessary to approve the issuance of the Interests (as defined below) to the Funds.

(c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in the Portfolios ("Interests") in exchange for the Investments by the Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.

(d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

(e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in the Portfolios are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Tax Status. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

(g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is currently December 31st.

(h) Insurance. MIP has in force an errors and omissions liability insurance policy insuring each Portfolio against loss up to $5.0 million for negligence and wrongful acts. 1.3 Distributor. Distributor represents and warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

                                   ARTICLE II

                                    COVENANTS

2.1  Company.  Company covenants that:
     -------

(a)  Advance Review of Certain Documents.  Company will furnish MIP at least ten
     (10) business days prior to the earlier of filing or first use, with drafts of each Fund's registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least three (3) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Company will furnish or will cause to be furnished to MIP at least two (2) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or the Portfolios and that was not previously approved by MIP. Company agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to Company for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in each Portfolio's 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither the Funds nor Distributor will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

(b) SEC and Blue Sky Filings. Company will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds' shares, any meetings of its shareholders, and its registration as a series of an investment company. Company will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of a Fund are or will be noticed for sale ("State Filings"). Each Fund's SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer a Fund's shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Fund's State Filings will be prepared in accordance with the requirements of applicable state and federal laws and the rules and regulations thereunder.

(c) 1940 Act Registration. Company will be duly registered as an open-end management investment company under the 1940 Act.


(d) Tax Status. The Funds will qualify for treatment as regulated investment companies under Subchapter M of the Code for any taxable year during which this Agreement continues in effect except to the extent a failure to so qualify may result from any action or omission of the Portfolio or MIP.

(e) Fiscal Year. The Funds shall take appropriate action to adopt and maintain the same fiscal year end as their corresponding Portfolio (currently the last day of December).

(f) Proxy Voting. If requested to vote on matters pertaining to MIP or the Portfolios, the Funds will vote such shares in accordance with applicable law or exemption therefrom.

(g) Compliance with Laws. Company shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

(h) Year 2000 Readiness. Company shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. Company shall promptly notify MIP of any significant problems that arise in connection with such readiness.

2.2  MIP.  MIP covenants that:
     ---

(a) Signature Pages. MIP shall promptly provide all required signature pages to Company for inclusion in any SEC Filings of Company, provided Company is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Company and Distributor acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Company in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

(b) Redemption. Except as otherwise provided in this Section 2.2(b), redemptions of Interests owned by the Funds will be effected pursuant to Section 2.2(c). In the event a Fund desires to withdraw its entire Investment from its corresponding Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to the corresponding Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the corresponding Portfolio immediately prior to such redemption. Each Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Company's prior approval that would cause the withdrawal of the corresponding Fund's Investments to be treated as a taxable event to the Fund. Each Portfolio further agrees to conduct its activities in accordance with all applicable requirements of Regulation 1.731-2(e) under the Code or any successor regulation.


(c) Ordinary Course Redemptions. Each Portfolio will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of the corresponding Fund's entire Investment in the corresponding Portfolio under
     Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three (3) consecutive business days) of an amount that exceeds 10% of the Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the corresponding Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

(d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of each Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Company. The Portfolios' SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (e) 1940 Act Registration. MIP will remain duly registered as an open-end management investment company under the 1940 Act. ---------------------

(f) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the diversification test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to Company prior to the Fund's initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of its corresponding Portfolio and agrees that Company and the Funds may rely upon such opinion or ruling during the term of this Agreement.

(g) Securities Exemptions. Interests in each Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

(h) Advance Notice of Certain Changes. MIP shall provide Company with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains or should have obtained such knowledge, of any material change in a Portfolio's investment policies or activities, any material increase in a Portfolio's fees or expenses, or any change in a Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

(i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

(j) Proxy Costs. If and to the extent that: (i) MIP submits a matter to a vote of a Portfolio's Interestholders; (ii) each Fund determines that it is necessary or appropriate to solicit proxies from its shareholders in order to vote its Interests; and (iii) MIP agrees to assume the costs associated with soliciting proxies from the shareholders of any other feeder fund that invest substantially all of its investable assets in a corresponding
     Portfolio, then MIP shall assume the costs associated with soliciting proxies from the shareholders of a Fund.

(k) Year 2000 Readiness. MIP shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. MIP shall promptly notify Company of any significant problems that arise in connection with such readiness. 2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE III

                                 INDEMNIFICATION

3.1  Funds

    (a) The Funds each agree to indemnify and hold harmless MIP, each Portfolio and each Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, a Portfolio or a Portfolio's investment adviser (in this Section 3.1 and 3.2, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:
                           (i) arise out of or are based upon any  violation  or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to a Fund; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature used by the Distributor, prospectus, registration statement, or any other SEC Filing relating to Company, or any amendments or supplements to the foregoing (in this Section 3.1 and 3.2, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to a Fund or by any service provider of MIP for use therein or for use by a Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

    provided, however, that in no case shall a Fund be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Company in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Company of such claim shall not relieve Company from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.
    (b) Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company, as applicable. In the event Company elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Company shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Company, and any such Covered Person has been advised in a written opinion by counsel acceptable to Company in its reasonable judgment that one or more legal defenses may be available to it that may not be available to Company, in which case Company shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. For purposes of the foregoing, the parties agree that the fact that interests in a Portfolio that are not registered under the 1933 Act shall be deemed not to give rise to one or more legal or equitable defenses available to a Portfolio that are not available to Company and/or the Funds. Company shall not be required to indemnify any Covered Person for any settlement of any such claim effected without the Company's prior written consent, which consent, in each case shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Company might otherwise have to Covered Persons.
3.2  Distributor

    (a) Distributor agrees to indemnify and hold harmless MIP, each Portfolio and each Covered Person, against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:
                           (i) arise out of or are based upon any  violation  or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Distributor or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to a Fund; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to a Fund or by any service provider of MIP for use therein or for use by a Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

    provided, however, that in no case shall the Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Distributor of such claim shall not relieve Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.
    (b)  Distributor  will be entitled to  participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor, as applicable. In the event Distributor elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless
(A) Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Distributor, and any such Covered Person has been advised in a written opinion by counsel acceptable to Distributor in its reasonable judgment that one or more legal defenses may be available to it that may not be available to Distributor, in which case Distributor shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. For purposes of the foregoing, the parties agree that the fact that interests in a Portfolio that are not registered under the 1933 Act shall be deemed not to give rise to one or more legal or equitable defenses available to a Portfolio that are not available to Distributor and/or the Funds. Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Distributor might otherwise have to Covered Persons.
    3.3  MIP.
    (a) MIP agrees to indemnify and hold harmless Company, the Funds, Distributor, and any affiliate of the Company, the Distributor and/or the Funds, and any trustee/director, officer, employee or agent of any of them (in this Section 3.3, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b), that:
                           (i) arise out of or are based upon any  violation  or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, registration statement or any other SEC Filing relating to a Portfolio, or any amendments or supplements to the foregoing (in this Section 3.3, collectively, the "Offering Documents") relating to a Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                           (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Company or the Funds or relating to the Distributor or any of their affiliates or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to a Fund by MIP for use therein or for use by a Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

    provided, however, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, a Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.
    (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel acceptable to MIP in its reasonable judgment that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.
                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1 Access to Information. Throughout the life of this Agreement, Company and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, a Fund's or a Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Company or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to a Fund or a Portfolio, respectively, and that such disclosure by Company or MIP shall not require any additional consent from the other parties.

4.3 Obligations of Company and MIP. MIP agrees that the financial obligations of Company under this Agreement shall be binding only upon the assets of the Funds. MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Company or the Funds and in no case shall MIP or any covered person have recourse to the assets of any series of the Company other than the Funds. With respect to any obligation of the Company on behalf of any Funds arising out of this Agreement, MIP and its Portfolios shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though MIP and its Portfolios had separately contracted with the Company by separate written instrument with respect to each Fund. Company agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities Laws, Company shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP. With respect to any obligation of MIP on behalf of the Portfolios arising out of this Agreement, Company and the Funds shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though Company and the Funds had separately contracted with MIP by separate written instrument with respect to each Portfolio.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on one hundred and eighty
(180) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Company's right to redeem all or a portion of its units of a Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.

5.2 Termination with respect to each Fund. Pursuant to Section 5.1 above, this Agreement may be terminated by the Company on 180 days advance written notice with respect to one or more specific Funds without terminating with respect to the other Funds.

5.3 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses. 6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in writing signed by all parties.

6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:


                  If to the Funds:

                  Joe Van Remortel, Vice President
                  E*TRADE Funds, c/o E*TRADE Asset Management
                  4500 Bohannon Drive
                  Menlo Park, CA  94025

                  If to Distributor:

                  E*TRADE Securities, Inc.
                  4500 Bohannon Drive
                  Menlo Park, CA  94025
                  Attn:  Brian Murray

                  If to MIP:

                  Chief Operating Officer
                  Master Investment Portfolio
                  c/o Stephens Inc.
                  111 Center Street
                  Little Rock, AR  72201

6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

6.10 Operation of Funds. Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, Company or Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.

6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Company nor Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Company or Distributor with the authority to bind such party.

6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Company's Registration Statement on Form N-1A), neither Company, the Funds nor Distributor shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Company, the Funds or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Company, the Funds or Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

                  [Remainder of Page left intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

E* TRADE Funds
     on behalf of itself and each
     Fund set forth on Schedule A


By:    /s/  Joseph N. Van Remortel
       ---------------------------
      Name:  Joseph N. Van Remortel
      Title:    Vice President


E*TRADE Securities, Inc.


By:    /s/  Brian Murray
      ---------------------------
      Name:  Brian Murray
      Title:  Vice President


MASTER INVESTMENT PORTFOLIO,
     on behalf of itself and each
     Master Portfolio set forth on Schedule B


By:    /s/  Richard H. Blank, Jr.
      ---------------------------
      Name:  Richard H. Blank, Jr.
      Title:  Chief Operating Officer

                               AMENDED SCHEDULE A
                           TO THE AMENDED AND RESTATED
                        THIRD PARTY FEEDER FUND AGREEMENT


         This Schedule A, amended as of April ___, 2000, is Schedule A to the Amended and Restated Third Party Feeder Fund Agreement, dated as of October 22, 1999, by and among E*TRADE Funds, E*TRADE Securities, Inc. and Master Investment Portfolio.

                                      FUNDS

                           E*TRADE S&P 500 Index Fund
                       E*TRADE Extended Market Index Fund
                             E*TRADE Bond Index Fund
                        E*TRADE International Index Fund
                        E*TRADE Premier Money Market Fund


E*TRADE Funds
     on behalf of itself and each Fund
     set forth on Schedule A

By:    /s/  Joseph N. Van Remortel
      Name:  Joseph N. Van Remortel
      Title:    Vice President



E*TRADE Securities, Inc.

By:    /s/  Brian Murray
      Name:  Brian Murray
      Title:  Vice President



MASTER INVESTMENT PORTFOLIO
         on behalf of itself and each Master
         Portfolio set forth on Schedule B

 /s/  Richard H. Blank, Jr.
---------------------------
      Name:  Richard H. Blank, Jr.
      Title:  Chief Operating Officer

                               AMENDED SCHEDULE B
                           TO THE AMENDED AND RESTATED
                        THIRD PARTY FEEDER FUND AGREEMENT


         This Schedule B, amended as of April ___, 2000, is Schedule B to the Amended and Restated Third Party Feeder Fund Agreement, dated as of October 22, 1999, by and among E*TRADE Funds, E*TRADE Securities, Inc. and Master Investment Portfolio.

                                MASTER PORTFOLIOS

                         S&P 500 Index Master Portfolio
                         Extended Index Master Portfolio
                           Bond Index Master Portfolio
                      International Index Master Portfolio
                          Money Market Master Portfolio


E*TRADE Funds
     on behalf of itself and each Fund
     set forth on Schedule A

By:    /s/  Joseph N. Van Remortel
      Name:  Joseph N. Van Remortel
      Title:    Vice President



E*TRADE Securities, Inc.

By:    /s/  Brian Murray
      Name:  Brian Murray
      Title:  Vice President



MASTER INVESTMENT PORTFOLIO
         on behalf of itself and each Master
         Portfolio set forth on Schedule B

 /s/  Richard H. Blank, Jr.
---------------------------
      Name:  Richard H. Blank, Jr.
      Title:  Chief Operating Officer

                                                                  EXHIBIT (h)(9)

                        THIRD PARTY FEEDER FUND AGREEMENT

                                     between

                                  X.COM FUNDS,

                          X.COM ASSET MANAGEMENT, INC.

                                       and

                           MASTER INVESTMENT PORTFOLIO











                                   dated as of

                                September 1, 1999


     TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I             REPRESENTATIONS AND WARRANTIES.............................................................20
         1.1          Company....................................................................................20
         1.2          MIP........................................................................................21
         1.3          Manager....................................................................................22

ARTICLE II            COVENANTS..................................................................................22
         2.1          Company....................................................................................22
         2.2          MIP........................................................................................23
         2.3          Reasonable Actions.........................................................................24

ARTICLE III           INDEMNIFICATION............................................................................24
         3.1          Company....................................................................................24
         3.2          Manager....................................................................................26
         3.3          MIP........................................................................................27

ARTICLE IV            ADDITIONAL AGREEMENTS......................................................................29
         4.1          Access to Information......................................................................29
         4.2          Confidentiality............................................................................29
         4.3          Obligations of Company and MIP.............................................................29

ARTICLE V             TERMINATION, AMENDMENT.....................................................................29
         5.1          Termination................................................................................29
         5.2          Amendment..................................................................................29

ARTICLE VI            GENERAL PROVISIONS.........................................................................29
         6.1          Expenses...................................................................................30
         6.2          Headings...................................................................................30
         6.3          Entire Agreement...........................................................................30
         6.4          Successors.................................................................................30
         6.5          Governing Law..............................................................................30
         6.6          Counterparts...............................................................................30
         6.7          Third Parties..............................................................................30
         6.8          Notices....................................................................................30
         6.9          Interpretation.............................................................................32
         6.10         Operation of Fund..........................................................................32
         6.11         Relationship of Parties; No Joint Venture, Etc.............................................32
         6.12         Use of Name................................................................................32

AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of September, 1999, by and among X.com Funds, a Delaware business trust (the "Company"), for itself and on behalf of its series set forth on Schedule A hereto (each a "Fund" and collectively, the "Funds"), the Funds' asset manager -- X.com Asset Management, Inc. ("Manager"), a Delaware corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series set forth on Schedule B (each a "Portfolio" and collectively, the "Portfolios").

                                   WITNESSETH

WHEREAS, Company and MIP are each registered under the Investment Company Act of 1940, as amended (the "1940 Act") as open-end management investment companies;

WHEREAS, each Fund has the same investment objective and substantially the same investment policies as the corresponding Portfolio;

WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for a beneficial interest in the corresponding Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

1.1  Company.  Company represents and warrants to MIP that:
     -------

    (a) Organization. Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Funds is a duly and validly designated series of Company. Company and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.
    (b) Authorization of Agreement. The execution and delivery of this Agreement by Company for itself and on behalf of each Fund and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of the Company's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Funds, or the performance by the Funds of its obligations hereunder. This Agreement when executed and delivered by Company on behalf of each Fund shall constitute a legal, valid and binding obligation of Company, enforceable against each Fund in accordance with its terms. No meeting of, or consent by, shareholders of the Funds is necessary to approve or implement the Investments.
    (c) 1940 Act Registration. Company is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.
    (d) SEC Filings. Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC"), from time to time, under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of each Fund's shares, any meetings of its shareholders and its registration as a series of an investment company. All SEC Filings relating to each Fund comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
    (e) Fund Assets. Each Fund currently intends to invest its Assets on an ongoing basis solely in the corresponding Portfolio, although it reserves the right to invest its Assets in other securities and other assets and/or to redeem any or all units of the corresponding Portfolio at any time and without notice.

(f) Registration Statement. Company has reviewed MIP's and Portfolio's registration statement on Form N-lA, as filed with the SEC.

(g) Insurance. Company has in force an errors and omissions liability insurance policy insuring each Fund against loss of up to $150,000 for negligence or wrongful acts.

1.2  MIP.         MIP represents and warrants to Company that:
     ---

    (a) Organization. MIP is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and each Portfolio is a duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

    (b) Authorization of Agreement. The execution and delivery of this Agreement by MIP for itself and on behalf of each Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by any Portfolio, or the performance by any Portfolio of its obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of each Portfolio shall constitute a legal, valid and binding obligation of MIP and each Portfolio, enforceable against MIP and each Portfolio in accordance with its terms. No meeting of, or consent by, interestholders of any Portfolio is necessary to approve the issuance of the Interests (as defined below) to the corresponding Fund.

    (c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in each Portfolio ("Interests") in exchange for the Investment by the corresponding Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.

    (d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

    (e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to each Portfolio required to be filed with the SEC under the Securities Laws. Interests in each Portfolio are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in each Portfolio are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to each Portfolio comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (f) Tax Status. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

    (g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is December 31.

    (h) Insurance. MIP has in force an errors and omissions policy insuring each Portfolio against loss of up to $5.0 million for negligence and wrongful acts.

1.3 Manager. Manager represents and warrants to MIP that the execution and delivery of this Agreement by Manager have been duly authorized by all necessary action on the part of Manager and no other action or proceeding is necessary for the execution and delivery of this Agreement by Manager, or the performance by Manager of its obligations hereunder. This Agreement when executed and delivered by Manager shall constitute a legal, valid and binding obligation of Manager, enforceable against Manager in accordance with its terms.


                                   ARTICLE II

                                    COVENANTS

2.1  Company.  Company covenants that:
     -------

    (a) Advance Review of Certain Documents. Company will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of each Fund's registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least five (5) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Company will furnish or will cause to be furnished to MIP at least five (5) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or any Portfolio and that was not previously approved by MIP. Company agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to Company for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in a Portfolio's 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither the Funds, nor Manager will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

    (b) SEC and Blue Sky Filings. Company will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of each Fund's shares, any meetings of its shareholders, and its registration as a series of an investment company. Company will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of each Fund are or will be noticed for sale ("State Filings"). Each Fund's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Fund's State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.

    (c) 1940 Act Registration. Company will be duly registered as an open-end management investment company under the 1940 Act.

    (d) Tax Status. Each Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify may result from any action or omission of the corresponding Portfolio or MIP.

    (e) Fiscal Year. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as Portfolio (currently the last day of December).

    (f) Proxy Voting. If requested to vote on matters pertaining to MIP or the Portfolios, each Fund will either seek instructions from its shareholders and vote its Interests in accordance with such instructions or vote its Interests in the same proportion as the vote of all other holders of Interests, in accordance with applicable law.

    (g) Compliance with Laws. Company shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

    (h) Insurance. Company will maintain in full force and effect for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of each Fund's business, in such amount, and covering such liabilities as the Board of Trustees of Company deems reasonable.

2.2  MIP.         MIP covenants that:
     ---

    (a) Signature Pages. MIP shall promptly provide all required signature pages to Company for inclusion in any SEC Filings of Company, provided Company is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Company and Manager acknowledge and agree that the provision of such signature pages do not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Company in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

    (b) Redemption. Except as otherwise provided in this Section 2.2(b), redemptions of Interests owned by any Fund will be effected pursuant to Section 2.2(c). In the event any Fund desires to withdraw its entire Investment from the corresponding Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the corresponding Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. Each Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Company's prior approval that would cause the withdrawal of the corresponding Fund's Investments to be treated as a taxable event to the Fund. Each Portfolio further agrees to conduct its activities in accordance with all applicable requirements of Regulation 1.731-2(e) under the Code or any successor regulation.

    (c) Ordinary Course Redemptions. Each Portfolio will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of a Fund's entire Investment in Portfolio under Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three (3) consecutive business days) of an amount that exceeds 10% of a Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by its corresponding Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

    (d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of each Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Company. Each Portfolio's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (e) 1940 Act Registration. MIP will remain duly registered as an open-end management investment company under the 1940 Act.

    (f) Tax Status. Based upon applicable IRS interpretations and rulings, each Portfolio will conduct its business and activities sO as to be taxable as a partnership for federal income tax purposes under the Code. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to each Fund prior to the Fund's initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of the corresponding Portfolio and agrees that the Fund may rely upon such opinion or ruling during the term of this Agreement.

    (g) Securities Exemptions. Interests in each Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

    (h) Advance Notice of Certain Changes. MIP shall provide Company with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in any Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains such knowledge, of any material change in any Portfolio's investment policies or activities, any material increase in any Portfolio's fees or expenses, or any change in any Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

    (i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

    (j) Proxy Costs. If and to the extent that: (i) MIP submits a matter to a vote of any Portfolio's Interestholders; (ii) the corresponding Fund determines that it is necessary or appropriate to solicit proxies from its shareholders in order to vote its Interest; and (iii) MIP agrees to assume the costs associated with soliciting proxies from the shareholders of any other feeder fund that invests substantially all of its investable assets in the same Portfolio, then MIP shall assume the costs associated with soliciting proxies from the shareholders of the corresponding Fund.

    (k) Year 2000 Readiness. MIP shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. MIP shall promptly notify Company of any significant problems that arise in connection with such readiness.

2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.
                                                                   ARTICLE III

                                                                 INDEMNIFICATION

3.1  Company

    (a) Company agrees to indemnify and hold harmless MIP, each Portfolio and each Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, each Portfolio or each Portfolio's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:
                  (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company with respect to the Funds or by any of its trustees, officers, employees or agents, but only insofar as such omissions or commissions relate to any Fund; or

                  (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to any Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to any Fund or by any service provider of MIP for use therein or for use by any Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

    provided, however, that in no case shall Company be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Company in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Company of such claim shall not relieve Company from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.
    (b) Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Company elects to assume the defense, such defense shall be conducted by counsel chosen by Company, as applicable. In the event Company elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Company shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Company, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Company that one or more legal defenses may be available to it that may not be available to Company, in which case Company shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. Company shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Company might otherwise have to Covered Persons.
3.2  Manager

    (a) Manager agrees to indemnify and hold harmless MIP, each Portfolio and each Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, each Portfolio or each Portfolio's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:
                  (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company or Manager or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to any Fund; or

                  (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to any Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to any Fund or by any service provider of MIP for use therein or for use by Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

    provided, however, that in no case shall Manager be liable for Losses to the extent Company pays the amount of such Losses to the Covered Person under
Section 3.1(a) hereof, nor shall Manager be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Manager in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Manager of such claim shall not relieve Manager from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.
(b) Manager will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Manager elects to assume the defense, such defense shall be conducted by counsel chosen by Manager. In the event Manager elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Manager shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Manager, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Manager that one or more legal defenses may be available to it that may not be available to Manager, in which case Manager shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. Manager shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Manager might otherwise have to Covered Persons, provided that, in no event shall MIP's Covered Persons be entitled to recover, hereunder or elsewhere, more than the amount of their Losses.

3.3  MIP.

    (a) MIP agrees to indemnify and hold harmless Company, each Fund, Manager and any affiliate providing services to Company and/or any Fund, and any trustee, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:
                  (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

                  (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or any other SEC Filing relating to any Portfolio, or any amendments to the foregoing (in this Section, collectively, the "Offering Documents") relating to any Portfolio, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Company, any Fund or any of their affiliates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Fund by MIP for use therein or for use by any Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

    provided, however, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, a Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.
    (b)MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.
                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1 Access to Information. Throughout the life of this Agreement, Company and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, any Fund's or any Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Company or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to any Fund or any Portfolio, respectively, and that such disclosure by Company or MIP shall not require any additional consent from the other parties.

4.3 Obligations of Company and MIP. MIP agrees that the financial obligations of Company under this Agreement shall be binding only upon the assets of the Fund to which they relate, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Company, any of the other Funds or other classes or series of Company. Company agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolio to which they relate and that, except to the extent liability may be imposed under relevant Securities Laws, Company shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP, any of the other Portfolios or other classes or series of MIP.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Company's right to redeem all or a portion of any Fund's Interest in the corresponding Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections
4.2 and 4.3 shall survive any termination of this Agreement.

5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein and the terms, conditions and descriptions set forth in MIP's Registration Statement, as in effect from time to time.

6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

6.7 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

                  If to Company or any Fund:

                  Attention: John T. Story
                  X.com Funds
                  394 University Avenue
                  Palo Alto, CA 94303
                  Facsimile (650) 833-5470

                  If to Manager:

                  Attention: John T. Story
                  X.com Asset Management, Inc.
                  394 University Avenue
                  Palo Alto, CA 94303
                  Facsimile (650) 833-5470

                  If to MIP or any Portfolio:

                  Attention: Chief Operating Officer
                  Master Investment Portfolio
                  c/o Stephens Inc.
                  111 Center Street
                  Little Rock, AR  72201
                  Facsimile (501) 377-2331

6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

6.10 Operation of Fund. Except as otherwise provided herein, this Agreement shall not limit the authority of a Fund, Company or Manager to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and the sale of its shares.

6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Company nor Manager shall not hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Company or Manager with the authority to bind such party.

6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Company's Registration Statement on Form N-1A), neither Company, the Funds, nor Manager shall describe or refer to the name of MIP, any Portfolio or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Company, the Funds or Manager or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Company, the funds or Manager, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

X.COM FUNDS



By:   /s/ John T. Story
      Name: John T. Story
      Title: President

X.COM ASSET MANAGEMENT, INC.



By:   /s/ John T. Story
      Name: John T. Story
      Title: President


MASTER INVESTMENT PORTFOLIO

By:   /s/ R. Greg Feltus
      Name: R. Greg Feltus
      Title: President and Chairman

                                   SCHEDULE A

                to Agreement between X.com Funds (the "Company")

                                       and

                      Master Investment Portfolios ("MIP")

                 dated as of September 1, 1999 (the "Agreement")


         The Company has entered into the Agreement on behalf of the following series of the Company (each a "Fund" and, collectively, the "Funds"), each of which will invest all or substantially all its investable assets in interests of the corresponding series of MIP (each a "Portfolio" and, collectively, the "Portfolios") set forth on Schedule B to the Agreement:

                           X.com S&P 500 IndX Fund;

                           X.com Bond IndX Fund; and

                           X.com Money Market Fund.


Effective as of September 1, 1999.

                                   SCHEDULE B

                to Agreement between X.com Funds (the "Company")

                                      and

                      Master Investment Portfolios ("MIP")

                 dated as of September 1, 1999 (the "Agreement")


         MIP has entered into the Agreement on behalf of the following series of MIP (each a "Portfolio" and, collectively, the "Portfolios"), into interests of which the corresponding series of the Company (each a "Fund" and, collectively, the "Funds") set forth on Schedule A to the Agreement, will invest all or substantially all its investable assets.

                           S&P 500 Index Master Portfolio;

                           Bond Index Master Portfolio; and

                           Money Market Master Portfolio.


Effective as of September 1, 1999.

                                                                 EXHIBIT (h)(10)




                             THIRD PARTY FEEDER FUND

                                    AGREEMENT

                                      AMONG

                          SMITH BARNEY INVESTMENT TRUST

                                   CFBDS, INC.

                                       AND

                           MASTER INVESTMENT PORTFOLIO



                                   dated as of

                                October 13, 1999



                                TABLE OF CONTENTS


ARTICLE I.         REPRESENTATIONS AND WARRANTIES.................................................................1
         1.1       Trust..........................................................................................1
         1.2       MIP............................................................................................2
         1.3       Distributor....................................................................................4

ARTICLE II.        COVENANTS......................................................................................4
         2.1       Trust..........................................................................................4
         2.2       MIP............................................................................................5
         2.3       Reasonable Actions.............................................................................7

ARTICLE III.       INDEMNIFICATION................................................................................8
         3.1       Trust..........................................................................................8
         3.2       Distributor....................................................................................9
         3.3       MIP...........................................................................................11

ARTICLE IV.        ADDITIONAL AGREEMENTS.........................................................................12
         4.1       Access to Information.........................................................................12
         4.2       Confidentiality...............................................................................13
         4.3       Obligations of Trust and MIP .................................................................13

ARTICLE V.         TERMINATION, AMENDMENT........................................................................13
         5.1       Termination...................................................................................13
         5.2       Amendment.....................................................................................13

ARTICLE VI.        GENERAL PROVISIONS............................................................................14
         6.1       Expenses......................................................................................14
         6.2       Headings......................................................................................14
         6.3       Entire Agreement..............................................................................14
         6.4       Successors....................................................................................14
         6.5       Governing Law.................................................................................14
         6.6       Counterparts..................................................................................14
         6.7       Third Parties.................................................................................14
         6.8       Notices.......................................................................................14
         6.9       Interpretation................................................................................15
         6.10      Operation of the Fund.........................................................................15
         6.11      Relationship of Parties; No Joint Venture, Etc. ..............................................15
         6.12      Use of Name...................................................................................15

Signatures
Schedule A
Schedule B

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 13th day of October, 1999, by and among Smith Barney Investment Trust, a Massachusetts business trust (the "Trust"), for itself and on behalf of its series now existing or hereafter created as set forth on Schedule A (each, a Fund and collectively, the "Funds"), CFBDS, Inc. (the "Distributor"), a Massachusetts corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series set forth on Schedule B (each, a "Portfolio" and collectively, the "Portfolios").

                                   WITNESSETH

         WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940, as amended (the "1940 Act") as open-end management investment companies;

         WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;

         WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for shares of beneficial interest in the corresponding Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

         1.1      Trust.  Trust represents and warrants to MIP that:
                  -----

                  (a) Organization. Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and the Funds are duly and validly designated series of Trust. Trust and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

                  (b) Authorization of Agreement.  The execution and delivery of this Agreement by Trust on behalf of the Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this
         Agreement by the Funds, or the performance by the Funds of their obligations hereunder. This Agreement when executed and delivered by Trust on behalf of the Funds shall constitute a legal, valid and binding obligation of Trust, enforceable against the Funds in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors rights generally and subject to general principles of equity. No meeting of, or consent by, shareholders of the Funds is necessary to approve or implement the Investments.

                  (c) 1940 Act Registration. Trust is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

                  (d) SEC Filings. Trust has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder (collectively, the "Securities Laws"), in connection with the registration of the Funds' shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Fund Assets. Each Fund currently intends on an ongoing basis to invest its Assets solely through the corresponding Portfolio, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all Interests, as defined below, of the corresponding Portfolio at any time without notice.

                  (f)      Registration Statement.  Trust has reviewed MIP's and
                           ----------------------
          the Portfolios' most recent registration statement on Form N-lA, as provided by MIP and as filed with the SEC.

                  (g) Insurance. Trust has in force an errors and omissions liability insurance policy insuring the Funds against loss up to $25 million for negligence or wrongful acts.

         1.2      MIP.  MIP represents and warrants to Trust that:
                  ---

                  (a) Organization. MIP is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and the Portfolios are duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

                  (b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolios, or the performance by the Portfolios of their obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of the Portfolios shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interestholders of the Portfolios is necessary to approve the issuance of the Interests (as defined below) to the Funds.

                  (c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in the Portfolios ("Interests") in exchange for the Investments by the corresponding Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement and MIP's then effective registration statement, the Interests will be validly issued, fully paid and non-assessable.

                  (d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

                  (e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in Portfolios are not required to be registered under the 1933 Act because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
         Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either (i) noticed or qualified for sale or (ii) exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f)      Tax Status.  Each Portfolio is taxable as a
                           -----------
         partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

                  (g)      Taxable and Fiscal Year.  The taxable and fiscal year
                           -----------------------
         end of each Portfolio is currently December 31st.


                  (h) Insurance. MIP has in force an errors and commissions liability insurance policy insuring the Portfolios against loss up to $5.0 million for negligence and wrongful acts.

         1.3 Distributor. Distributor represents and warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.

                                   ARTICLE II

                                    COVENANTS

         2.1      Trust.  Trust covenants that:
                  -----

               (a) Advance Review of Certain Documents. Trust will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of the Funds' registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least three (3) business days prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Trust will furnish or will cause to be furnished to MIP at least three (3) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or the Portfolios and that was not previously approved in material respects by MIP. Trust agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP; provided such comments are provided by MIP to Trust within a reasonable time prior to filing or first use of such Fund documents. MIP will not, however, in any way be liable to Trust for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in the Portfolios' 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither the Funds nor Distributor will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

               (b) SEC and Blue Sky Filings. Trust will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds' shares, any meetings of its shareholders, and its registration as a series of an investment company. Trust will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Funds are or will be noticed for sale ("State Filings"). The Funds' SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer the Funds shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Funds' State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.

               (c) 1940 Act Registration. Trust will be duly registered as an open-end management investment company under the 1940 Act.

               (d) Tax Status. Each Fund will continue to qualify as a "regulated investment company" under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify results from any action or omission of the corresponding Portfolio or MIP.

               (e) Fiscal Year. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as the corresponding Portfolio (currently the last day of December).

               (f) Proxy Voting. If requested to vote on matters pertaining to MIP or the Portfolios, the Funds will vote such shares in accordance with applicable law or exemption therefrom.

               (g) Compliance with Laws. Trust shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

               (h) Year 2000 Readiness. Trust shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. Trust shall promptly notify MIP of any significant problems that arise in connection with such readiness.

         2.2      MIP.  MIP covenants that:
                  ---

                  (a) Signature Pages. MIP shall promptly provide all required signature pages to Trust for inclusion in any SEC Filings of Trust, provided Trust is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Trust and Distributor acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Trust in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

                  (b) Redemption.  Except as otherwise  provided in this Section
         2.2(b), redemptions of Interests owned by the Funds will be effected pursuant to Section 2.2(c). In the event a Fund desires to withdraw its entire Investment from the corresponding Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, such Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. Each Portfolio further agrees that, subject to the preceding sentence and to the extent legally possible, it will not take or cause to be taken any action without Trust's prior approval that would cause the withdrawal of a Fund's Investment to be treated as a taxable event to the Fund. The Portfolios further agree to make reasonable efforts to qualify each of them as an "investment partnership" within the meaning of Section 731(c)(3)(C) of the Code.

                  (c) Ordinary Course Redemptions. The Portfolios will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of a Fund's entire Investment in the corresponding Portfolio under Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three (3) consecutive business days) of an amount that exceeds 10% of a Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. The Portfolios will use their best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

                  (d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of the Portfolios' investors and its registration as an investment company and will provide copies of all such definitive filings to Trust. The Portfolios' SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) 1940 Act Registration. MIP will remain duly registered as an open-end management investment company under the 1940 Act.

               (f) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the "income test" imposed on a "regulated investment company" under Section 851(b)(2) of the Code and
          (ii) the "asset test" imposed on a "regulated investment company" under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to Trust prior to the Funds' initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of the Portfolios.

               (g) Securities Exemptions. Interests in the Portfolios have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

               (h) Advance Notice of Certain Changes. MIP shall provide Trust with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains or should have obtained such knowledge, of any material change in a Portfolio's investment policies or activities, any material increase in a Portfolio's fees or expenses, or any change in a Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

               (i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

               (j) Proxy Costs. If and to the extent that: (i) MIP submits a matter to a vote of a Portfolio's Interestholders; (ii) the corresponding Fund determines that it is necessary or appropriate to solicit proxies from its shareholders in order to vote its Interests; and (iii) MIP agrees to assume the costs associated with soliciting proxies from the shareholders of any other feeder fund that invests substantially all of its investable assets in a corresponding Portfolio, then MIP shall assume the costs associated with soliciting proxies from the shareholders of the Fund.

               (k) Year 2000 Readiness. MIP shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. MIP shall promptly notify Trust of any significant problems that arise in connection with such readiness.

         2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE III

                                 INDEMNIFICATION

         3.1      Trust

                  (a) Trust  agrees to  indemnify  and hold  harmless  MIP,  the
         Portfolios and the Portfolios' investment adviser, and any director/trustee, officer, employee or agent of MIP, the Portfolio or Portfolios' investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                           (i) arise out of or are based upon any  violation  or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Trust or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Funds; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to the Funds, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished to the Funds or by any service provider of MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

                  provided, however, that in no case shall Trust be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Trust in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Trust of such claim shall not relieve Trust from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Trust elects to assume the defense, such defense shall be conducted by counsel chosen by Trust. In the event Trust elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Trust shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Trust, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Trust that one or more legal defenses may be available to it that may not be available to Trust, in which case Trust shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. For purposes of the foregoing, the parties agree that the fact that the interests in a Portfolio are not registered under the 1933 Act shall be deemed not to give rise to one or more legal or equitable defenses available to a Portfolio that are not available to the Trust and/or Distributor. Trust shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust might otherwise have to Covered Persons.

         3.2      Distributor

                  (a) Distributor agrees to indemnify and hold harmless MIP, the Portfolios and the Portfolios' investment adviser, and any director/trustee, officer, employee or agent of MIP, the Portfolios or Portfolios' investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                           (i) arise out of or are based upon any  violation  or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Distributor or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Funds; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to the Funds, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to the Funds or by any service provider of MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

                  provided, however, that in no case shall Distributor be liable for Losses to the extent Trust pays the amount of such Losses to the Covered Person under Section 3.1(a) hereof, nor shall Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Distributor of such claim shall not relieve Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Distributor will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by Distributor. In the event Distributor elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Distributor, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Distributor that one or more legal defenses may be available to it that may not be available to Distributor, in which case Distributor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Distributor might otherwise have to Covered Persons.

         3.3      MIP.
                  ---

                  (a) MIP agrees to indemnify and hold harmless Trust, the Funds, Distributor, and any affiliate of the Trust, the Funds and/or the Distributor providing services to Trust and/or the Funds, and any trustee/director, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                           (i) arise out of or are based upon any  violation  or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or any other SEC Filing relating to the Portfolios, or any amendments to the foregoing (in this Section, collectively, the "Offering Documents") relating to the Portfolios, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                           (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Trust or the Funds, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Funds by MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

                  provided, however, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Access to Information. Throughout the life of this Agreement, Trust and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

         4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Funds' or Portfolios' respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Trust or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to the Funds or Portfolios, respectively, and that such disclosure by Trust or MIP shall not require any additional consent from the other parties.

         4.3 Obligations of Trust and MIP. MIP agrees that the financial obligations of Trust under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Trust other than the Funds. Trust agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities Laws, Trust shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

     5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Trust's right to redeem all or a portion of its units of the Portfolios in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.

     5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.

     6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

     6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

     6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:



                  If to Trust:

                  Smith Barney Investment Trust
                  388 Greenwich Street, 22nd Floor
                  New York, New York 10013

                  If to Distributor:

                  CFBDS, Inc.
                  21 Milk Street
                  Boston, MA  02109-5408

                  If to MIP:

                  Chief Operating Officer
                  Master Investment Portfolio
                  c/o Stephens Inc.
                  111 Center Street
                  Little Rock, AR  72201

     6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

     6.10 Operation of the Funds. Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, Trust or Distributor to take such action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.

     6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Trust nor Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Trust or Distributor with the authority to bind such party.

     6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Trust's Registration Statement on Form N-1A), neither Trust, the Funds nor Distributor shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, the Funds or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust, the Funds or Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

SMITH BARNEY INVESTMENT TRUST
     on behalf of itself and each
     Fund set forth on Schedule A


By:   /s/  Irving P. David
      Name: Irving P. David
      Title: Controller


CFBDS, Inc.


By:   /s/  Phillip W. Coolidge
      Name: Phillip W. Coolidge
      Title: President


MASTER INVESTMENT PORTFOLIO,
     on behalf of itself and each Master Portfolio set forth on Schedule B

By:   /s/ Richard H. Blank, Jr.
      -------------------------
      Name: Richard H. Blank, Jr.
      Title: Chief Operating Officer, Secretary
      and Treasurer

                                   SCHEDULE A


                        Smith Barney U.S. 5000 Index Fund
                          Smith Barney EAFE Index Fund


Approved:  October 13, 1999

                                   SCHEDULE B

                          MASTER INVESTMENT PORTFOLIOS

                      International Index Master Portfolio
                        US Equity Index Master Portfolio


Approved:  October 13, 1999

                                                                 EXHIBIT (h)(11)











                        THIRD PARTY FEEDER FUND AGREEMENT

                                      AMONG

                                  WHATIFI FUNDS

                               BISYS FUND SERVICES

                            BISYS FUND SERVICES, INC.

                         WHATIFI ASSET MANAGEMENT, INC.

                         INVESTORS BANK & TRUST COMPANY

                                       AND

                           MASTER INVESTMENT PORTFOLIO



                                   dated as of

                                  June 1, 2000


                        THIRD PARTY FEEDER FUND AGREEMENT

     THIS THIRD PARTY FEEDER FUND AGREEMENT (the "Agreement") is made and entered into as of the 1st day of June, 2000, by and among Whatifi Funds, a Delaware business trust ("Trust"), for itself and on behalf of those series set forth on Schedule A (the "Funds"), BISYS Fund Services ("BISYS"), an Ohio limited partnership, BISYS Fund Services, Inc. ("Transfer Agent"), Whatifi Asset Management, Inc. ("Advisor"), Investors Bank & Trust Company ("IBT"), and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of those series set forth on Schedule B (the "Portfolios").



                                   WITNESSETH



     WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940 (the "1940 Act") as open-end management investment companies;



     WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;



     WHEREAS, each Fund desires to invest on an ongoing basis all of its investable assets (the "Assets") in exchange for a beneficial interest the corresponding Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;



     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



                                    ARTICLE I



                         REPRESENTATIONS AND WARRANTIES



1.1      Trust.  Trust represents and warrants to MIP that:
---------------



(a) Organization. Trust is a trust, duly organized, validly existing and in good standing under the laws of the State of Delaware and the Funds are duly and validly designated series of Trust. Trust and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.



(b) Authorization of Agreement. The execution and delivery of this Agreement by Trust on behalf of Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Funds, or the performance by the Funds of their obligations hereunder. This Agreement when executed and delivered by Trust on behalf of the Funds shall constitute a legal, valid and binding obligation of Trust, enforceable against the Funds in accordance with its terms. No meeting of, or consent by, shareholders of Funds is necessary to approve or implement the Investments.



(c) 1940 Act Registration. Trust is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.



(d) SEC Filings. Trust has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of the Funds' shares, any meetings of shareholders and its registration as an investment company. All SEC Filings relating to Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Trust makes no representation or warranty hereunder with respect to information supplied by MIP or any service provider of MIP for use in Trust's SEC filings, including but not limited to any written information contained in MIP's current registration statement relating to the Portfolios.


(e) Fund Assets. Each Fund currently intends on an ongoing basis to invest substantially all of its Assets solely in the corresponding Portfolio, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all units of the Portfolio at any time without notice.



(f) Registration Statement. Trust has reviewed MIP's and each Portfolio's registration statement on Form N-1A, as filed with the SEC.



(g) Insurance. Trust has in force an errors and omissions liability insurance policy insuring the Funds against loss up to $3.0 million for negligence or wrongful acts.



1.2      MIP.  MIP represents and warrants to Trust that:
-------------



(a) Organization. MIP is a trust, duly organized, validly existing and in good standing under the laws of the State of Delaware and Portfolios are duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.



(b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolios, or the performance by the Portfolios of their obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of the Portfolios shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interestholders of the Portfolios is necessary to approve the issuance of Interests (as defined below) to the Funds.



(c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in exchange for the Investments by the corresponding Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.



(d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.



(e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in the Portfolios are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either noticed for sale or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



(f) Tax Status. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").



(g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is currently December 31st.




(h) Insurance. MIP has in force an errors and omissions liability insurance policy insuring the Portfolios against loss up to $5.0 million for negligence or wrongful acts.



1.3 BISYS. BISYS represents and warrants to MIP that the execution, delivery and performance of this Agreement by BISYS have been duly authorized by all necessary action. This Agreement constitutes a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms.


1.4 Advisor. Advisor represents and warrants to MIP that the execution, delivery and performance of this Agreement by Advisor have been duly authorized by all necessary action. This Agreement constitutes a legal, valid and binding obligation of Advisor, enforceable against Advisor in accordance with its terms.



                                   ARTICLE II



                                    COVENANTS



2.1      Trust.  Trust covenants that:
--------------



(a)  Advance  Review of Certain  Documents.  Trust will furnish MIP at least ten
     (10) business days prior to the earlier of filing or first use, with drafts of the Funds' registration statement on Form N-1A and any amendments thereto, and also will furnish at least five (5) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Trust will furnish or will cause to be furnished to MIP at least three (3) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or the Portfolios and that was not previously approved by MIP. Trust agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material reasonable comments made by MIP. MIP will not, however, in any way be liable to Trust for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in MIP's 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither Fund nor BISYS will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.



(b) SEC and Blue Sky Filings. Trust will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds' shares, any meetings of shareholders, and the registration of Funds as series of an investment company. Trust will file such documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Funds are or will be noticed for sale
     ("State Filings"). The Funds' SEC Filings will comply in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Funds' State Filings will be prepared in accordance with the requirements of applicable state law and the rules and regulations thereunder.



(c) 1940 Act Registration. Trust will be duly registered as an open-end management investment company under the 1940 Act.



(d) Tax Status. The Funds will qualify for treatment as a regulated investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify may result from any action or omission of the corresponding Portfolio or MIP.



(e) Fiscal Year. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as the corresponding Portfolio (currently the last day December).



(f) Proxy Voting. If requested to vote on matters pertaining to MIP or a Portfolio, each Fund will either seek instructions from its shareholders with regard to the voting of all proxies with respect to a Portfolio's securities and vote such proxies only in accordance with such instructions, or vote the shares held by it in the same proportion as the vote of all other holders of the Portfolio's securities; provided that the Fund will not be obligated to take such action if and to the extent the Fund obtains an exemption from Section 12(d)(1)(E) (iii)(aa) of the 1940 Act.



(g) Compliance with Laws. Trust shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.



(h) Insurance. Trust will maintain in full force and effect for so long as this Agreement is in effect reasonable insurance coverage against any and all liabilities that may arise as a result of Trust's business as a registered investment company.



2.2      MIP.  MIP covenants that:
------------



(a) Signature Pages. MIP shall promptly provide all required signature pages to Trust for inclusion in any SEC Filings of Trust, provided Trust is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Trust and BISYS acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Trust in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.



(b) Redemptions. Except as otherwise provided in this Section 2.2(b), redemptions of interests owned by a Fund will be effected in cash pursuant to Section 2.2(c). In the event a Fund desires to withdraw its entire Investment from a corresponding Portfolio, either by submitting a redemption request or by terminating this agreement in accordance with
     Section 5.1 hereof, Portfolio, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption "in kind" and in such manner that the securities delivered to the Fund or its custodian approximate the Fund's proportionate share of Portfolio's net assets immediately prior to such redemption. In addition, in the event a Fund makes a redemption (or series of redemptions over any three consecutive business days) of an amount that exceeds 10% of Portfolio's net asset value, Portfolio, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption "in kind" and in such manner that the securities delivered to Fund or its custodian approximate the Fund's proportionate share of Portfolio's net assets immediately prior to such redemption. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.



(c) Ordinary Course Redemptions. Each Portfolio will effect its redemptions in accordance with the provisions of the 1940 Act and the rules and regulations thereunder. Except as described in Section 2.2(b), all redemptions will be effected in cash at the next determined net asset value after the redemption request is received in proper form. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.



(d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of a Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Trust. The Portfolios' SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



(e) 1940 Act Registration. MIP will remain duly registered as an open-end management investment company under the 1940 Act.




(f) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect.



(g) Securities Exemptions. Interests in each Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.



(h) Advance Notice of Certain Changes. MIP shall provide Trust with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains such knowledge, of any material change in a Portfolio's investment policies or activities, any material increase in a Portfolio's fees or expenses, or any change in a Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.



(i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.



2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.



2.4      Advisor.  Advisor covenants that:
----------------



(a) To the extent that any service provider which has agreed to indemnify and hold harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons") under Article III hereunder is replaced by the Trust, the Advisor shall cause any successor service provider to give a substantially similar indemnification or the Advisor shall undertake to provide indemnification on behalf of such successor service provider.



                                   ARTICLE III

                                 INDEMNIFICATION

         3.1      Trust.
                  -----

(a) Indemnification. Trust agrees to indemnify and hold harmless MIP, each Portfolio and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless Trust elects to assume the defense pursuant to paragraph
     (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of or are based upon any Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative  proceeding or  investigation
                                    by a  regulatory  agency,  insofar  as  such
                                    Liabilities  arise out of or are based  upon
                                    the ground or alleged ground that any direct
                                    or indirect  omission or commission by Trust
                                    (either  during  the  course  of  its  daily
                                    activities   or  in   connection   with  the
                                    accuracy  of  its   representations  or  its
                                    warranties  in  this  Agreement)  caused  or
                                    continues   to  cause  a  violation  of  any
                                    federal   or   state   securities   laws  or
                                    regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of a Portfolio or MIP;

                           (2) arise out of Trust having caused a Portfolio to be an association taxable as a corporation rather than as a partnership;

                           (3) arise out of any misstatement of a material fact or an omission of a material fact in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by or on behalf of Trust, other than a misstatement or omission arising from information provided by a Portfolio or MIP;

                           (4) result from the failure of any representation or warranty made by Trust to be accurate when made or the failure of such party to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (5) arise out of any unlawful or negligent act or omission by Trust or any trustee, director, officer, employee or agent of Trust;

                           provided, however, that in no case shall Trust be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified Trust in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of Trust, Portfolio or a Covered Person. Failure to notify Trust of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b) Assumption of Defense. Trust is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Trust elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event Trust elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) Trust shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and Trust, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Trust, in which case Trust shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Trust shall not be liable to indemnify any Covered Person for any settlement of any claim effected without Trust's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.2      Advisor.
                  -------

(a)  Indemnification.  Advisor  will  indemnify  and  hold  harmless  MIP,  each
     Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless Advisor elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of any misstatement of a material fact or an omission of a material fact provided by Advisor in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by Advisor on behalf of Trust, other than a misstatement or omission arising from information provided by MIP or a Portfolio;

                           (2) result from the failure of any representation or warranty made by Advisor to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (3) arise out of any unlawful or negligent act or omission by Advisor or any director, officer, employee or agent of Advisor;

                           provided, however, that in no case shall Advisor be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified Advisor in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify Advisor of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b) Assumption of Defense. Advisor is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Advisor elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event Advisor elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1)Advisor shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and Advisor, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Advisor, in which case Advisor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Advisor shall not be liable to indemnify any Covered Person for any settlement of any claim affected without Advisor's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.3      BISYS.
                  -----

(a)  Indemnification.   BISYS  will   indemnify  and  hold  harmless  MIP,  each
     Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless BISYS elects to assume the defense pursuant to paragraph
     (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of any misstatement of a material fact or an omission of a material fact with respect to information provided by BISYS in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by BISYS on behalf of Trust, other than a misstatement or omission arising from information provided by MIP or a Portfolio;

                           (2) result from the failure of any representation or warranty made by BISYS to be accurate when made or the failure of BISYS to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (3) arise out of any unlawful or negligent act or omission by BISYS or any director, officer, employee or agent of BISYS;

                           provided, however, that in no case shall BISYS be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified BISYS in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify BISYS of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b) Assumption of Defense. BISYS is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if BISYS elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event BISYS elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) BISYS shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and BISYS, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to BISYS, in which case BISYS shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. BISYS shall not be liable to indemnify any Covered Person for any settlement of any claim affected without BISYS's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.4      Transfer Agent.
                  --------------

(a) Indemnification. Transfer Agent will indemnify and hold harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless Transfer Agent elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of any misstatement of a material fact or an omission of a material fact with respect to information provided by Transfer Agent in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by Transfer Agent on behalf of Trust, other than a misstatement or omission arising from information provided by MIP or a Portfolio;

                           (2) result from the failure of any representation or warranty made by Transfer Agent to be accurate when made or the failure of Transfer Agent to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (3) arise out of any unlawful or negligent act or omission by Transfer Agent or any director, officer, employee or agent of Transfer Agent;

                           provided, however, that in no case shall Transfer Agent be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified Transfer Agent in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify Transfer Agent of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b) Assumption of Defense. Transfer Agent is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Transfer Agent elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event Transfer Agent elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) Transfer Agent shall have specifically authorized the retaining of such counsel or
     (2) the parties to such suit include any Covered Person and Transfer Agent, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Transfer Agent, in which case Transfer Agent shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Transfer Agent shall not be liable to indemnify any Covered Person for any settlement of any claim affected without Transfer Agent's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.5      IBT.
                  ---

(a) Indemnification. IBT will indemnify and hold harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless IBT elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which arise out of the willful misfeasance, bad faith or negligence of IBT in the performance of its duties under the fund accounting agreement between IBT and Trust; provided, however, that in no case shall IBT be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified IBT in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify IBT of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b) Assumption of Defense. IBT is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if IBT elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event IBT elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1)IBT shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and IBT, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to IBT, in which case IBT shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. IBT shall not be liable to indemnify any Covered Person for any settlement of any claim affected without IBT's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.6      MIP.
                  ---

(a) Indemnification. MIP will indemnify and hold harmless Trust, each Fund, Advisor, BISYS, Transfer Agent, and IBT and their respective trustees, directors, officers and employees, and each other person who controls Trust, a Fund, Advisor, BISYS, Transfer Agent or IBT as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless MIP elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith, whether incurred directly by MIP, a Fund, Advisor, BISYS, Transfer Agent or IBT or indirectly by MIP, a Fund, Advisor, BISYS, Transfer Agent, or IBT through Fund's Investment in the Portfolio), which:

                           (1) arise out of or are based upon any Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative  proceeding or  investigation
                                    by a  regulatory  agency,  insofar  as  such
                                    Liabilities  arise out of or are based  upon
                                    the ground or alleged ground that any direct
                                    or indirect  omission or  commission  by MIP
                                    (either  during  the  course  of  its  daily
                                    activities   or  in   connection   with  the
                                    accuracy  of  its   representations  or  its
                                    warranties  in  this  Agreement)  caused  or
                                    continues   to  cause  a  violation  of  any
                                    federal   or   state   securities   laws  or
                                    regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of Trust, a Fund, Advisor, BISYS, Transfer Agent or IBT;

                           (2) arise out of having caused a Fund to fail to qualify as a regulated investment company under the Code;

                           (3) arise out of any misstatement of a material fact or an omission of a material fact in MIP's registration statement (including amendments and supplements thereto) or
                                    included   at   the   request   of   MIP  in
                                    advertising or sales  literature used by the
                                    Fund,   other  than  a  misstatement   of  a
                                    material  fact or an omission  arising  from
                                    information   provided  by  Trust,  a  Fund,
                                    Advisor, BISYS, Transfer Agent or IBT;

                           (4) result from the failure of any representation or warranty made by MIP to be accurate when made or the failure of such party to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (5) arise out of any unlawful or negligent act or omission by MIP, or any trustee, officer, employee or agent of MIP;

                           provided, however, that in no case shall MIP be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified MIP in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state, or local tax deficiency has come to the attention of Trust, Advisor, BISYS, Transfer Agent, IBT or a Covered Person. Failure to notify MIP of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b) Assumption of Defense. MIP is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (1) MIP shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person or Trust, Advisor BISYS, Transfer Agent or IBT and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Trust, Advisor, BISYS, Transfer Agent or IBT, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. MIP shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without Trust's, BISYS's, Transfer Agent's, Advisor's or IBT's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to a Covered Person.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1 Access to Information. Throughout the life of this Agreement, Trust and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.



4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Funds' or MIP's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Trust or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to a Fund or Portfolio, respectively, and that such disclosure by Trust or MIP shall not require any additional consent from the other parties.



4.3 Obligations of Trust and MIP. MIP agrees that the obligations of Trust under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Trust other than the Funds. Trust agrees that the obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios, and that except to the extent liability may be imposed under relevant Securities Laws, Trust shall not seek satisfaction of any such obligation from officers, agents, employees, trustees or interestholders of MIP or other classes or series of MIP.



                                    ARTICLE V

                             TERMINATION, AMENDMENT

5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, that nothing in this Agreement shall limit Trust's right to redeem all or a portion of its units of a Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.



5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.


                                   ARTICLE VI

                               GENERAL PROVISIONS
6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.



6.2               Headings.   The  headings  and  captions   contained  in  this
                  Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



6.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.



6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.



6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.



6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.



6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.



6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:



                  If to Trust:

                                    c/o BISYS Fund Services
                                    3435 Stelzer Road
                                    Columbus, Ohio  43219
                                    Attention:  President

                  If to Advisor:

                                    790 Eddy Street
                                    Suite B
                                    San Francisco, CA  94109
                                    Attention:  Harris A. Fricker

                  If to BISYS:

                                    BISYS Fund Services
                                    3435 Stelzer Road
                                    Columbus, Ohio  43219
                                    Attention:  President

                           If to Transfer Agent:

                                    BISYS Fund Services
                                    3435 Stelzer Road
                                    Columbus, Ohio  43219
                                    Attention:  President

                           If to IBT:

                                    Investors Bank and Trust Company
                                    200 Clarendon Street
                                    PO Box 9130
                                    Boston, MA  02117-9130
                                    Attention:  Steven Gallant,
                                    Director Client Management

                                   With a copy to Andrew Josef,
                                   Assistant General Counsel

                            If to MIP:

                                    Chief Operating Officer
                                    Master Investment Portfolio
                                    c/o Stephens Inc.
                                    111 Center Street
                                    Little Rock, AR  72201

6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the rules of interpretation applicable to arms' length agreements.



6.10 Operation of Fund. Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, Trust or BISYS to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.



6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Trust, Advisor nor BISYS shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Trust, Advisor or BISYS with the authority to bind such party.



6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Trust's Registration Statement on Form N-1A), neither Trust, a Fund nor BISYS shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, a Fund or BISYS or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust or BISYS, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


Whatifi Funds,
On behalf of itself and each Fund set Forth on Schedule A


By:  /s/ Harris A. Fricker
       Name:  Harris A. Fricker
       Title:  President and Chief Executive Officer


BISYS Fund Services Limited Partnership
By:  BISYS Fund Services, Inc., its General Partner

By:  /s/ Mark A. Dillon
       Name:  Mark A. Dillon
       Title:  Executive Vice President


BISYS Fund Services, Inc. ("Transfer Agent"),


By:  /s/ Mark A. Dillon
       Name:  Mark A. Dillon
       Title:  Executive Vice President


Whatifi Asset Management, Inc.


By:  /s/ Harris A. Fricker
       Name:  Harris A. Fricker
       Title:  President and Chief Executive Officer


Investors Bank & Trust Company ("IBT"),


By:    /s/ Andrew Nesvet
       Name:  Andrew Nesvet
       Title:  Senior Director


MASTER INVESTMENT PORTFOLIO,
On behalf of itself and each Master Portfolio set forth on Schedule B


By:  /s/ Richard H. Blank, Jr.
     -------------------------
       Name:  Richard H. Blank, Jr.
       Title:  Chief Operating Officer

                                   SCHEDULE A

                                  WHATIFI FUNDS

                              Total Bond Index Fund
                           Extended Market Index Fund
                            International Index Fund
                                Money Market Fund
                               S&P 500 Index Fund


Approved:  June 1, 2000

                                   SCHEDULE B

                          MASTER INVESTMENT PORTFOLIOS

                           Bond Index Master Portfolio
                         Extended Index Master Portfolio
                      International Index Master Portfolio
                          Money Market Master Portfolio
                         S&P 500 Index Master Portfolio


Approved:  June 1, 2000

                                                                  EXHIBIT (j)(1)







                         CONSENT OF INDEPENDENT AUDITORS




     To the Shareholders and Board of Directors of Barclays Global Investors Funds, Inc.:

To the Interestholders and Board of Trustees of Master Investment Portfolio:

We consent to the use of our report dated February 11, 2000 for Asset Allocation Fund, Bond Index Fund, Money Market Fund, Institutional Money Market Fund and S&P 500 Stock Fund and our report dated April 7, 2000 for LifePath Income Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund (each a series of Barclays Global Investors Funds, Inc.) incorporated by reference herein.

We also consent to the use of our report dated February 11, 2000 for Asset Allocation Master Portfolio, Bond Index Master Portfolio, Money Market Master Portfolio and S&P 500 Index Master Portfolio and our report dated April 7, 2000 for LifePath Income Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, Life Path 2030 Master Portfolio and Life Path 2040 Master Portfolio (each a series of Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information.

                                                       /s/ KPMG LLP

San Francisco, California
June 30, 2000

                                                                  EXHIBIT (j)(3)



                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Marco E. Adelfio, Richard H. Blank, Jr., R. Greg Feltus and Robert M. Kurucza, and each of them, his true and lawful attorney-in-fact and agent (each, an "Attorney-in Fact") with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, (i) to execute the Registration Statement of each of Barclays Global Investors Funds, Inc. and Master Investment Portfolio and any investment company whose fund(s) invest in a Master Portfolio of Master Investment Portfolio (each, a "Company"), and any or all amendments (including post-effective amendments) thereto and to file the same, with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions or authorities, and (ii) to execute any and all federal or state regulatory filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, a Company. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Attorney-in-Fact may lawfully do or cause to be done by virtue hereof.



Dated:  February 17, 2000                                        /s/ Leo Soong
                                                                 -------------
                                    Leo Soong

                                                                  EXHIBIT (p)


                             MASTERWORKS FUNDS INC.
                           MASTER INVESTMENT PORTFOLIO
                         MANAGED SERIES INVESTMENT TRUST


                                 Code of Ethics


              This Code of Ethics shall apply to each investment company or an affiliate that adopts the Code by action of its Board of Directors or Trustees /1/ (each, a "Company").

        1.    Purposes

     Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") generally proscribes fraudulent or manipulative practices by Officers and Directors of the Company (as well as other persons) with respect to purchases or sales of securities "held or to be acquired"/2/ by the Company. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1 designed to prevent violations of the prohibitions of Rule 17j-1(a):

              (a) It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of a manager of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company --

                     (1) To employ any device, scheme or artifice to defraud such registered investment company;

                     (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                     (4) To engage in any manipulative practice with respect to such registered investment company.

/1/ As used herein, "Director" shall mean a director or trustee, and "Company" shall mean a corporation or a trust.

/2/ A security is "held or to be  acquired" if within the most recent 15 days it
(i) is or has been held by the Company, or (ii) is being held or has been considered by the Company or its manager(s) for purchase by such Company. A purchase or sale includes the writing of an option to purchase or sell.

              In addition, the Investment Company Institute (the "ICI") has suggested that investment companies adopt additional measures to obviate conflicts, prevent and detect abusive practices, and preserve the confidence of investors. The policies, prohibitions, and procedures included in this Code of Ethics substantially conform to the additional measures suggested by the ICI.

      2.      Company Policies

              It is the Company's policy that no access person (defined below) of the Company shall engage in any act, practice, or course of conduct that would violate the provisions of Rule 17j-(a) set forth above. In this regard, each access person has a duty at all times to place the interests of Company shareholders first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code of Ethics and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the access person's position of trust and responsibility. It is a fundamental standard that access persons should not take inappropriate advantage of their positions.

      3.      Definitions

     (a) "Fund" means each investment portfolio of each Company covered by this Code.

     (b) "Access person" means: (a) any director, officer or advisory person of a Fund; (b) each employee (if any) of the Company (or of any company in a control relationship to the Company) who in connection with his/her regular duties obtains information about the purchase or sale of a security by the Company or whose functions relate to the making of such recommendations; and (c) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security. An employee of the Company's manager, or an entity that controls or is under common control with the Company's manager, shall not be deemed to be an "access person" hereunder unless he or she also serves as a Director or Officer of the Company, provided the individual is subject to a Code of Ethics adopted by his or her employer that complies with the requirements of Rule 17j-1 and substantially conforms to the policies and procedures suggested by the ICI.

     (c) "Advisory person" means (i) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations with regard to the purchase or sale of a security.

     (d) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (e) "Beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such provision may be interpreted by the Securities and Exchange Commission./8/

/8/
You will be treated as the "beneficial owner" of a security under this policy only if two tests are met with respect to a transaction in the security:

             (1) You have or you share voting power and/or investment power with respect to the security. (This is the same test for reporting beneficial ownership of securities for the proxy statements of public companies, and includes, among other things, securities which you have the right to acquire within 60 days.)

             (2) You have a direct or indirect pecuniary interest in the security.

                     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

                     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settler if you can revoke the trust, or a beneficiary if you have or share investment control with the Trustee/Director; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

              Unless both tests are satisfied, you are not the beneficial owner.

              For interpretive guidance on either of the two tests, you should consult the Company's designated compliance person. A report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security.

     (f) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of 1940 Act.

     (g) "Disinterested Director" means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

     (h) "Investment personnel" means any access person of the Company who is either a portfolio manager (who makes decisions about fund investments) or a person who assists in the investment process (includes analysts and traders). Other access persons who may from time to time obtain information about the purchase or sale of a security by the Company are not investment personnel for purposes of this Code of Ethics.

     (i) "Manager" means an adviser, subadviser or any affiliate that serves as manager to any Fund of the Company.

     (j) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

     (k) A "non-exempt security" is any security other than shares of registered open-end investment companies, money-market instruments, securities issued by the U.S. Government, or short-term securities guaranteed by the U.S. Government or issued or guaranteed by its agencies or instrumentalities.

     (l) "Short-term trading" is defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities, which both occur within any 60-day period.

      4.      Prohibited Purchases and Sales

              (a) No access person shall purchase or sell, directly or indirectly, any "non-exempt security" where he or she has, or by reason of such transactions acquires or disposes of, any direct or indirect beneficial ownership, and where he or she knows or should have known, at the time of such purchase or sale, that the non-exempt security:

                     (i)  is being considered for purchase or sale by a Fund; or

                     (ii) is being purchased or sold by a Fund.

              (b) Investment personnel are prohibited from purchasing any non-exempt security in an initial public offering. Investment personnel are prohibited from purchasing any non-exempt security in a private placement unless they obtain the prior written approval of the Company's designated compliance person, who shall consult with investment personnel who have no personal interest in the issuer prior to granting such approval.

              (c)    Any  profits   realized  by   investment   personnel   from
                     short-term trading of a non-exempt security shall be disgorged to the Company.

              (d) Investment personnel are prohibited from receiving any gift or item valued at more than $100 per donor per year from any person or entity that does business with or on behalf of the Company.

              (e) Investment personnel are prohibited from serving on the board of directors of a company whose stock is publicly traded, absent prior authorization from the Company's designated compliance person based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

              (f) Investment personnel must review the manager's Restricted Trading List prior to making any personal trade. The Restricted Trading List is updated daily and should be reviewed on the day the order for the personal trade is placed.

              (g) No access person shall recommend any securities transaction by a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer; (ii) any contemplated transaction by such person in such securities; (iii) any position with such issuer or its affiliates; and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

      5.      Exempted Transactions

              The prohibitions of Section 3 of this Code shall not apply to:

     (a) Purchases or sales of non-exempt securities which are not eligible for purchase or sale by any Fund of the Company.

     (b) Purchases or sales which are non-volitional on the part of the access person.

     (c) Purchases which are part of an automatic dividend reinvestment plan.

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e) Sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

     (f) Purchases or sales which are only remotely potentially harmful to the Company or its Funds because the purchase or sale would be very unlikely to affect a highly institutional market.

     (g) Purchases or sales of non-exempt securities by an access person who knows or should have known, at the time of such purchase or sale, that the non-exempt security: (i) is being considered for purchase or sale only as part of a security index by an index or index allocation Fund; or (ii) is being purchased or sold only as part of a security index by an index or index allocation Fund.

      6.      Reporting Procedures

              In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(a) are being observed by its access persons:

(a) Every access person other than a disinterested Director shall submit reports in the form attached hereto as Exhibit A to a Fund's designated compliance person showing all transactions in any "reportable" security in which such access person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership.

     Such reports shall be filed not later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. In lieu of providing such reports, an applicant may arrange for duplicate confirmations and account statements to be provided directly to the Company's designated compliance person.

(b) A disinterested Director of the Company shall submit a quarterly report as required under paragraph (a) above but only for a transaction in a
     "reportable" security if such Director knew, at the time of that transaction, or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately preceding the date of the transaction, such security is or was purchased or sold or was considered for purchase or sale by a Fund or the Fund's Manager. No report is required if the Director had no direct or indirect influence or control over his or her transaction. Actual or constructive knowledge that a reportable security is or was purchased or sold, or was considered for purchase or sale, only as part of a security index by an index Fund or index allocation Fund does not trigger a reporting duty under this paragraph (b).

(c) The Company does not believe that personal transactions by its access persons in any securities other than securities which the Company is permitted to purchase would be prohibited by Rule 17j-1(a). For purposes of subparagraphs (a) and (b) above, "reportable" securities include only non-exempt securities which the Company's Funds are permitted to acquire under their investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933, as amended. In the event that any of the investment objectives and policies for the Funds of the Company changes in the future, the Board of Directors may reconsider the scope of this reporting requirement in light of such change and Rule 17j-1.

(d) Investment personnel are required to provide copies of all brokerage statements and confirmations to the Company's designated compliance person. All investment personnel shall disclose all personal securities holdings upon commencement of employment with a Fund and annually thereafter.

(e) Every access person of the Company shall provide an annual certification in the form of Exhibit B to the Company's designated compliance person. This requirement applies to all Directors, including disinterested Directors, of the Company.

(f) Each Company's designated compliance person shall notify each "access person" of the Company who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable.

(g)  The  Company's  designated  compliance  person shall report to the Board of
     Directors:

                     (i) at the next meeting following the receipt of any report on Exhibit A with respect to each reported transaction in a security which was, within 15 days before or after the date of the reported transaction: (A) purchased or sold by the Company, or (B) considered by the Company for purchase or sale, unless (in either case) the amount involved in the reported transaction was less than $50,000 or the security was purchased or sold by the Company only as part of a security index by an index Fund or an index allocation Fund;

                     (ii) with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a), that the Company's designated compliance person believes nonetheless may evidence a violation of this Code; and

                     (iii) apparent violations of the reporting requirements stated herein.

(h) The Board of Directors shall consider reports made to it hereunder and shall determine whether the policies established in Section 2 above have been violated, and what sanctions, if any, should be imposed. The Board of Directors shall review the operation of this policy at least once a year.

(i) This Code, a copy of each report by an access person, any written report hereunder by each Company's designated compliance person and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1.

      7.      Insider Trading and Conflicts of Interest

              The Board of Directors of the Company has adopted a policy statement on insider trading and conflicts of interests (the "Policy Statement"), a copy of which is attached hereto as Exhibit C. All access persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under the Policy Statement.

      8.      Sanctions

              Upon discovering a violation of this Code, the Board of Directors of the Company may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.



Adopted as Revised:  February 1, 1996

                                   EXHIBIT A

                             MASTERWORKS FUNDS INC.
                           MASTER INVESTMENT PORTFOLIO
                         MANAGED SERIES INVESTMENT TRUST

                          Securities Transaction Report

                For the Calendar Quarter Ended _________________
                                  (mo./day/yr.)

To the Designated Compliance Person:

              During the quarter referred to above, the following transactions were effected in reportable securities of which I had, or by reason of such transaction acquired or disposed of, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:


                                    No. of           Dollar                                            Broker
                                    Shares or        Amount             Nature                         Dealer
                   Date of          Principal             of                of                             or
Security           Transaction      Amount           Transaction     Transaction          Price          Bank






              This report (i) excludes transactions with respect to which I had no direct or indirect influence of control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Dated:  ___________________________________Signature:  ________________________

                                    EXHIBIT B


                               MASTERWORKS FUNDS.
                           MASTER INVESTMENT PORTFOLIO
                         MANAGED SERIES INVESTMENT TRUST

                       Annual Certification of Compliance
                 for the Calendar Year Ended December 31, 199__.

To the Designated Compliance Person:

              I hereby certify that, during the calendar year specified above, I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I have read and understand the Code of Ethics and recognize that I am subject thereto.

Dated:  ___________________________________Signature:  _________________________

                                    EXHIBIT C

                       POLICY STATEMENT ON INSIDER TRADING



A.       Introduction

              The Company seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Company is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

              Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

              Regardless of whether a government inquiry occurs, the Company views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.    Scope of the Policy Statement

              This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by Access Persons, as defined in the Company's Code of Ethics, (including spouses, minor children and adult members of their households).

              The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Company's designated compliance person (the "Compliance Person"). You also must notify the Compliance Person immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.    Policy Statement

              No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may the Company's Access Persons communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

              1.     What is Material Information?
                     -----------------------------

              Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Person.

              Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

              Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

              2.     What is Nonpublic Information?
                     ------------------------------

              Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission ("SEC") or some other government agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

              3.     Identifying Inside Information

              Before executing any trade for yourself or others, including the Company, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

              (i) Report the information and proposed trade immediately to the Compliance Person.

              (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Company.

              (iii) Do not communicate the information inside or outside the Company, other than to the Compliance Person.

              (iv) After the Compliance Person has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the Company should take.

              You should consult with the Compliance Person before taking any action. This degree of caution will protect you and the Company.

              4.     Contact with Public Companies

              The Company's contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of the Company's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Company employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely disclosed quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself and the Company, you should contact the Compliance Person immediately if you believe that you may have received material, nonpublic information.

              5.     Tender Offers

              Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Company employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                                                   June 30, 2000

                                                     Writer's Direct Dial Number
                                                                  (202) 887-6957
VIA EDGAR

Laura J. Riegel
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

              Re:  Master Investment Portfolio; SEC File No. 811-8162
                   --------------------------------------------------

Dear Ms. Riegel:

              In connection with the registration of Master Investment Portfolio (the "Trust") as an investment company under the Investment Company Act of 1940 (the "1940 Act"), transmitted herewith for filing pursuant to Rule 8b-11 of the 1940 Act, is Amendment No. 12 to the Trust's Registration Statement on Form N-1A.

              This Amendment relates to the Asset Allocation, Bond Index, Extended Index, International Index, LifePath Income (formerly LifePath 2000), LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Money Market, S&P 500 Index and U.S. Equity Index Master Portfolios (the "Master Portfolios") of Master Investment Portfolio. This amendment includes the annual update of all audited financial information pertaining to each Master Portfolio. This Amendment does not effect the registration statement.

              Beneficial interests in the Trust are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

    If you have any questions or comments, please contact the undersigned at the number set forth above or Marco E. Adelfio of this firm at (202) 887-1530.

                                                                      Sincerely,

                                                           /s/ Jonathan F. Cayne

                                                               Jonathan F. Cayne



                                                                        --------